Exhibit 2.1

Execution Version

STOCK PURCHASE AGREEMENT

dated as of

AUGUST 13, 2024

by and among

PERFORMANCE FOOD GROUP, INC.

PERFORMANCE FOOD GROUP COMPANY,
(Solely for purposes of Article 12)

CHENEY BROS., INC. SHARES TRUST,

JOSEPH N. CHENEY TRUST,

JUNE CLAIRE CHENEY RUSSELL TRUST,

CD&R CHIP HOLDINGS, L.P.,

CHENEY BROS., INC.

and

MICHAEL SULLIVAN, AS SELLERS’ REPRESENTATIVE

TABLE OF CONTENTS

Annexes
Annex 1: Allocation Statement

Exhibits
Exhibit A: Form of Escrow Agreement

Exhibit B: Commercial Relationship Term Sheets

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of August 13, 2024 by and among Performance Food Group, Inc., a Colorado corporation (“Buyer”), Performance Food Group Company, a Delaware corporation (“Buyer Parent”) (solely for purposes of Article 12), Cheney Bros., Inc. Shares Trust, a Florida irrevocable trust (“Cheney Bros., Inc. Shares Trust”), Joseph N. Cheney Trust, a Florida irrevocable trust (“Joseph N. Cheney Trust”) (Cheney Bros., Inc. Shares Trust, prior to its termination, and Joseph N. Cheney Trust, at any point thereafter, “Seller 1”), June Claire Cheney Russell Trust, a Florida irrevocable trust (“Seller 2”), CD&R Chip Holdings, L.P., a Cayman Islands exempt limited partnership (“CD&R” and, together with Seller 1 and Seller 2, “Sellers”), Cheney Bros., Inc., a Florida corporation (the “Company”), and Michael Sullivan (“Sellers’ Representative” and, together with Buyer, Buyer Parent (solely for purposes of Article 12), Sellers and the Company, the “Parties”), as Sellers’ Representative.

W I T N E S S E T H:

WHEREAS, Seller 1 is the owner of 4,996 shares of Common Stock, with $1.00 par value, of the Company (the “Seller 1 Shares”);

WHEREAS, Seller 2 is the owner of 4,800 shares of Common Stock, with $1.00 par value, of the Company (the “Seller 2 Shares”);

WHEREAS, CD&R is the owner of 5,274 shares of Series A Preferred Stock, with $0.01 par value, of the Company (the “CD&R Shares”);

WHEREAS, the Seller 1 Shares, the Seller 2 Shares and the CD&R Shares collectively represent all of the outstanding capital stock of the Company (the “Shares”);

WHEREAS, Buyer desires to purchase from Sellers, and each Seller desires to sell to Buyer, the Shares upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, concurrently with the execution of this Agreement, as a material condition and inducement to Buyer and Buyer Parent to enter into this Agreement and consummate the transactions contemplated hereby, Buyer Parent, Byron Russell, trustee of each of Seller 1 and Seller 2 and a beneficial owner of the Seller 1 Shares and the Seller 2 Shares (“Russell”), and certain Persons affiliated with Russell, are entering into a key person agreement (the “Key Person Agreement”);

WHEREAS, concurrently with the execution of this Agreement, each of Russell, Shane Simmons and Michael Sullivan (the “Key Employees”) is entering into an employment agreement (the “Employment Agreements”) with Buyer Parent, in each case, with employment becoming effective upon (and subject to the occurrence of) the Closing; and

WHEREAS, concurrently with the execution of this Agreement, each of the Trust Beneficiaries (other than Russell) is entering into a restrictive covenant agreement (the “Restrictive Covenant Agreements”) with Buyer Parent.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein (the receipt and sufficiency of which is hereby acknowledged and agreed), the Parties agree as follows:

Article 1
Definitions

Section 1.01 Definitions. In this Agreement, the following words and expressions shall have the following meanings:

“Accounting Principles” means the accounting principles, practices and methodologies set forth in Section 1.01(a) of the Disclosure Schedule.

“Acquired Entity” means any of the Company and the Company Subsidiaries.

“Actual Fraud” means the making by a Party, to another Party, of a representation or warranty contained in Article 3, Article 4 or Article 5; provided that at the time such representation or warranty was made by such Party (a) such representation or warranty was inaccurate, (b) such Party had actual knowledge (and not imputed or constructive knowledge), without any duty of inquiry or investigation, of the inaccuracy of such representation or warranty, (c) in making such representation or warranty such Party had the intent to deceive such other Party and to induce such other Party to enter into this Agreement or consummate any transaction contemplated hereby and (d) such other Party acted in reasonable reliance on such representation or warranty; provided that for the purposes of this definition, the Party making the representations and warranties of the Company in Article 3 shall be limited to the Persons listed in the definition of Knowledge. For the avoidance of doubt, “Actual Fraud” does not include equitable fraud, promissory fraud, unfair dealings fraud, or any torts (including fraud) based on negligence or recklessness.

“Additional Financial Information” has the meaning set forth in Section 6.15(b).

“Adjustment Amount” has the meaning set forth in Section 2.07(c).

“Adjustment Escrow Account” means the escrow account established pursuant to the Escrow Agreement in respect of the Adjustment Escrow Amount.

“Adjustment Escrow Amount” has the meaning set forth in Section 2.06.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that unless otherwise specified, the Company shall not be considered an Affiliate of any Seller. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings under this Agreement; provided, further, that (x) CD&R (and each of its Affiliates) shall be deemed not to be an Affiliate of the Company and (y) with respect to CD&R, “Affiliates” shall not include any portfolio company of any investment fund managed by Clayton, Dubilier & Rice, LLC or any of its Affiliates.

“Agreement” has the meaning set forth in the preamble.

“Aircraft Use Agreement” means the aircraft use agreement, between Buyer and Byron Russell, to be entered into substantially concurrently with the Employment Agreement between Buyer and Byron Russell.

“Anti-Corruption Laws” means any Applicable Law concerning or relating to bribery or corruption (governmental or commercial), including the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, and all national and international laws enacted to implement the Organisation for Economic Cooperation and Development’s Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Applicable Law” means, with respect to any Person, (a) all applicable transnational, domestic or foreign federal, state, local or municipal laws, rules, regulations, ordinances, directives, tariffs, statutes, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, and all other laws of, or having an effect in, any jurisdiction from time to time and (b) any Order binding on such Person.

“Applicable Tax Period” has the meaning set forth in the definition of “Specified Income Taxes”.

“Auditor” has the meaning set forth in Section 2.07(b).

“Balance Sheet Date” means the date of the Latest Balance Sheet.

“Bankruptcy and Equitable Exceptions” has the meaning set forth in Section 3.02.

“Burdensome Condition” has the meaning set forth in Section 6.03(b).

“Business Day” means a day, other than a Saturday or Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Buyer” has the meaning set forth in the preamble.

“Buyer 401(k) Plan” has the meaning set forth in Section 7.08(c).

“Buyer Benefit Plan” means any Employee Benefit Plan that is sponsored, maintained or contributed to by Buyer or any of its Affiliates.

“Buyer Closing Failure” has the meaning set forth in Section 11.01(a)(v).

“Buyer Cure Period” has the meaning set forth in Section 11.01(a)(v).

“Buyer Indemnified Persons” has the meaning set forth in Section 8.06(a).

“Buyer Parent” has the meaning set forth in the preamble.

“Buyer Released Parties” has the meaning set forth in Section 10.02(b).

“Buyer Releasing Parties” has the meaning set forth in Section 10.02(a).

“Buyer’s Regulatory Approval Process Rights” has the meaning set forth in Section 6.03(f).

“C2C” means Coast to Coast Food Brookers LLC, a Florida limited liability company.

“Capital Expenditure Budget” means the budget set forth in Section 6.01(b)(xxi) of the Disclosure Schedule.

“Cash” means, with respect to any Person as of any time, the cash, or cash equivalents (including marketable securities and short-term investments, in each case, maturing less than 30 days after the Closing Date), held by such Person at such time, in each case calculated in accordance with the applicable provisions in the Accounting Principles; provided, however, that Cash as of such time shall not include any Restricted Cash. For the avoidance of doubt, Cash shall (a) exclude outstanding checks, outstanding wires, and outstanding drafts to the extent a corresponding amount has been cleared from current liabilities in the determination of Net Working Capital and (b) include checks deposited, inbound wires and ACHs not yet cleared, to the extent a corresponding amount has been cleared from current assets in the determination of Net Working Capital.

“CBS” means Cheney Business Solutions, LLC, a Delaware limited liability company.

“CD&R” has the meaning set forth in the preamble.

“CD&R Shares” has the meaning set forth in the recitals.

“Claim” means any action, arbitration, audit, assessment, inquiry, demand, dispute, examination, charge, claim, complaint, third-party investigation, legal proceeding (whether at law or in equity), notice of violation, petition, suit or other litigation or similar proceeding, whether civil, criminal, administrative, arbitral or investigative.

“Claim Notice” has the meaning set forth in Section 8.06(a).

“Closing” has the meaning set forth in Section 2.03.

“Closing Balance Sheet” has the meaning set forth in Section 2.07(a).

“Closing Cash” has the meaning set forth in Section 2.07(a).

“Closing Date” means the date of the Closing.

“Closing Indebtedness” has the meaning set forth in Section 2.07(a).

“Closing Net Working Capital” has the meaning set forth in Section 2.07(a).

“Closing Net Working Capital Adjustment Amount” means an amount, which may be positive or negative, equal to (a) Closing Net Working Capital minus (b) Target Net Working Capital.

“Closing Purchase Price” means $2,095,000,000 in cash, plus (a) the Closing Net Working Capital Adjustment Amount, minus (b) Closing Indebtedness, plus (c) Closing Cash, minus (d) Closing Transaction Expenses, minus (e) the Escrow Amount, each as finally determined pursuant to Section 2.07.

“Closing Retention Bonuses” has the meaning set forth in the Disclosure Schedule.

“Closing Transaction Expenses” has the meaning set forth in Section 2.07(a).

“Code” means the Internal Revenue Code of 1986 or any successor federal Tax statute.

“Collective Bargaining Agreement” means any labor agreement, collective bargaining agreement or any other labor-related agreements or arrangements with any labor union, trade union or labor organization.

“Company” has the meaning set forth in the preamble.

“Company 401(k) Plan” has the meaning set forth in Section 7.08(a).

“Company Benefit Plan” means any material Employee Benefit Plan that is sponsored, maintained or contributed to (or required to be contributed to) by the Company or a Company Subsidiary for the benefit of Company Employees or other current or former employee, officer, director or other natural person service provider of any Acquired Entity.

“Company Debt Instruments” has the meaning set forth in Section 6.14(a).

“Company Employee” means an employee of the Company or a Company Subsidiary.

“Company Subsidiaries” has the meaning set forth in Section 3.04(b).

“Confidential Information” has the meaning set forth in Section 6.08(b).

“Confidentiality Agreement” means the Confidentiality Agreement between Buyer and the Company dated as of August 29, 2023.

“Consent” has the meaning set forth in Section 3.03(b).

“Continuing Employee” has the meaning set forth in Section 7.01.

“Contract” means any written or oral legally binding contract, subcontract, agreement, license, sublicense, lease, sublease, instrument, indenture, promissory note or other written and legally binding commitment or undertaking.

“Controlled Group Liability” has the meaning set forth in Section 3.15(k).

“Controlled JV Entities” means CBS and Cheney Merchants, LLC, a Florida limited liability company.

“Current Representation” has the meaning set forth in Section 6.12(a).

“Deficit Amount” has the meaning set forth in Section 2.07(e).

“Designated Person” has the meaning set forth in Section 6.12(a).

“Determination Date” has the meaning set forth in Section 2.07(b).

“Disclosure Schedule” means the disclosure schedule with respect to this Agreement delivered by Sellers to Buyer on the date hereof.

“Dispute Notice” has the meaning set forth in Section 2.07(b).

“Disputed Items” has the meaning set forth in Section 2.07(b).

“Employee Benefit Plan” means any (a) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, (b) all “specified fringe benefit plans” as defined in Section 6039D of the Code and (c) any employment or consulting agreement, offer letter, severance arrangement, bonus, incentive compensation, deferred compensation, retention, fringe-benefit, health or welfare benefit plan and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract, or understanding (whether qualified or nonqualified, written or unwritten) (other than any plan, program or arrangement sponsored by a Governmental Authority).

“Employment Agreements” has the meaning set forth in the recitals.

“End Date” has the meaning set forth in Section 11.01(a)(ii).

“Environmental Claim” means any Claim or notice (written or to the Company’s knowledge, oral) by any Person alleging potential Liability (including potential Liability for investigatory costs, cleanup costs, remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Substance at any location, whether or not owned or operated by the Company or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” means any and all Applicable Laws relating to pollution, the protection or cleanup of the environment, wildlife, aquatic species, vegetation or natural resources, public health and safety, the protection of human health solely as it relates to exposure to Hazardous Substances, the generation, use, management, release, investigation or cleanup or disposal of Hazardous Substances, including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Federal Environmental Pesticide Control Act, and any other analogous federal, state, provincial, local and municipal Applicable Laws.

“Equity Interests” means, with respect to any Person, any (a) shares or units of capital stock or voting securities of such Person, (b) membership or limited liability company interests or units in such Person, (c) partnership interests or other ownership interests (whether voting or nonvoting) in such Person, (d) other interest or participation (including phantom shares, units or interests or stock appreciation rights) in such Person that confers on the holder thereof the right to receive a share of the profits and losses of, or distribution of assets of, such Person, (e) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person or entity to purchase or otherwise acquire any of the interests in (a) through (e) above or (f) securities convertible into or exercisable or exchangeable for any of the interests in (a) through (e) above or any other equity securities.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any corporation, trade, or business controlled by, controlling, or under common control with the Company (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA).

“Escrow Agent” means U.S. Bank National Association.

“Escrow Agreement” has the meaning set forth in Section 2.04(a)(v).

“Escrow Amount” has the meaning set forth in Section 2.06.

“Escrow Reduction Amount” means an amount equal to the aggregate amounts (a) paid to the relevant Governmental Authority or (b) otherwise eliminated as a liability under Applicable Law through either (i) a written “determination” (within the meaning of Section 1313(a) of the Code) or written agreement or the written equivalent of either thereof by or with the applicable Governmental Authority or (ii) an express and affirmative waiver by the applicable customer or vendor that is sufficient to eliminate the Unclaimed Property Liability with respect thereto under Applicable Law, in each case after the date hereof and prior to the Closing in respect of any Unclaimed Property Liability.

“Estimated Closing Cash” has the meaning set forth in Section 2.05.

“Estimated Closing Indebtedness” has the meaning set forth in Section 2.05.

“Estimated Closing Net Working Capital” has the meaning set forth in Section 2.05.

“Estimated Closing Purchase Price” means $2,095,000,000 in cash, plus (a) Estimated Net Working Capital Adjustment Amount, minus (b) Estimated Closing Indebtedness, plus (c) Estimated Closing Cash, minus (d) Estimated Transaction Expenses, minus (e) the Escrow Amount.

“Estimated Net Working Capital Adjustment Amount” means an amount, which may be positive or negative, equal to (a) Estimated Closing Net Working Capital minus (b) Target Net Working Capital.

“Estimated Transaction Expenses” has the meaning set forth in Section 2.05.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing L/Cs” has the meaning set forth in Section 6.14(b).

“FDA” has the meaning set forth in Section 3.21(a).

“Filing” has the meaning set forth in Section 3.03(b).

“Final Closing Statement” has the meaning set forth in Section 2.07(a).

“Finance Leases” has the meaning set forth in the definition of “Indebtedness”.

“Financial Statements” has the meaning set forth in Section 3.05(a)(ii).

“Financing” has the meaning set forth in Section 6.15(a).

“First Year Retention Bonuses” has the meaning set forth in the Disclosure Schedule.

“Florence Facility” has the meaning set forth in the definition of “Permitted Construction Loans”.

“Food Authorities” has the meaning set forth in Section 3.21(a).

“Food Safety Laws” means any Applicable Law regulating food safety, food sanitation or food production, including the use, manufacture, production, packaging, labeling, transportation, distribution, sale or marketing of food products, in each case, including the Federal Food, Drug and Cosmetic Act.

“FTC” has the meaning set forth in Section 3.21(a).

“Fundamental Warranties” means the representations and warranties contained in Sections 3.01(a), 3.02, 3.04(a), 3.23, 4.01, 4.02, 4.04, 4.06, 5.01, 5.02, 5.06, and 5.09 and the first two sentences of Section 3.04(b).

“GAAP” means generally accepted accounting principles in the United States, in effect from time to time.

“Government Bid” means a bid, quote, tender or proposal which, if accepted, would result in a Government Contract.

“Government Contract” means any Contract (a) between any Acquired Entity and any Governmental Authority or (b) entered into by any Acquired Entity as a subcontractor at any tier in connection with a Contract between another Person and a Governmental Authority. A task order, purchase order or delivery order issued pursuant to a Government Contract shall be considered a part of the Government Contract to which is relates.

“Governmental Authority” means any transnational, national or foreign federal, state, municipal or local government (including any subdivision, court, administrative agency, regulatory body or commission or other authority thereof), or any quasi-governmental or private body exercising any regulatory, importing or other governmental or quasi-governmental authority, including any Taxing Authority.

“Hazardous Substances” means (a) any pesticide, petrochemical or petroleum products and byproducts or derivatives thereof, per- and polyfluoroalkyl substances, radioactive materials, asbestos, urea formaldehyde foam insulation or lead containing paints or coatings, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and radon gas or (b) any chemicals, materials or substances in any form, whether solid, liquid, gaseous, semisolid or any combination thereof, whether waste material, raw material, chemical, finished product, byproduct or any other material or article, that is defined as or included in or proposed to defined as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants” or “pollutants” or words of similar meaning and regulatory effect by any Environmental Laws or Applicable Law relating to the environment, or otherwise regulated thereunder, including per- and polyfluoroalkyl substances, including perfluorooctanoic acid, perfluorooctanesulfonic acid, perfluorononanoic acid, hexafluoropropylene oxide dimer acid, perfluorohexanesulfonic acid, perfluorobutanesulfonic acid, perfluorobutanoic acid, perfluorohexanoic acid and perfluorodecanoic acid.

“Hedging Arrangements” has the meaning set forth in the definition of “Indebtedness”.

“Historical Period” means the period beginning on June 1, 2021 and ending on and including May 31, 2024.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“HSR Act Clearance” has the meaning set forth in Section 9.01(a)(i).

“Income Tax” means any Tax which is imposed on or measured by net income or profits, however denominated (and any franchise Tax or other similar Tax in connection with doing business imposed in lieu thereof).

“Income Tax Return” means any Tax Return for an Income Tax.

“Increase Amount” has the meaning set forth in Section 2.07(d).

“Indebtedness” means, all obligations (including in respect of outstanding principal, accrued and unpaid interest, and, in the case of Indebtedness required to be repaid pursuant to Section 2.04(e), all fees, prepayment premiums, make-whole amounts or premiums, or penalties payable at Closing) of any Acquired Entity, without duplication, in respect of (a) indebtedness for borrowed money, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments, (c) all obligations to pay the maximum amount under any deferred purchase price for property, business, asset, equipment, service, purchase price settlement or adjustment obligations, earn-outs and contingency payments, (d) all obligations under any capital or finance leases and leases that are classified as a balance sheet liability in accordance with GAAP, other than leases classified as operating leases in accordance with GAAP and the Real Property Leases (such leases “Finance Leases”), (e) indebtedness created or arising under any conditional sale or other title retention agreements relating to property or assets purchased by any Acquired Entity, (f) the net liability position, if any, under any obligations in respect of interest rate protection agreements, foreign currency exchange agreements or any other interest or exchange rate or commodity price hedging (including swap) arrangements or any other hedging (including swap) arrangements

(collectively, “Hedging Arrangements”) valued as of such time, (g) all accrued and unpaid severance, deferred compensation, retirement, pension or similar obligations that are currently payable to any current or former employee, consultant, officer, director or natural person service provider, including the employer portion of any employment or payroll Taxes in respect thereof, (h) all obligations under any letters of credit, bankers’ acceptances and similar obligations, solely to the extent drawn, (i) all repayment obligations under the Monetization Agreement, dated December 23, 2019, between Longford Capital Fund II, LP and the Company (but only to the extent such repayment obligations are actually payable by the Company as a result of the Company’s failure to obtain the consent of Longford Capital Fund II, LP pursuant to Section 8.1(e) of the Monetization Agreement in connection with the closing of the transactions contemplated by this Agreement), (j) all guarantees in respect of the items referred to in clauses (a) through (i) above, (k) Specified Income Taxes, (l) all declared and unpaid distributions or dividends of any Acquired Entity and (m) all other items specified as “Indebtedness” in the Accounting Principles; provided that “Indebtedness” shall not include (i) any amount included in Closing Transaction Expenses or Closing Net Working Capital or Taxes (other than Specified Income Taxes) or (ii) any indebtedness under Permitted Construction Loans.

“Indemnification Claim” has the meaning set forth in Section 8.06(a).

“Initial Unclaimed Property Release Amount” has the meaning set forth in Section 8.06(d).

“Insurance Policy” has the meaning set forth in Section 3.18.

“Intellectual Property Rights” means any and all intellectual property and industrial property rights, under the law of any jurisdiction, including all U.S. and foreign (a) trademarks and service marks (whether registered or unregistered), trade names, rights in logos and slogans, trade dress, domain names, social media handles, accounts and addresses, and other similar identifiers of source or origin, (b) utility models, patents, patent applications, invention disclosures and all related extensions, divisions, continuations, continuations-in-part, substitutions, reexaminations, and reissues thereof, (c) copyrights (whether registered or unregistered) and copyrightable subject matter, mask works, moral rights, database rights and other rights in works of authorship, (d) rights in computer programs (whether in source code, object code, or other form), software, algorithms, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing, (e) Trade Secrets and rights in proprietary or confidential information, (f) rights to use a Person’s name, image, likeness or other personal identifiers, and all other rights of publicity, personality or privacy, and (g) applications and registrations for any of the foregoing, and any renewals, extensions and reversions thereof.

“International Trade Laws” means all trade, import, customs, export control, and anti-boycott regulations imposed, administered or enforced from time to time by relevant Governmental Authorities, including those administered under, or orders issued by, the U.S. Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act, the Export Administration Regulations, the U.S. Department of State, the U.S. Department of Commerce, the IRS, the U.S. Department of Homeland Security, the U.S. Customs and Border Protection, and the U.S. Department of the Treasury.

“IRS” means the U.S. Internal Revenue Service or any successor agency.

“Joseph N. Cheney Trust” has the meaning set forth in the preamble.

“JV Entity” has the meaning set forth in Section 3.04(b).

“Key Customer” has the meaning set forth in Section 3.19.

“Key Employees” has the meaning set forth in the recitals.

“Key Person Agreement” has the meaning set forth in the recitals.

“Key Supplier” has the meaning set forth in Section 3.19.

“Knowledge” means the actual knowledge that Mike Sullivan or Rachelle McBride have or would reasonably be expected to have following reasonable inquiry of the type that would reasonably be expected to be made by such individuals in the prudent exercise of such individuals’ job functions or duties.

“Labor Disputes” has the meaning set forth in Section 3.16(d).

“Latest Balance Sheet” has the meaning set forth in Section 3.05(a)(i).

“Leased Real Property” means all leasehold or subleasehold estates and other rights (including licenses and occupancy agreements) to use or occupy any land, buildings, structures, improvements or fixtures in real property held by any Acquired Entity.

“Legal Restraint” has the meaning set forth in Section 9.01(a)(ii).

“Liabilities” means Claims, losses, commitments, damages, fines, interest, liabilities (including any Indebtedness), obligations and penalties, whether accrued, absolute or contingent, whether or not required to be recorded or reflected on a balance sheet under GAAP.

“Lien” means, with respect to any property or other asset (including any Equity Interest), any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention, encumbrance, restriction on transfer, voting trusts or agreements, claim, right of way, defect in title, easement, restrictive covenant or charge.

“Material Adverse Effect” means a material adverse effect on the financial condition, business, assets or results of operations of the Acquired Entities, taken as a whole, excluding any effect, directly or indirectly, resulting from (a) changes in GAAP or changes in accounting requirements applicable to any industry in which the Acquired Entities operate, (b) general changes in the financial, securities, currency, capital or credit markets or in general economic, political or regulatory conditions, (c) changes (including changes of Applicable Law) or conditions generally affecting any industry in which the Acquired Entities operate, (d) any changes in geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage, cyberattack or terrorism or any natural disasters (including hurricanes, tornadoes, floods, earthquakes and weather-related events), pandemics, epidemics or other outbreaks of disease or public health events (including COVID-19), or any escalation or worsening of any such acts of war, sabotage, cyberattack or terrorism or any natural disasters (including hurricanes, tornadoes, floods, earthquakes and weather-related events), pandemics, epidemics or other outbreaks of disease or public health events (including COVID-19), (e) the negotiation, execution or performance of this Agreement, the announcement, pendency or consummation of the transactions contemplated hereby, the identity of Buyer or any facts or circumstances relating to Buyer or the announcement or other disclosure of Buyer’s plans or intentions with respect to the conduct of any of the businesses of the Acquired Entities after the Closing, including the effect of any of the foregoing on the relationships, contractual or otherwise, of the Acquired Entities with clients, customers, employees, suppliers, vendors, service providers or Governmental Authorities, (f) any failure to meet any internal projections, forecasts or predictions in respect of financial performance (it being understood that any underlying facts giving rise or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect), (g) any action taken (or omitted to be taken) at the written request of Buyer or (h) any action taken by any Seller or any Acquired Entity that is required or expressly permitted pursuant to this Agreement or another Transaction Agreement (other than compliance with Section 6.01(a)), except, solely with respect to clauses (a), (b), (c) and (d), to the extent the Acquired Entities, taken as a whole, are materially and disproportionately affected thereby relative to other participants in the industry or industries in which the Acquired Entities operate (in which case only the incremental material and disproportionate effect or effects may be taken into account in determining whether there has been a Material Adverse Effect). For the avoidance of doubt, a “Material Adverse Effect” shall be measured only against past performance of the Acquired Entities, and not against any forward-looking statements, projections or forecasts of the Acquired Entities or any other Person.

“Material Contracts” has the meaning set forth in Section 3.09(a).

“Material Environmental Permits” has the meaning set forth in Section 3.17(b).

“Measurement Time” means 12:01 a.m. Eastern time on the Closing Date.

“Net Working Capital” means, as of any time, (a) the aggregate value of the combined current assets line items set forth in Section 1.01(b) of the Disclosure Schedule of the Acquired Entities as of such date minus (b) the aggregate value of the combined current liabilities line items set forth in Section 1.01(b) of the Disclosure Schedule of the Acquired Entities as of such time, in each case, as set forth on a statement of Net Working Capital of the Acquired Entities having only the line items and in the format set forth in Section 1.01(b) of the Disclosure Schedule and in each case, calculated in accordance with the Accounting Principles; provided that (i) for the avoidance of doubt, amounts included in the calculations of Indebtedness, Cash or Restricted Cash of the Acquired Entities or Transaction Expenses shall not be included in Net Working Capital, (ii) Net Working Capital shall be calculated excluding the impact of intercompany accruals, receivables, accounts or other balances owed by or to the Company, on the one hand, and one or more of any Seller and/or any of their Affiliates, on the other hand, (iii) Net Working Capital shall be calculated excluding any Income Tax assets, deferred Tax assets, Income Tax liabilities and deferred Tax liabilities and (iv) to the extent any new current asset or new current liability accounts or account codes are created between the Balance Sheet Date and the Measurement Time, the amounts included therein will be allocated to an existing account or account code set forth in Section 1.01(b)

of the Disclosure Schedule based on the nature of the new account or account code such that the amounts will form part of Net Working Capital. For the avoidance of doubt, to the extent the sample calculation of Net Working Capital as presented in Section 1.01(b) of the Disclosure Schedule conflicts with the Accounting Principles, the Accounting Principles shall prevail.

“Non-Recourse Party” has the meaning set forth in the Section 12.16.

“OFAC” has the meaning set forth in the definition of “Sanctions”.

“Order” means any judgment, decree, injunction, rule, order, decision, decree, ruling or assessment of any arbitrator or Governmental Authority.

“Organizational Documents” means any corporate, partnership or limited liability organizational documents, including certificates or articles of incorporation, bylaws, articles or certificates of formation, operating agreements (including limited liability company agreements and agreements of limited partnership), certificates of limited partnership, partnership agreements, shareholder agreements and certificates of existence, as applicable.

“Outstanding Unclaimed Property Claims” has the meaning set forth in Section 8.06(d).

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned in fee by any Acquired Entity, as well as any land that was owned by an Acquired Entity but is now leased to a municipality or other entity subject to a payment in lieu of taxes (PILOT) agreement or the like.

“Parties” has the meaning set forth in the preamble.

“Payoff Amount” has the meaning set forth in Section 6.14(a).

“Payoff Letter” has the meaning set forth in Section 6.14(a).

“Permit” means any permit, license, registration, certificate, franchise, qualification, waiver, authorization or similar rights issued, granted or obtained by or from any Governmental Authority.

“Permitted Construction Loans” means (i) up to $45,000,000 of Indebtedness for the purpose of funding the engineering, design or construction of the new facility at Interstate 95, Florence, South Carolina (the “Florence Facility”), to the extent incurred prior to the first anniversary of the date hereof, and (ii) up to $9,400,000 of Indebtedness for the purpose of funding the engineering, design or construction of the new facility at 2500 Amera Trl., St. Cloud, Florida, to the extent incurred after the six-month anniversary of the Closing Date.

“Permitted Liens” means (a) mechanics, materialmen’s and similar Liens that have been incurred in the ordinary course of business and relating to amounts not yet delinquent or which are being contested in good faith, in each case, for which adequate reserves have been established in accordance with GAAP, (b) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings, in each case, for which adequate reserves have been established on the Financial Statements in accordance with GAAP, (c) Liens that have been incurred in the ordinary course of business securing rental payments not yet delinquent or that did not arise due to such delinquency, in each case, under capital lease agreements, (d) with respect to any Real Property, Liens (including easements, covenants, rights of way and similar restrictions of record) that (i) are matters of record and (ii) do not materially interfere with the present uses of such Real Property, (e) with respect to any Real Property, zoning, building codes and other land use Applicable Laws regulating the use or occupancy of such Real Property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such Real Property which are not violated by the current use or occupancy of such Real Property or the operation of the businesses of the Company as currently conducted, (f) non-exclusive licenses or sublicenses of Intellectual Property Rights granted in the ordinary course of business, (g) to the extent terminated prior to or upon the Closing, Liens securing payment, or any other obligations, of the Company with respect to Indebtedness, (i) purchase money Liens incurred in the ordinary course of business, (j) Liens referred to in the Financial Statements that do not materially interfere with the present uses of such Real Property, (k) Liens arising pursuant to the Perishable Agricultural Commodities Act of 1930, (l) Liens that have been incurred in connection with any Finance Lease and (m) Liens described in Section 1.01(c) of the Disclosure Schedule.

“Person” means an individual, firm, body corporate (wherever incorporated), partnership, limited liability company, association, joint venture, trust, works council or employee representative body (whether or not having separate legal personality) or other entity or organization, including a government, state or agency of a state or a Governmental Authority.

“Personal Information” means any information that alone or in combination with other information can be used to identify or can be reasonably associated with or linked to an identifiable individual, or any other information defined as “personal data,” “personal information,” “personally identifiable information” or any similar term under any Applicable Laws relating to privacy, data protection, and the Processing of such information.

“Post-Closing Tax Period” means any Tax period beginning after the Closing Date and, with respect to a Straddle Period, the portion of such Tax period beginning after the Closing Date.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, with respect to a Straddle Period, the portion of such Tax period ending on and including the Closing Date.

“Preliminary Closing Statement” has the meaning set forth in Section 2.05.

“Pro Rata Percentage” means each Seller’s respective pro rata percentage of the Purchase Price (as set forth on Annex 1).

“Process” means the collection, use, storage, maintenance, retention, transmission, access, processing, recording, distribution, transfer (including cross-border transfers), import, export, deletion, disposal or disclosure or other activity regarding Personal Information (whether electronically or in any other form or medium).

“Purchase Price” has the meaning set forth in Section 2.02.

“R&W Insurance Policy” has the meaning set forth in Section 6.16.

“Real Property” means the Leased Real Property and the Owned Real Property.

“Real Property Leases” means all leases, subleases, sub-subleases, licenses, concessions and occupancy agreements pursuant to which the applicable Acquired Entities hold or have the right to use or occupy any Leased Real Property, and all material amendments, terminations and modifications thereof.

“Regulatory Concession” has the meaning set forth in Section 6.03(a).

“Related Party Transaction” has the meaning set forth in Section 3.22.

“Related Person” has the meaning set forth in Section 3.22.

“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, leaching or migration of a Hazardous Substance into, onto or through the indoor or outdoor environment (including air, surface water, ground water, land surface, or subsurface strata).

“Representatives” means, for any Person, such Person’s officers, directors, employees, consultants, agents, financial advisors, attorneys, accountants, other advisors and other representatives.

“Resolved Unclaimed Property Amount” has the meaning set forth in Section 8.06(e).

“Restricted Cash” means any cash or cash equivalents of the Acquired Entities that are not freely useable by the Acquired Entities because of restrictions or limitations on use or distribution by Applicable Law or contract, including the imposition of any withholding Tax or other Tax on any such cash if it were to be distributed or otherwise repatriated, including deposits with third parties and cash collateral in respect of any letter of credit or any other obligations, cash in reserve or escrow accounts, custodial cash and cash subject to a dominion, control or similar agreement (other than those that will be terminated at Closing).

“Restrictive Covenant Agreements” has the meaning set forth in the recitals.

“Restrictive Covenants” has the meaning set forth in Section 6.08(d).

“Retention Bonuses” has the meaning set forth in Section 7.03.

“Russell” has the meaning set forth in the recitals.

“Sanctioned Jurisdiction” means any country, territory, or region that is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region, the so-called Luhansk People’s Republic, and the so-called Donetsk People’s Republic regions of Ukraine, and the non-government controlled areas of Ukraine in the oblasts of Kherson and Zaporizhzhia).

“Sanctioned Person” means any Person that is the target of Sanctions, including, (a) any Person listed in any restricted party list of designated Persons maintained by the United States (including through OFAC, the U.S. Department of State, or the U.S. Department of Commerce), by the United Nations Security Council, the European Union, any European Union member state or the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Jurisdiction or (c) any Person directly or indirectly 50% or more owned or controlled by any such Person or Persons (individually or in the aggregate) described in the foregoing clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant Governmental Authorities, including those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or the United Kingdom.

“Second Year Retention Bonus Tax Benefit” has the meaning set forth in Section 8.07.

“Second Year Retention Bonuses” has the meaning set forth in the Disclosure Schedule.

“Securities Act” means the Securities Act of 1933.

“Seller 1” has the meaning set forth in the preamble.

“Seller 1 Shares” has the meaning set forth in the recitals.

“Seller 2” has the meaning set forth in the preamble.

“Seller 2 Shares” has the meaning set forth in the recitals.

“Seller Bank Account” means an account of each Seller designated by such Seller, by notice to Buyer, which notice shall be delivered not later than two Business Days prior to the Closing Date.

“Seller Cure Period” has the meaning set forth in Section 11.01(a)(iv).

“Seller Indemnitee” has the meaning set forth in Section 6.13(a).

“Seller Insurance Arrangements” has the meaning set forth in Section 3.18.

“Seller Released Parties” has the meaning set forth in Section 10.02(a).

“Seller Releasing Parties” has the meaning set forth in Section 10.02(b).

“Seller Tax Return” has the meaning set forth in Section 8.02.

“Sellers” has the meaning set forth in the preamble.

“Sellers’ Representative” has the meaning set forth in the preamble.

“Shareholders Agreement” means that certain Shareholders Agreement, dated as of July 23, 2020, by and among the Company and each Seller.

“Shares” has the meaning set forth in the recitals.

“Specified Income Taxes” means an amount (which shall be positive or negative) equal to (a) an amount, determined as of the end of the Closing Date, equal to the aggregate unpaid Income Taxes of the Acquired Entities for any Pre-Closing Tax Period (or portion thereof) (i) for which a Tax Return (other than an estimated Tax Return) is first due (taking into account applicable extensions) after the Closing Date or (ii) for which a Tax Return was first due (taking into account applicable extensions) on or prior to the Closing Date, if such Tax Return was not filed as of the Closing, in each case, as long as the applicable Acquired Entity has historically filed Tax Returns of such nature in such jurisdiction or has commenced or expanded operations in such jurisdiction since the prior taxable period (any such Pre-Closing Tax Period, an “Applicable Tax Period”), whether or not yet due or payable and ignoring any Tax payments made after the Closing, calculated (i) in accordance with Section 1.01(d) of the Disclosure Schedule, (ii) in a manner consistent with the past practice of the Acquired Entities in preparing their Income Tax Returns, except to the extent inconsistent with Applicable Law or as set forth in Section 1.01(d) of the Disclosure Schedule, (iii) by taking into account all Transaction Tax Deductions, (iv) by disregarding any action or transaction taken by Buyer or any of its Affiliates (including the Acquired Entities) outside the ordinary course of business on the Closing Date but after the Closing (or treated as happening on the Closing Date by reason of an action taken after the Closing) (other than Taxes directly resulting from (A) a transaction or event that is initiated by a Seller or, before the Closing, the Acquired Entities or (B) an action expressly required or expressly permitted by this Agreement or required by Applicable Law), (v) by excluding any deferred Tax assets and liabilities, (vi) without duplication, by taking into account any estimated Income Tax payments and overpayments of Income Taxes with respect to any Applicable Tax Period as reductions of the liability for unpaid Income Taxes for such period and (vii) with respect to any Straddle Period, in accordance with Section 8.05 but disregarding clause (iii) thereof; provided, however, that the amount determined under this clause (a) shall not be a negative number, for any jurisdiction or for any applicable taxpaying entity, except to the extent such amount is negative solely as a result of the sum of (1) the amount by which any estimated or other Income Tax payments made before Closing with respect to any Applicable Tax Period exceed the Income Taxes for the Applicable Tax Period, calculated in accordance with this clause (a) without taking into account such estimated or other Income Tax payments, and (2) the cash Tax benefit resulting from the Transaction Tax Deductions properly reflected in an Applicable Tax Period exceeding the taxable income for such Applicable Tax Period, calculated in accordance with this clause (a) without taking into account the Transaction Tax Deductions (which cash Tax benefit shall, for the avoidance of doubt, be calculated assuming sufficient taxable income to fully utilize such excess in the first taxable period (or portion thereof) ending after the Closing Date), less (b) the amount of any refunds reflected on Section 1.01(e) of the Disclosure Schedule. For the avoidance of doubt, Specified Income Taxes (i) shall be determined based on the applicable Tax Law, including the Code, the Treasury Regulations thereunder, and applicable state or local Tax Law, and not under GAAP or any other financial accounting rules or practices and (ii) except as otherwise required pursuant this definition, shall be determined without regard to positions taken by the Acquired Entities (including any elections made, changed or revoked) in preparing their Income Tax Returns (or any amendments thereto) after the Closing.

“Straddle Period” means a Tax period that begins on or before the Closing Date and ends thereafter.

“Subsidiary” means, with respect to a Person, any other Person (a) of which 50% or more of the outstanding capital stock, voting securities, limited liability company or membership interests, partnership interests or other voting equity interests are owned, directly or directly, by such first Person, (b) of which such first Person is entitled to elect, directly or indirectly, at least a majority of the board of directors or other persons performing similar functions or (c) if such other Person is a limited partnership or limited liability company, of which such first Person or one of its Subsidiaries is a general partner or managing member of has the power to direct the policies, management or affairs of such other Person.

“Tail Policy” has the meaning set forth in Section 6.13(c).

“Target Net Working Capital” means $202,714,000.

“Tax” or “Taxes” means any U.S. federal, state, local or non-U.S. taxes of any kind, including income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, escheat, unclaimed/abandoned property, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, employment, unemployment, disability, payroll, license, Medicare, net worth, business, professional, and occupational license, employee or other withholding tax or other like assessment or charge of any kind whatsoever imposed by a Taxing Authority (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed with respect thereto.

“Tax Claim” means a dispute, audit, inquiry, assessment, examination or other proceeding or Claim with respect to Taxes.

“Tax Return” means any return, statement, report, election, declaration, disclosure, schedule, form or other document of any nature (including any estimated tax or information return or report) in each case filed with or supplied to or required to be filed with or supplied to any Taxing Authority, including any schedule, attachment or amendment thereto.

“Tax Sharing Agreement” means any written agreement entered into prior to the Closing that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purposes of determining any Person’s Tax liability, in each case excluding any commercial contract entered into in the ordinary course of business the principal subject matter of which is not Taxes.

“Taxing Authority” means any Governmental Authority responsible for the imposition, assessment, collection, determination, administration or collection of any Tax.

“Terminating Buyer Breach” has the meaning set forth in Section 11.01(a)(v).

“Terminating Seller Breach” has the meaning set forth in Section 11.01(a)(iv).

“Termination Fee” has the meaning set forth in Section 11.03.

“Title Company” means AmRock, LLC, as issuing agent for First American Title Insurance Company.

“Trade Secrets” means any trade secrets protectable under Applicable Law, which may include ideas, know-how, inventions, proprietary processes, formulae, models and methodologies.

“Transaction Agreements” means this Agreement, the Key Person Agreement, the Employment Agreements, any Restrictive Covenant Agreement, the Aircraft Use Agreement and any other agreement entered into in connection herewith between Buyer and Russell and any certificate delivered pursuant hereto.

“Transaction Expenses” means (a) solely to the extent incurred, and not paid, prior to the Closing, and without duplication, all fees, expenses and costs payable by the Acquired Entities in connection with or arising out of the transactions contemplated by this Agreement or any other Transaction Agreement (and any other transactions that were considered or negotiated as an alternative to the transactions contemplated hereby), to any outside accountants and other advisors, consultants, attorneys, financial advisors, data room providers or service providers in connection with the foregoing (including all of the fees, expenses and costs payable by any Acquired Entity to Davis Polk & Wardwell LLP and Morgan Stanley & Co. LLC), (b) all sale, change of control, retention or similar bonuses paid or payable to current or former directors, employees and other individual service providers of the Acquired Entities that are to be paid or are payable by any Acquired Entity as a result of the transactions contemplated hereby (including the Second Year Retention Bonuses and excluding the Closing Retention Bonuses, the First Year Retention Bonuses and any payments to be made under the Key Person Agreement and the Employment Agreements) and (c) the employer portion of any employment, payroll or similar Taxes attributable to such amounts contemplated by (b) above (but excluding the employer portion of any social security or unemployment tax contributions in respect of an individual employee required for any applicable calendar year to the extent that the applicable social security or unemployment tax wage base, as applicable, had been satisfied in the prior calendar year by other wages paid to any such individual employee by or through any Acquired Entity). For the avoidance of doubt, the calculation of Transaction Expenses shall give effect to the occurrence of the Closing.

“Transaction Tax Deductions” means (without duplication) all items of loss or deduction for U.S. federal and, as applicable, state, local and non-U.S. Income Tax purposes, to the extent deductible by an Acquired Entity in a Pre-Closing Tax Period (determined at a more-likely-than-not standard) attributable to (a) the fees, expenses and interest incurred by the Acquired Entities, as applicable with respect to the payment of the Payoff Amount or any amounts specifically included in Closing Indebtedness, or Closing Net Working Capital, including any prepayment penalties or deductions for unamortized debt issuance costs, (b) costs, fees and expenses (including all attorney’s fees, accountant’s fees and investment banker fees) incurred by the Acquired Entities in connection with the transactions contemplated by this Agreement, (c) any retention, change of control, transaction or similar bonuses or other compensatory payments to employees, independent contractors or directors of the Acquired Entities, in each case arising out of or related to the transactions contemplated by this Agreement, (d) the payment of the Transaction Expenses and (e) any Taxes payable by the Acquired Entities in connection with items described in clauses (a)

through (d) above, including the employer’s share of any employment Taxes; provided that, for the avoidance of doubt, the Parties intend that the items described in clauses (a) through (e) represent payments, costs, fees, expenses or other amounts giving rise to the items of loss or deduction that are or were economically borne by Sellers, either (i) because such amounts were included in the determination of the Purchase Price (including via inclusion in Closing Indebtedness, Closing Transaction Expenses, Closing Net Working Capital or as a result of having given rise to a reduction in Closing Cash) or, without duplication, (ii) because such amounts were paid by an Acquired Entity prior to the Closing. The Parties acknowledge and agree that the amount of the Transaction Tax Deductions shall be computed assuming that (A) an election is made pursuant to Revenue Procedure 2011-29 to deduct 70% of any Transaction Tax Deductions that are success-based fees (as described in Revenue Procedure 2011-29) and (B) 0% of any Retention Bonuses and 0% of any amounts paid under the Key Person Agreement shall be treated as deductible by the Acquired Entities in a Pre-Closing Tax Period.

“Transfer Tax” means any transfer, documentary, sales, use, stamp, registration, value added, recording, privilege, real estate, conveyance, excise, license, stamp duty or other similar fee or Tax (including any penalties and interest); provided, however, that “Transfer Tax” shall not include any Income Taxes.

“Treasury Regulations” means the final, temporary or proposed U.S. federal income Tax regulations promulgated under the Code, as such Tax regulations may be amended from time to time.

“Trust Beneficiaries” has the meaning set forth in Section 4.04(d).

“Unclaimed Property Escrow Account” means the escrow account established pursuant to the Escrow Agreement in respect of the Unclaimed Property Escrow Amount.

“Unclaimed Property Escrow Amount” has the meaning set forth in Section 2.06.

“Unclaimed Property Liability” has the meaning set forth in Section 8.06(a).

“Unclaimed Property Termination Date” has the meaning set forth in Section 8.06(c).

“USDA” has the meaning set forth in Section 3.21(a).

“Waived Payments” has the meaning set forth in Section 7.09.

“WARN” means the United States Worker Adjustment and Retraining Notification Act and any similar foreign, state or local law relating to plant closings and layoffs.

“WARN List” has the meaning set forth in Section 7.06.

“Willful Breach” means a knowing and intentional material breach of this Agreement that is a consequence of an act or omission knowingly undertaken or omitted by the breaching party with the knowledge that such act or omission would constitute a breach of this Agreement.

“Working Hours” means 9:00 a.m. to 5:30 p.m. on a Business Day in the relevant location.

Section 1.02 Other Definitional and Interpretative Provisions.

(a) The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(c) References to Articles, Sections, Schedules and Annexes are to Articles, Sections, Schedules and Annexes of this Agreement unless otherwise specified.

(d) All Schedules (including the Disclosure Schedule) and Annexes annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

(e) Any capitalized terms used in any Schedule (including the Disclosure Schedule) or Annex but not otherwise defined therein shall have the meaning as defined in this Agreement.

(f) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”.

(g) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(h) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

(i) References to one gender shall include all genders.

(j) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

(k) “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(l) References to any Applicable Law or any defined law shall be deemed to refer to such Applicable Law or defined law as amended, supplemented or otherwise modified from time to time and to any rules or regulations promulgated thereunder.

(m) References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms thereof.

(n) References to any Person include the successors and permitted assigns of that Person.

(o) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.

(p) References to “$” are to United States dollars.

(q) For the purposes of this Agreement, any document that is described as being “delivered,” “furnished” or “made available” shall be treated as such only if a copy of such document has been put in the electronic data room prepared by the Company with respect to the transactions contemplated hereby prior to the date hereof or otherwise provided to Buyer or any of its Representatives in electronic or hard-copy format.

(r) References to (i) “asset” or “assets” shall include tangible assets (including real property) and intangible assets (including Equity Interests and rights) and (ii) the ownership of Equity Interests shall refer to both record ownership and beneficial ownership (within the meaning set forth in Rule 13d-3 under the Exchange Act) of such Equity Interests.

Article 2
Purchase and Sale

Section 2.01 Purchase and Sale; Waiver of Right of First Offer. Upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer agrees to purchase from each Seller, and each Seller agrees to sell to Buyer, free and clear of all Liens, the Shares. Each Seller and the Company hereby irrevocably and unconditionally waives any right of first offer, right of first refusal or similar right provided under the Organizational Documents of the Company (including the right of first offer set forth in Section 4.02 of the Shareholders Agreement), including any notice requirements, with respect to any applicable Shares to be purchased by Buyer pursuant to this Agreement.

Section 2.02 Purchase Price. The purchase price for the Shares (the “Purchase Price”) shall equal the sum of (a) the Estimated Closing Purchase Price and (b) whether positive or negative, the Adjustment Amount. The Purchase Price shall be paid in accordance with Section 2.04(c) and shall be subject to adjustment as provided in Section 2.07.

Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the transactions contemplated by Section 2.01 shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 or remotely by the exchange of signature pages for required closing deliverables, as promptly as practicable (but no later than three Business Days) after the date on which all conditions set forth in Article 9 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or at such other time or place as Buyer and Sellers’ Representative may agree in writing.

Section 2.04 Closing Deliverables.

(a) At or before Closing, the Company shall deliver or cause to be delivered to Buyer:

(i) certificates for the Shares duly endorsed in blank or accompanied by customary stock powers duly endorsed in blank, with any required transfer stamps affixed thereto, by each Seller;

(ii) a letter of resignation, effective as of the Closing, duly executed by each member of the board of directors of the Company in office immediately prior to the Closing;

(iii) a duly executed certificate, dated as of the Closing Date, in the form and substance prescribed by Treasury Regulations promulgated under Section 1445 of the Code and reasonably satisfactory to Buyer, stating that the Company is not, and has not been, during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c) of the Code, together with a notice to the IRS, in form and substance required under Treasury Regulation Section 1.897-2(h) and reasonably satisfactory to Buyer; provided that the sole remedy of any failure to provide such a certificate shall be to withhold Taxes from the consideration otherwise payable under this Agreement as required to be withheld under Applicable Law;

(iv) a validly completed and duly executed IRS Form W-9 from each of Seller 1 and Seller 2; and

(v) an escrow agreement, dated as of the Closing Date, substantially in the form of Exhibit A, and with such changes as reasonably required by the Escrow Agent (the “Escrow Agreement”), duly executed by Sellers and the Escrow Agent.

(b) At or before Closing, Buyer shall deliver or cause to be delivered to Sellers the Escrow Agreement, duly executed by Buyer and the Escrow Agent.

(c) At Closing, Buyer shall pay to each Seller such Seller’s Pro Rata Percentage of the Estimated Closing Purchase Price in US dollars and in immediately available funds by wire transfer to the applicable Seller Bank Account.

(d) At Closing, Buyer shall pay to each third-party advisor or service provider contemplated by Section 2.05 the amount of unpaid Estimated Transaction Expenses payable thereto, in each case, as set forth in the Preliminary Closing Statement.

(e) At Closing, Buyer shall pay the Payoff Amount specified in each Payoff Letter to the payee specified therein. For the avoidance of doubt, the payoff of the Permitted Construction Loans shall not result in any reduction to the Purchase Price.

Section 2.05 Estimated Closing Calculations. Not less than three Business Days prior to the Closing Date, Sellers’ Representative shall deliver to Buyer a written statement (the “Preliminary Closing Statement”) setting forth (a) Sellers’ Representative’s good faith estimates of (i) Closing Net Working Capital (“Estimated Closing Net Working Capital”), (ii) Closing Indebtedness (“Estimated Closing Indebtedness”), (iii) Closing Cash (“Estimated Closing

Cash”) and (iv) Closing Transaction Expenses (“Estimated Transaction Expenses”), (b) Sellers’ Representative’s calculation of the Estimated Net Working Capital Adjustment Amount, (c) on the basis of the foregoing, a calculation of the Estimated Closing Purchase Price, (d) each payee of the Estimated Transaction Expenses that are payable to any third-party advisor or service provider and wire instructions for the payment thereof and (e) an IRS Form W-9 or W-8, as applicable, completed and duly executed by each payee of Estimated Transaction Expenses contemplated by (d) above. After delivery of the Preliminary Closing Statement and prior to Closing, Buyer and its Representatives may ask Sellers’ Representative and its Representatives questions related to, provide comments on or raise disagreements with the Preliminary Closing Statement, and Sellers’ Representative shall (a) reasonably cooperate with and respond reasonably promptly to any such questions, comments or disagreements and (b) consider any such questions, comments and disagreements in good faith. If Buyer and Sellers’ Representative are unable to agree on the Preliminary Closing Statement following such good faith negotiations, the Preliminary Closing Statement delivered by Sellers’ Representative shall be used for purposes of calculating the Estimated Closing Purchase Price; provided that no such question, comment or disagreement raised by Buyer or any of its Representatives and not incorporated into the Preliminary Closing Statement shall be deemed waived and any such question, comment or disagreement may be reflected in the Final Closing Statement pursuant to and in accordance with Section 2.08.

Section 2.06 Funding of Escrow Account. At the Closing, Buyer shall deliver to the Escrow Agent (a) $10,000,000 (the “Adjustment Escrow Amount”) to be held in the Adjustment Escrow Account and (b) $25,000,000, minus the Escrow Reduction Amount (the “Unclaimed Property Escrow Amount” and, together with the Adjustment Escrow Amount, the “Escrow Amount”) to be held in the Unclaimed Property Escrow Account in accordance with the Escrow Agreement.

Section 2.07 Adjustment Amount.

(a) Within 90 days after the Closing Date, Buyer (in consultation with Sellers’ Representative) shall prepare and deliver to Sellers’ Representative (i) an unaudited consolidated balance sheet of the Company (the “Closing Balance Sheet”), (ii) Buyer’s good faith calculation of (A) Net Working Capital as of the Measurement Time (“Closing Net Working Capital”), (B) the aggregate amount of all Indebtedness (including all Payoff Amounts) owed by the Acquired Entities as of immediately prior to the Closing (“Closing Indebtedness”), (C) the aggregate amount of Cash of the Acquired Entities as of the Measurement Time (“Closing Cash”) and (D) Transaction Expenses (“Closing Transaction Expenses”), (iii) Buyer’s calculation of the Closing Net Working Capital Adjustment Amount and (iv) on the basis of the foregoing, a calculation of the Closing Purchase Price (together with the items referred to in clauses (i) through (iii) above, the “Final Closing Statement”). The Closing Balance Sheet, Closing Net Working Capital, Closing Indebtedness and Closing Cash shall be prepared in accordance with the Accounting Principles and the definitions of the defined terms used in this Section 2.07(a); provided, however, that (x) the Final Closing Statement (and any amounts included therein) shall reflect no increase or decrease in any accrual, provision or reserve unless such increase is consistent with the Accounting Principles, (y) except for Transaction Expenses or as set forth in the following clause (z), the Final Closing Statement (and any amounts included therein) shall not give effect to the consummation of the transactions contemplated by this Agreement, including any payments of cash in respect of the Purchase Price, or any financing transactions in connection therewith or, after the Closing, any other action or omission by Buyer or any of the Acquired Entities and (z) the Final Closing Statement shall not reflect any expense or liability for which Buyer is responsible under this Agreement (other than any Transaction Expenses payable under Section 2.04(d)). Notwithstanding anything to the contrary in this Agreement, the calculations to be made pursuant to Section 2.05, and the purchase price adjustment to be made pursuant to this Section 2.07, shall be intended to give effect to the arithmetic difference between the items in the Preliminary Closing Statement and the Final Closing Statement, all of which shall be determined in accordance with the Accounting Principles without regard to any differences from GAAP. Neither Section 2.05 nor Section 2.07 is intended to be used to adjust for claims that may be made with respect to the Balance Sheet or any inconsistencies or questions of interpretation between the Balance Sheet or the Accounting Principles, on the one hand, and GAAP, on the other.

(b) If Sellers’ Representative shall disagree with any of Buyer’s calculations contained in the Final Closing Statement, it shall notify Buyer of such disagreement in writing, setting forth in reasonable detail the particulars of such disagreement, including the specific items and amounts in dispute together with Sellers’ Representative’s rationale for disputing such items and reasonable supporting details and calculations, within 45 days after its receipt of the Final Closing Statement (such notice, the “Dispute Notice”). In the event that Sellers’ Representative does not provide the Dispute Notice within such 45-day period, Sellers’ Representative shall be deemed to have agreed to the Final Closing Statement (including the determinations included therein) delivered by Buyer, which shall be final, binding and conclusive for all purposes hereunder. In the event the Dispute Notice is timely provided, Buyer and Sellers’ Representative shall use their respective reasonable best efforts for a period of 30 days (or such longer period as they may mutually agree) to resolve any disagreements with respect to any calculations contained in the Final Closing Statement. If, at the end of such period, they are unable to resolve such disagreements, then any such remaining disagreements (such remaining disagreements, the “Disputed Items”) shall be resolved by KPMG LLP, or if KPMG LLP is unwilling or unable to serve in such capacity, such other independent accounting firm of nationally recognized standing as may be mutually selected by Buyer and Sellers’ Representative (such firm, the “Auditor”). Each of Buyer and Sellers’ Representative shall, if requested by the Auditor, enter into a customary engagement letter with the Auditor with respect to the Auditor’s resolution of the Disputed Items pursuant to this Section 2.07. Each of Buyer and Sellers’ Representative shall promptly provide their assertions regarding the Disputed Items and, to the extent relevant thereto, the Closing Balance Sheet in writing to the Auditor and to each other. The Auditor shall be instructed to render its determination in writing with respect to the Disputed Items as soon as reasonably possible (which the Parties agree should not be later than 60 days following the date on which the disagreement is referred to the Auditor or such longer period as mutually agreed by the Parties). The Auditor shall base its determination solely on (i) the written submissions of the Parties and shall not conduct an independent investigation and (ii) the extent (if any) to which Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses require adjustment (only with respect to the Disputed Items submitted to the Auditor) in order to be determined in accordance with Section 2.07(a) (including the definitions of the defined terms used in Section 2.07(a)). The Auditor shall not assign a value to any Disputed Item submitted to the Auditor greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. The determination of the Auditor shall be final, conclusive and binding on the Parties, absent manifest error, mathematical miscalculation or fraud. The date on which Closing Net Working Capital, Closing Indebtedness, Closing Cash,

Closing Transaction Expenses, Closing Net Working Capital Adjustment Amount and Closing Purchase Price are finally determined in accordance with this Section 2.07(b) is hereinafter referred to as the “Determination Date.” All fees and expenses of the Auditor relating to the work, if any, to be performed by the Auditor hereunder shall be borne pro rata as between Buyer, on the one hand, and Sellers, on the other hand, in proportion to the allocation of the dollar value of the Disputed Items as between Buyer and Sellers (set forth in the written submissions to the Auditor) made by the Auditor such that the Party prevailing on the greater dollar value of such disputes pays the lesser proportion of the fees and expenses, and such allocation of fees and expenses shall be set forth in the Auditor’s written determination. For example, if Buyer challenges items underlying the calculations of Closing Net Working Capital in the net amount of $1,000,000, and the Auditor determines that Buyer has a valid claim for $400,000 of the $1,000,000, Buyer shall bear 60% of the fees and expenses of the Auditor and Sellers shall bear 40% of the fees and expenses of the Auditor. Each Seller shall be responsible for its Pro Rata Percentage of any amounts owed by Sellers pursuant to this Section 2.07(b).

(c) The “Adjustment Amount,” which may be positive or negative, shall mean the Closing Purchase Price (as finally determined in accordance with Section 2.07(a) or Section 2.07(b), as applicable) minus the Estimated Closing Purchase Price. The Adjustment Amount shall be paid in accordance with Section 2.07(d) or Section 2.07(e), as applicable.

(d) If the Adjustment Amount is a positive number (such amount, the “Increase Amount”), then, promptly following the Determination Date, and in any event within three Business Days of the Determination Date, (i) Buyer and Sellers’ Representative shall deliver a joint written instruction to the Escrow Agent to release from the Adjustment Escrow Account, in accordance with the Escrow Agreement, to each Seller such Seller’s Pro Rata Percentage of the amount of the funds then in the Adjustment Escrow Account and (ii) Buyer shall pay to each Seller an amount in cash equal to such Seller’s Pro Rata Percentage of the Increase Amount in immediately available funds by wire transfer to each Seller Bank Account or such other account of any Seller designated by such Seller in writing.

(e) If the Adjustment Amount is a negative number (the absolute value of such amount, the “Deficit Amount”), then, promptly following the Determination Date, and in any event within three Business Days of the Determination Date, (i) Buyer and Sellers’ Representative shall deliver a joint written instruction to the Escrow Agent to release from the Adjustment Escrow Account, in accordance with the Escrow Agreement, (A) to Buyer, an amount equal to the lesser of the Deficit Amount and the amount of funds remaining in the Adjustment Escrow Account and (B) to each Seller, such Seller’s Pro Rata Percentage of the amount of the funds remaining in the Adjustment Escrow Account after giving effect to the foregoing clause (A), if any, and (ii) if the Deficit Amount exceeds the amount of funds remaining in the Adjustment Escrow Account, each Seller shall pay to Buyer an amount in cash equal to such Seller’s Pro Rata Percentage of such excess in immediately available funds by wire transfer to an account of Buyer designated by Buyer in writing; provided that, if such excess of the Deficit Amount over the amount of funds remaining in the Adjustment Escrow Account is greater than $15,000,000, then the excess above $15,000,000 will be paid pro rata only by Seller 1 and Seller 2.

(f) Notwithstanding anything to the contrary herein, any payment pursuant to Section 2.07(d) or Section 2.07(e) shall be treated as an adjustment to the Estimated Closing Purchase Price for all Income Tax purposes to the maximum extent permitted by Applicable Law.

Section 2.08 Withholding Rights. Notwithstanding anything to the contrary in this Agreement, Buyer and any Affiliate (which following the Closing shall include the Acquired Entities) or agent of Buyer (including the Escrow Agent) shall be entitled to deduct and withhold from any amount (or portion thereof) otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld from such payment under the Code or any other provision of Applicable Law; provided, however, that if Buyer or any Affiliate (which following the Closing shall include the Acquired Entities) or agent of Buyer intends to withhold any amounts pursuant to this Section 2.08 (other than with respect to any payments in the nature of compensation), Buyer shall provide any Person with respect to which such withholding is intended with written notice (which notice shall include a statement of the amounts Buyer intends to deduct or withhold in respect of the making of such payment and the applicable provision of law requiring Buyer to withhold or deduct) as soon as reasonably practicable prior to making any payment pursuant to this Agreement to such Person with respect to which Buyer believes withholding is required pursuant to this Section 2.08, and shall reasonably cooperate with such Person to take steps as such Person may reasonably request to eliminate or reduce the amount to be so withheld. To the extent such amounts are so deducted and withheld and properly paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the relevant Person in respect of whom such deduction or withholding was made.

Article 3
Representations and Warranties of the Company

Except as set forth in the Disclosure Schedule (subject to Section 12.02), the Company represents and warrants to Buyer as follows:

Section 3.01 Due Organization and Good Standing; Organization Documents.

(a) Each Acquired Entity (i) has been duly organized and is validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation, organization or formation and has all requisite power and authority to own, lease and operate its assets and to conduct its businesses in the manner in which its businesses are currently being conducted and (ii) is duly qualified to do business as a foreign corporation, and is in good standing, under the Applicable Laws of any jurisdiction where the nature of its businesses or the character of its owned and leased assets requires such qualification, except, in the case of the foregoing clause (ii), as would not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Company has made available to Buyer true, complete and correct copies of each Acquired Entity’s Organizational Documents as amended through the date hereof. Each such Organizational Document is in full force and effect. No Acquired Entity is in violation of any of its Organizational Documents.

Section 3.02 Authority; Binding Nature of Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform and comply with its covenants and agreements hereunder and to consummate the transactions contemplated hereby. The Company’s execution and delivery hereof, the Company’s performance and compliance with its covenants and agreements hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the Company’s part, and no other proceedings on the Company’s part are necessary to authorize this Agreement, the Company’s performance of or compliance with its covenants and agreements hereunder or the consummation of the transactions contemplated hereby. The Company has duly executed and delivered this Agreement and, assuming Buyer Parent’s and Buyer’s respective due authorization, execution and delivery hereof, this Agreement is the Company’s legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforcement is sought in a proceeding of law or in equity) (the “Bankruptcy and Equitable Exceptions”).

Section 3.03 Noncontravention; Consents.

(a) The Company’s execution and delivery hereof does not, the Company’s performance of and compliance with its covenants and agreements hereunder shall not, and the consummation of the transactions contemplated hereby shall not, (i) violate the Organizational Documents of any Acquired Entity, (ii) subject to making the Filings and obtaining the Consents contemplated by Section 3.03(b), violate any Applicable Law (except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect) or (iii) breach, result in the loss of any benefit under, be a default (or an event that, with or without notice or lapse of time, or both, would be a default) under, result in the termination, cancelation or amendment of or a right of termination, cancelation or amendment under, accelerate the performance required by, or result in the creation of any Lien on any of the assets of the Acquired Entities under, any Contract to which any Acquired Entity is a party or any Acquired Entity’s assets are bound or affected (except, in the case of the foregoing clauses (ii) and (iii), as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect).

(b) The Company’s execution and delivery hereof does not, the Company’s performance of and compliance with its covenants and agreements hereunder shall not, and the consummation of the transactions contemplated hereby shall not, require any Acquired Entity to make any registration, declaration, notice, report, petition, statement, application, submission or other filing (each, a “Filing”) with or to, or to obtain any consent, approval, waiver, license, permit, franchise, registration, confirmation, authorization or Order (“Consent”) of, any Governmental Authority, except for (i) the HSR Act Clearance and any Filing required under the HSR Act in connection therewith and (ii) any Filing or Consent the failure of which to make or receive would not and would not reasonably be expected to (A) prevent, materially delay or materially impede the Company’s ability to consummate any transaction contemplated hereby or (B) result in, individually or in the aggregate, a Material Adverse Effect.

Section 3.04 Capitalization; Subsidiaries.

(a) All of the Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for the Shares, there are no Equity Interests of the Company that are issued or outstanding. The Company does not have any obligation to repurchase, redeem or otherwise acquire, or to sell or to issue, any Equity Interests thereof. The Company is not a party to any Contract restricting the transfer of, relating to the voting of, requiring registration of, or granting any antidilutive rights, rights of first refusal or preemptive rights that obligates the Company to issue or deliver, any Equity Interests thereof or other similar rights for any such Equity Interests.

(b) Section 3.04(b)(i) of the Disclosure Schedule lists each of the Company’s Subsidiaries (the “Company Subsidiaries”) as of the date hereof, and Section 3.04(b)(ii) of the Disclosure Schedule lists each Person, other than a Company Subsidiary, of which (i) 10% or more of the Equity Interests thereof are owned by the Company or a Company Subsidiary or (ii) the Company or a Company Subsidiary is entitled to elect, directly or indirectly, at least 10% of the board of directors (or managers) or similar governing body of such Person (any such Person, a “JV Entity”) as of the date hereof, in each case, including its jurisdiction of incorporation, formation or organization, as applicable, issued and outstanding Equity Interests and each record holder of such Equity Interests. Except for the Equity Interests of the other Acquired Entities and the JV Entities, the Company does not own any Equity Interests of any Person. No Acquired Entity owns any Equity Interests of any Person (except for another Acquired Entity or JV Entity). All of the outstanding Equity Interests of each Acquired Entity have been, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding Equity Interests of each Acquired Entity are wholly owned by the Company or another Acquired Entity, free and clear of any Lien thereon (except for restrictions on transfer under the Securities Act or state securities laws and Permitted Liens). Except for the Equity Interests listed in Section 3.04(b)(i) of the Disclosure Schedule, there are no Equity Interests of any Company Subsidiary issued or outstanding. No Acquired Entity has any obligation to repurchase, redeem or otherwise acquire, or to sell or issue, any Equity Interests of the Company. No Acquired Entity is a party to any Contract restricting the transfer of, relating to the voting of, requiring registration of, or granting any antidilutive rights, rights of first refusal or preemptive rights that obligate such Acquired Entity to issue or deliver any Equity Interests of such Acquired Entity or other similar rights for any such Equity Interests.

(c) There is no Indebtedness of an Acquired Entity for which the holders thereof have the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) on any matters on which any holder of Equity Interests of an Acquired Entity may vote.

(d) As of the Closing, there shall be no accrued or declared, but unpaid, dividends or similar distributions on any Shares, and no Acquired Entity shall be subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of any Equity Interests of such Acquired Entity.

Section 3.05 Financial Statements; Undisclosed Liabilities.

(a) Section 3.05(a) of the Disclosure Schedule sets forth the following:

(i) unaudited consolidated balance sheets of the Company as of May 31, 2024 (the “Latest Balance Sheet”) and the related unaudited consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the twelve-month period then ended; and

(ii) the audited consolidated balance sheets of the Company as of May 31, 2022 and May 31, 2023 and the related audited consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended (all such financial statements referred to in the foregoing clauses (i) through (ii), the “Financial Statements”).

(b) The Financial Statements were prepared from the books and records of the Acquired Entities and present fairly, in all material respects, the consolidated financial position of the Acquired Entities at the respective dates thereof and the results of operations and cash flows of the Acquired Entities for the respective periods covered thereby in accordance with GAAP applied on a consistent basis throughout the periods covered except (i) for the absence of notes and (ii) as disclosed therein.

(c) Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, since June 1, 2021, none of the Acquired Entities nor, to the Company’s Knowledge, any of their respective auditors, accountants or other representatives has received written notice (or, to the Company’s Knowledge, oral notice) of any complaint, allegation or claim regarding the accounting practices, procedures, methodologies or methods of the Acquired Entities, including any complaint, allegation or claim that any Acquired Entity has engaged in fraudulent or questionable accounting practices.

(d) No Equity Interest of any Acquired Entity is registered under the Securities Act or the Exchange Act or is listed on any securities exchange. No Acquired Entity is subject to the periodic reporting requirements of the Exchange Act or the periodic reporting or corporate governance requirements of any foreign Governmental Authority that performs a similar function to that of the SEC or the requirements of any securities exchange or quotation system.

(e) Except as would not be and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, no Acquired Entity has any Liability, other than (i) any Liability disclosed, reflected or reserved for in the Latest Balance Sheet, (ii) any Liability incurred in the ordinary course of business since the date of the Latest Balance Sheet or (iii) performance obligations under Contracts entered into in the ordinary course of business or Permits, which obligations, in accordance with the terms thereof, are required to be discharged following the Closing (except, in each case, to the extent any such Liability arises from an Acquired Entity’s breach of Contract or violation of Applicable Law).

(f) The Company has implemented and maintains a system of internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of Financial Statements in accordance with GAAP and no material weaknesses in internal controls or reportable conditions exist as of the Balance Sheet Date.

(g) The accounts receivable of the Acquired Entities reflected on the balance sheets included in the Financial Statements and the accounts receivable of the Acquired Entities arising after the date of the Financial Statements (i) have arisen from bona fide transactions entered into by the Acquired Entities involving the sale of goods, rendering of services, or vendor incentive program in the ordinary course of business, (ii) constitute only valid, undisputed claims of the Acquired Entities not subject to claims of set-off or other defenses or counterclaims, except for normal cash discounts accrued in the ordinary course of business and merchandise returns which may have not been recorded or recognized, which in the aggregate are immaterial, (iii) are free and clear of all Liens (except for Permitted Liens) and (iv) are subject to an allowance for uncollectable accounts as described in the following sentence. The allowance for uncollectable accounts shown on the Latest Balance Sheet or, with respect to accounts receivable arising thereafter, on the accounting records of the Acquired Entities, has been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

(h) All accounts payable and notes payable by the Acquired Entities to third parties reflected on the Financial Statements have arisen from the purchase of goods and services in the ordinary course of business, accurately reflect, in all material respects, all amounts owed by the Acquired Entities with respect to trade accounts due and other payables as of the Balance Sheet Date.

(i) All inventory of the Acquired Entities, whether or not reflected in the balance sheet included in the Financial Statements, is of a quality and quantity usable and salable in the ordinary course of business and, to the Company’s Knowledge, is fit for the purpose for which it was procured or manufactured, except for obsolete, damaged, defective, or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Acquired Entities free and clear of all Liens (except for Permitted Liens). No such inventory is held on a consignment basis. The quantities of each such item of inventory are not excessive but are reasonable in the present circumstances of the Acquired Entities.

Section 3.06 Absence of Certain Changes. Since the date of the Latest Balance Sheet, (a) each Acquired Entity has conducted its businesses in all material respects only in accordance with the ordinary course of such businesses consistent with past practices, (b) there has not occurred a Material Adverse Effect or any event, change, circumstance, development, occurrence, condition, effect or state of facts that would reasonably be expected to result in a Material Adverse Effect and (c) no Acquired Entity has taken any action that, if taken after the date hereof, would breach Section 6.01 unless Buyer provided its prior written consent thereto.

Section 3.07 Intellectual Property Rights.

(a) Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, each Acquired Entity owns, or has valid rights to use, free and clear of any Lien thereon (except for any Permitted Lien), and immediately following the consummation of the transactions contemplated hereby, will own or have valid rights to use, free and clear of any Lien thereon (except for any Permitted Lien), all

Intellectual Property Rights used or held for use in, or necessary for, the conduct of its businesses in the manner in which they are currently being conducted.

(b) Section 3.07(b) of the Disclosure Schedule lists all of the (i) issued patents and patent applications (published or unpublished), (ii) trademark registrations and applications and material unregistered trademarks, (iii) domain names and social media accounts, (iv) copyright registrations and applications and (v) material software, in each case which is owned or purported to be owned by an Acquired Entity in any jurisdiction in the world. An Acquired Entity is the sole and exclusive beneficial and, for applications and registrations (including patents), record owner of all of the Intellectual Property Rights listed in Section 3.07(b) of the Disclosure Schedule and, to the Company’s Knowledge, all such Intellectual Property Rights are valid, enforceable and subsisting.

(c) The Acquired Entities are not subject to any Orders or settlement agreements that limit the Acquired Entities’ ownership of or rights to use or register any material Intellectual Property Rights.

(d) Since June 1, 2021, there has not been any material Claim pending (or, to the Company’s Knowledge, threatened) (i) alleging or asserting that any Acquired Entity is or was infringing, misappropriating or otherwise violating any Intellectual Property Rights owned by any other Person or challenging the scope, validity, enforceability or ownership of, or the right to use or register, any Intellectual Property Rights owned or purported to be owned by any Acquired Entity or (ii) by any Acquired Entity against any other Person that is or was based on any Claim that another Person is or was infringing, misappropriating or otherwise violating any Intellectual Property Rights owned or purported to be owned by such Acquired Entity. Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, (A) since June 1, 2021, the conduct of the businesses of each Acquired Entity (including any product or service sold, provided, distributed or otherwise made available by such Acquired Entity) has not infringed, misappropriated or otherwise violated any Intellectual Property Rights owned by any other Person and (B) to the Company’s Knowledge, no Person is infringing, misappropriating or otherwise violating any Intellectual Property Rights owned, used or held for use by any Acquired Entity in the conduct of their businesses.

(e) The Acquired Entities (i) have, and after the Closing will continue to have, the rights to use, license, and register the names and marks CHENEY BROTHERS, CHENEY BROS., and C-B-I in the conduct of their businesses and (ii) are the exclusive owners of the trademarks, trade names, business names, company names, service marks, and other designations of source or origin that contain or comprise the name CHENEY (and any and all associated designs), in each case, as used by the Company or any of the Acquired Entities as of the date hereof.

(f) Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, no current or former Affiliate, owner, partner, director, stockholder, officer, or employee of any Acquired Entity (or any Affiliate of any of the foregoing) will, after the consummation of the transactions contemplated hereby, own or retain any proprietary rights in any Intellectual Property Rights owned, used, or held for use by the Acquired Entities in the conduct of their businesses.

(g) Each Acquired Entity has taken commercially reasonable steps designed to protect the confidentiality of its material Trade Secrets.

(h) Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect:

(i) to the Company’s Knowledge, there has not been any disclosure of or access to any material Trade Secret or other material proprietary or confidential information of any of the Acquired Entities (including any such information of any other Person disclosed in confidence to any of the Acquired Entities) to any Person in a manner that has resulted or is likely to result in the loss of Trade Secret or other rights in and to such information;

(ii) each current and former employee, independent contractor, and officer of an Acquired Entity involved in the development, contribution to, modification, or improvement of Intellectual Property Rights owned or purported to be owned by an Acquired Entity (or any portion thereof) has executed a valid and enforceable agreement assigning to an Acquired Entity such employee’s, independent contractor’s, or officer’s rights in any such Intellectual Property Rights (or an Acquired Entity otherwise owns such Intellectual Property Rights by operation of law);

(iii) since June 1, 2021, each Acquired Entity (and, to the Company’s knowledge, each third party Processing Personal Information on behalf of an Acquired Entity) has complied with (A) all Applicable Laws, (B) any contractual commitments of such Acquired Entity and (C) such Acquired Entity’s own rules, policies and procedures, in each case, relating to privacy, data protection, and the Processing of Personal Information Processed or held for use by or on behalf of any Acquired Entity;

(iv) the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any Applicable Law relating to privacy, data protection, and the Processing of Personal Information by or on behalf of any Acquired Entity;

(v) since June 1, 2021, no Claim has been asserted or threatened against any Acquired Entity (or, to the Company’s Knowledge, against any third party Processing Personal Information on behalf of an Acquired Entity) alleging a violation of any Person’s privacy or Personal Information or data rights by such Acquired Entity (or such third party in respect of Personal Information Processed on behalf of an Acquired Entity);

(vi) each Acquired Entity takes commercially reasonable measures to protect Personal Information that is Processed by or on behalf of such Acquired Entity (and all information technology systems used or held for use by such Acquired Entity) against unauthorized access, use, modification, disclosure or other misuse, including through administrative, technical and physical safeguards; and

(vii) each Acquired Entity takes commercially reasonable measures to protect the confidentiality, integrity and availability of all such Personal Information (and such information technology systems) and protect against reasonably anticipated threats or hazards to the security of such Personal Information (and such information technology systems) and the unauthorized use or disclosure of such Personal Information (and unauthorized access to such information technology systems).

(i) Except as otherwise would not (and would not reasonably be expected to) result in, individually or in the aggregate, a Material Adverse Effect, since June 1, 2021, (i) there have been no security breaches of any Acquired Entity’s information technology systems or, to the Company’s Knowledge, the information technology systems of third parties to the extent used by or on behalf of any Acquired Entity, (ii) there have been no disruptions in any Acquired Entity’s information technology systems, (iii) to the Company’s knowledge, such systems do not contain any “time bombs,” “Trojan horses,” “back doors,” “trap doors,” worms, viruses, spyware, keylogger software or other faults or malicious code or damaging devices, and (iv) there has been no unauthorized access, use, modification, disclosure or other misuse of Personal Information Processed by or on behalf of the Acquired Entities. Each Acquired Entity has implemented commercially reasonable plans and systems that reasonably address its assessment of the foregoing risks.

Section 3.08 Title to Assets; Real Property.

(a) Each Acquired Entity has good and valid title to, or in the case of leased assets, has valid and subsisting leasehold interests in, all material assets (including personal property), excluding Real Property, used in the business of such Acquired Entity as currently conducted, free and clear of any Lien thereon (except for any Permitted Lien). Except as would not be and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Acquired Entities, the assets of the Acquired Entities are in good condition, repair, and operating condition (subject to ordinary wear and tear), have been maintained in accordance with Company established maintenance practices, and are useable or saleable in the ordinary course of business, in each case, except for obsolete assets or assets that are no longer used or useful in the business of the Acquired Entities as currently conducted.

(b) Section 3.08(b) of the Disclosure Schedule lists the address and fee owner of each parcel of Owned Real Property. The applicable Acquired Entity has good and marketable fee simple title to the Owned Real Property owned by it, free and clear of any Lien thereon (except for any Permitted Lien). The Company has delivered or made available to Buyer complete and accurate copies of all deeds and mortgages in its possession with respect to the Owned Real Property and other documents affecting title to the Owned Real Property in its possession.

(c) Section 3.08(c) of the Disclosure Schedule lists (i) an address and the name of the landlord and tenant of each Leased Real Property and (ii) all Real Property Leases along with all material amendments, terminations and modifications thereof. The applicable Acquired Entity has a valid leasehold interest in the Leased Real Property leased by it, in each case, free and clear of any Lien thereon (except for any Permitted Lien) and no Acquired Entity has subleased any portion of the Leased Real Property to any other Person.

(d) Except for the Real Property, there is no other real property used in the businesses of the Acquired Entities, nor are there, any leases, subleases, licenses, occupancy agreements, options, rights or other agreements or arrangements to which any Acquired Entity is a party granting to any Person the right to use, occupy or otherwise obtain a real property interest in all or any portion of the Real Property.

(e) Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect:

(i) (A) there is no Claim pending or, to the Company’s Knowledge, threatened with respect to the appropriation, condemnation or exercise of eminent domain with respect to any Real Property, (B) there is no Claim pending which has been initiated by or on behalf of any Acquired Entity to change or redefine the zoning or land use classification of any Real Property, and no Acquired Entity has received notice thereof and (C) there are no sales or other dispositions of such Real Property or any part thereof in lieu of any such Claims pending;

(ii) none of the Acquired Entities has vacated or abandoned any of the Leased Real Properties or given notice of its intent to do the same;

(iii) there are no outstanding Contracts, options, rights of reverter or rights of first refusal to which any Acquired Entity is a party or by which any Acquired Entity has granted to a third party the right to purchase or lease any Real Property or any portion thereof or interest therein;

(iv) the Real Property is in material compliance with all Applicable Laws related to the business currently being conducted on such Real Property and each Acquired Entity has all certificates of occupancy and permits of any Governmental Authority necessary for the current use and operation of each parcel of Real Property;

(v) the present use of the land, buildings, structures and improvements on the Real Property comply with all Applicable Laws, including all applicable zoning Laws and with all registered deeds, restrictions of record or other agreements affecting such Real Property, and, to the Knowledge of the Company, there is no proposed change therein that would so affect any of the Real Property or its use and the Company has no Knowledge of any violation thereof;

(vi) there exists no conflict or dispute with any Governmental Authority or any other Person relating to any Real Property or the activities thereon;

(vii) no damage or destruction has occurred with respect to any of the Real Property that would not be covered by an enforceable insurance policy;

(viii) each Acquired Entity is in material compliance with all Liens and other matters of record affecting the Real Property, and each Acquired Entity has not received any written notice alleging any default under any of such Liens or other matters of record and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default under any such Liens;

(ix) all Real Property and improvements located thereon, building systems and equipment, and all components thereof (including the roof, foundation, walls,

and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection security and surveillance systems, and telecommunications, computer, wiring and cable installations), are in good condition, repair, and operating condition (subject to ordinary wear and tear), have been maintained in accordance with industry practice, and are useable or saleable in the ordinary course of business, in each case, except for obsolete assets or assets that are no longer used or useful in the business of the Acquired Entities as currently conducted;

(x) the Real Property and improvements located thereon are served by telephone, cable, electric, gas, water, storm and sanitary sewer lines and facilities and such utilities are in good working order; and

(xi) there are no current construction or capital improvement projects, nor have there been any completed within the last 100 days, on or with respect to any Real Property or improvements located thereon.

Section 3.09 Material Contracts.

(a) Section 3.09(a) of the Disclosure Schedule lists each Material Contract as of the date hereof. As used herein, “Material Contract” means any Contract (except for any (x) purchase order, invoice or similar document under another Material Contract and (y) Real Property Lease solely between Acquired Entities and disclosed in Section 3.08(c) of the Disclosure Schedule) to which any Acquired Entity is a party or by which any Acquired Entity or its assets is bound:

(i) any Contract to which a Person (except for any Acquired Entity) is a party with respect to a joint venture, partnership, limited liability company or other similar agreement or arrangement, related to the formation, creation, operation, management or control of any partnership, joint venture or limited liability company;

(ii) any Contract under which any Acquired Entity is an obligor of any Indebtedness (including any guaranty thereof) or pursuant to which any Acquired Entity has granted a Lien (other than any Permitted Lien) on any of its assets;

(iii) any Contract that contains an obligation to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or any warrants, rights or options to acquire such capital stock;

(iv) any Contract relating to an acquisition, divestiture, merger or similar transaction (whether by merger, sale of stock, sale of assets or otherwise) pursuant to which any Acquired Entity has any material continuing obligation (including any “earnout” or other contingent obligations) following the date hereof;

(v) any Contract, except for a Contract related to an acquisition subject to Section 3.09(a)(iv), that obligates any Acquired Entity to make any capital commitment or expenditure (including under any joint venture) in excess of $1,000,000 after the date hereof, including for design and/or construction of new improvements on or related to Real Property;

(vi) any Contract that prohibits the payment of dividends or distributions on any Equity Interest of any Acquired Entity or otherwise, prohibits the pledging of the Equity Interests of any Acquired Entity or prohibits the issuance of guarantees by any Acquired Entity;

(vii) any Contract containing any covenant limiting or prohibiting the right of any Acquired Entity (A) to engage in any line of business or conduct business in any geographic area or (B) to compete with any other Person in any line of business or in any geographic area or levying a fine, charge or other payment for doing any of the foregoing;

(viii) any Contract that, to the Company’s Knowledge, contains a most favored nation provision or equivalent preferential term, in each case, for the benefit of the counterparty thereto;

(ix) any Contract that grants any right of first refusal, right of first offer or similar right related to any material assets or rights of any Acquired Entity;

(x) any Contract, or group of related Contracts, with a Key Supplier or Key Customer;

(xi) any Contract, or group of related Contracts, providing for the sale by an Acquired Entity of materials, supplies, goods, services, equipment or other assets that would reasonably be expected to involve payments to any Acquired Entity in excess of $10,000,000 during the Historical Period;

(xii) any Contract relating to any hedge, swap, forward, futures, warrant, option or other derivative transaction;

(xiii) any Government Contract, or group of related Government Contracts, that would reasonably be expected to involve payments to any Acquired Entity in excess of $500,000 during the Historical Period;

(xiv) any Contract under which any of the benefits thereunder, to any Acquired Entity or to any other party thereto, shall be increased, or the vesting of benefits of which shall be accelerated, by the consummation of any transaction contemplated hereby or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated hereby;

(xv) except for any Contract with a term of one year or less, any Contract relating to the employment of, or the performance of services by, any director or employee with the title of vice president or higher of any Acquired Entity (A) that requires payment of base salary (or compensation) in excess of $150,000 on an annual basis to such Person, (B) the terms of which obligate or may in the future obligate any Acquired Entity to make any severance, retention, change in control, termination or similar payment to such Person or (C) under which any Acquired Entity may be obligated to make any bonus or similar payment in excess of $150,000 to such Person;

(xvi) any Contract with a professional employer organization or similar party;

(xvii) any Collective Bargaining Agreement;

(xviii) any Real Property Lease;

(xix) any Contract related to the design and/or construction of improvements on or related to Real Property, that would reasonably be expected to involve payments by any Acquired Entity in excess of $250,000;

(xx) any Contract under which any Acquired Entity (A) has granted to any other Person a license or other right to use, enforce, or register any material Intellectual Property Rights (including any license agreements, coexistence agreements and covenants not to sue with respect to such material Intellectual Property Rights), but excluding non-exclusive licenses granted in the ordinary course (1) to contractors engaged to perform services for any Acquired Entity and (2) to customers, in each case of clause (1) and (2), pursuant to agreements that do not materially deviate from such Acquired Entity’s standard form of such agreements made available to Buyer or in respect of licenses that are incidental and not material to such agreements, (B) is restricted in its right to use, obtain, enforce, register, or otherwise exploit any material Intellectual Property Rights or (C) was granted or received from any other Person a license or other right to use, enforce or register any material Intellectual Property Rights, but, in the case of the foregoing (B) and (C), excluding any Contract concerning commercially available shrink-wrap or off-the-shelf software or software-as-a-service (that has not been materially modified or customized for an Acquired Entity) that has an acquisition price of less than $250,000 in the aggregate for any Acquired Entity’s use thereof;

(xxi) any Contract, or group of related Contracts, relating to leases of equipment, vehicles or other personal property that would reasonably be expected to involve payments by an Acquired Entity in excess of $500,000 during the twelve-month period after the date hereof;

(xxii) any stockholders, investors rights, registration rights or similar agreement or arrangement;

(xxiii) any Contract under which an Affiliate of an Acquired Entity has an obligation to indemnify any counterparty thereto; and

(xxiv) any Contract related to a Related Party Transaction.

(b) Prior to the date hereof, the Company has made available to Buyer true, complete and correct copies of each Material Contract (including all exhibits and schedules thereto).

(c) Except as otherwise would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect:

(i) each Material Contract is in full force and effect and is the legal, valid and binding obligation of the Acquired Entity party thereto and, to the Company’s Knowledge, the other parties thereto, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equitable Exceptions, in each case, other than for any Material Contract that expires after the date hereof in accordance with its terms or has been terminated after the date hereof in accordance with its terms and not in violation of Section 6.01;

(ii) no Acquired Entity is in breach of or in default under any Material Contract, and to the Company’s Knowledge, no other party to any Material Contract is in breach of or default thereunder, and no event has occurred that with notice or lapse of time or both would constitute a breach or default of the Acquired Entity party thereto or, to the Company’s Knowledge, any other party thereto;

(iii) no party to any Material Contract has provided written notice (or, to the Company’s Knowledge, oral notice) to any Acquired Entity or any of its Affiliates requesting any indemnification or defense under such Material Contract; and

(iv) no party to any Material Contract has provided written notice (or, to the Company’s Knowledge, oral notice) to any Acquired Entity that it intends to terminate its business relationship with any Acquired Entity.

Section 3.10 Compliance With Laws; Permits.

(a) Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, (i) each Acquired Entity is, and since June 1, 2021 has been, in compliance with all Applicable Laws and (ii) from June 1, 2021 through the date hereof, no Acquired Entity has received any written notice (or, to the Company’s Knowledge, oral notice) alleging or asserting that any Acquired Entity is not in compliance with or has violated any Applicable Law in any material respect.

(b) Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect:

(i) (A) each Acquired Entity holds all Permits necessary for the lawful conduct of its business as currently conducted and (B) each such Permit is valid and in full force and effect;

(ii) each Acquired Entity is in compliance with the terms and requirements of such Permits, and no Acquired Entity is in default or violation (and no event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default or violation by such Acquired Entity) of any term, condition or provision of any such Permit; and

(iii) there is no, and since June 1, 2021 there has not been any, Claim pending (or, to the Company’s Knowledge, threatened): (A) asserting any noncompliance with or any violation of any term or requirement of any such Permit or (B) notifying any Acquired Entity of the revocation, withdrawal, suspension or termination of any such Permit.

(c) Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect:

(i) (A) no Government Contract or Government Bid is currently the subject of any bid protest, (B) each Acquired Entity has complied with all terms and conditions of each Government Contract, (C) all representations and certifications executed by any Acquired Entity pertaining to any Government Contract or Government Bid were correct as of their effective date and each Acquired Entity has complied with all such representations and certifications, (D) no Acquired Entity has submitted any inaccurate, untruthful or misleading cost or pricing data, certification, bid, quote, proposal, report, invoice, claim, request for equitable adjustment or other information to a Governmental Authority, prime contractor, subcontractor, vendor or any other Person relating to any Government Contract or Government Bid and (E) there are no pending disputes between any Acquired Entity and any Governmental Authority or between any Acquired Entity and any prime contractor, subcontractor, vendor or other Person where the ultimate contracting party is a Governmental Authority, arising under or relating to any Government Contract or Government Bid;

(ii) (A) none of the Acquired Entities or any of their respective directors, officers, employees (in each case, in their capacities as such) or, to the Company’s Knowledge, any of their consultants or agents (in either case, in their capacities as such) is or has during the past five years been under administrative, civil or criminal investigation, indictment or information by any Governmental Authority with respect to any alleged act or omission arising under or relating to any Government Contract or Government Bid and (B) during the last five years, no Acquired Entity has conducted or initiated any internal investigation or made a voluntary or mandatory disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any Government Contract or Government Bid;

(iii) to the Company’s Knowledge, no Acquired Entity is in receipt or possession of any competitor (as to any Government Contract or Government Bid) or Governmental Authority’s proprietary or procurement sensitive information under circumstances where there is reason to believe that such receipt or possession is unlawful or unauthorized;

(iv) there are no outstanding claims for equitable adjustment, work stop order, termination for convenience, or termination for default or similar adjustments related to any Government Contract; and

(v) (A) no Acquired Entity is subject to any active administrative agreement pertaining to its eligibility for the award of any Government Contract and (B)

no Acquired Entity has been debarred, suspended or similarly disqualified from participation in the award of contracts with any other Governmental Authority.

Section 3.11 International Trade Laws; Sanctions.

(a) Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, since June 1, 2019, (i) the Acquired Entity and its directors, officers, employees or agents and, to the Company’s Knowledge, employees, agents or other Representatives acting in such capacity on behalf of such Acquired Entity, have been in compliance in all material respects with all applicable International Trade Laws, and there have been no Claims, voluntary disclosures, or other proceedings pending or, to the Company’s Knowledge, threatened against, any Acquired Entity or any of its directors, officers, employees or agents and, to the Company’s Knowledge, employees, agents or other Representatives acting in such capacity on behalf of such Acquired Entity, by or before any Governmental Authority and (ii) the Company has obtained, as applicable, any and all Permits or other authorizations required for the export, re-export, transfer, or import in accordance with the International Trade Laws and Sanctions.

(b) Without limiting any of the foregoing, except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect:

(i) since June 1, 2014, each Acquired Entity has been in compliance with all applicable Sanctions;

(ii) since June 1, 2019, no Acquired Entity has conducted, directly or indirectly, any business with, in or involving any (A) Sanctioned Jurisdiction or (B) any Sanctioned Person;

(iii) since February 1, 2022, no Acquired Entity has conducted any business with, in, or involving Russia or Belarus;

(iv) no Acquired Entity, nor any of their respective direct or indirect shareholders, directors, officers, employees or agents is a Sanctioned Person;

(v) each Acquired Entity has in place policies and procedures reasonably designed to ensure compliance with applicable International Trade Laws and Sanctions; and

(vi) no Acquired Entity has (A) made any voluntary, directed or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission relating to any noncompliance with any International Trade Laws or Sanctions, (B) been the subject of any actual or threatened investigation, inquiry or enforcement proceeding for a violation of International Trade Laws or Sanctions or (C) received any notice, request, penalty, or citation for any actual or potential noncompliance with International Trade Laws or Sanctions.

Section 3.12 Anti-Corruption.

(a) Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, since June 1, 2019, each Acquired Entity and its directors, officers, employees, and to the Company’s Knowledge, its agents or other Persons acting for or on behalf of such Acquired Entity have complied with applicable Anti-Corruption Laws. Neither the Acquired Entities, nor their respective directors, officers, employees, or to the Company’s Knowledge, any agents or other Persons acting for or on behalf of the Acquired Entities has, directly or indirectly, since June 1, 2019, given, offered, promised, or agreed to give, or authorized the giving of, requested, accepted, or agreed to accept any payment, gift or other item of value or similar benefit to or from any Person (including any foreign official, foreign political party, foreign political party official or candidate for foreign political office) in violation of any applicable Anti-Corruption Law.

(b) Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, since June 1, 2019, no Acquired Entity has (i) received written or oral notice of or made a voluntary, mandatory or directed disclosure to any Governmental Authority relating to any actual or potential violation of any Anti-Corruption Law or (ii) been a party to or the subject of any pending or, to the Knowledge of the Company, threatened action or investigation related to any actual or potential violation of Anti-Corruption Laws.

(c) Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, each Acquired Entity has implemented and maintains policies and procedures reasonably designed to ensure compliance by its directors, officers, employees, and agents with applicable Anti-Corruption Laws.

Section 3.13 Claims; Orders.

(a) As of the date hereof, (i) there is no Claim pending related to the Company that would or would reasonably be expected to prevent, materially delay or materially impede the Company’s ability to consummate any transaction contemplated hereby and (ii) there is no Order outstanding against the Company that would or would reasonably be expected to prevent, materially delay or materially impede the Company’s ability to consummate any transaction contemplated hereby.

(b) Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect:

(i) there is no, and since June 1, 2021 there has not been any, Claim pending (or, to the Company’s Knowledge, threatened) against any Acquired Entity or, to the Company’s Knowledge, against any present or former executive officer, director or employee of any Acquired Entity in his or her capacity as such; and

(ii) there is no, and since June 1, 2021 there has not been any, Order outstanding against any Acquired Entity or, to the Company’s Knowledge, against any present or former officer or director of any Acquired Entity in his or her capacity as such.

Section 3.14 Tax Matters.

(a) (i) All Income Tax Returns and other material Tax Returns required to be filed by the Acquired Entities or the Controlled JV Entities have been timely filed with the appropriate Taxing Authority (taking into account applicable extensions) and (ii) all such Tax Returns were prepared in accordance with Applicable Law in all material respects and are true, correct and complete in all material respects.

(b) (i) All Income Taxes and other material Taxes required to be paid by the Acquired Entities or, with respect to an Acquired Entity’s ownership therein, the Controlled JV Entities, (whether or not shown or required to be shown to be due on any Tax Return) have been timely paid in full to the appropriate Taxing Authority and (ii) all regular estimated Tax payments sufficient to avoid any underpayment penalties or interest have been timely remitted to the appropriate Taxing Authority by or on behalf of the Acquired Entities or, with respect to an Acquired Entity’s ownership therein, the Controlled JV Entities.

(c) All material Taxes required to have been withheld and paid by the Acquired Entities or, with respect to an Acquired Entity’s ownership therein, the Controlled JV Entities under Applicable Law, including in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, partner, member, shareholder or other Person, have been timely withheld and paid to the appropriate Taxing Authority, and the Acquired Entities and the Controlled JV Entities have complied in all material respects with all Applicable Laws relating to Tax information reporting.

(d) (i) No material Taxes of or with respect to any Acquired Entity or any Controlled JV Entity are being contested as of the date hereof and there are no audits, claims assessments, levies, administrative or other Tax proceedings pending or, to the Company’s Knowledge, threatened or proposed in writing regarding any material Taxes of or with respect to any Acquired Entity or any Controlled JV Entity, (ii) neither an Acquired Entity nor any Controlled JV Entity has received from any Taxing Authority any written or, to the Company’s Knowledge, oral (A) notice indicating an intent to commence any Tax examination, audit or other proceeding, (B) notice of deficiency, proposed adjustment, notice of assessment or notice of lien with respect to Taxes (whether claimed, proposed, asserted or assessed) or (C) request for information with respect to material Taxes and (iii) no Person has commenced a voluntary disclosure proceeding relating to Taxes of or with respect to any Acquired Entity or any Controlled JV Entity or the assets of any Acquired Entity or any Controlled JV Entity in any jurisdiction that has not been fully resolved or settled.

(e) The unpaid Taxes of the Acquired Entities and, with respect to an Acquired Entity’s ownership therein, the Controlled JV Entities (i) did not, as of the Latest Balance Sheet Date, materially exceed the liabilities for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income, or any other reserves in respect of uncertain Tax positions) set forth in the Financial Statements and (ii) do not materially exceed the liabilities for Taxes set forth in the Financial Statements as adjusted for the passage of time in accordance with the past custom and practice of the Acquired Entities and the Controlled JV Entities in filing their Tax Returns. Since the Latest Balance Sheet Date, the Acquired Entities and the Controlled JV Entities have not incurred any material liability for Taxes outside the ordinary course of business.

(f) (i) No Acquired Entity has engaged in a trade or business in, or has business in force in, any jurisdiction in which it has not filed all required material Tax Returns, (ii) no written or, to the Company’s Knowledge, oral Claim has been made by a Governmental Authority in a jurisdiction where an Acquired Entity does not file Tax Returns or pay Taxes of a particular type stating that such Acquired Entity is or may be subject to taxation by that jurisdiction, required to file such Tax Returns, or required to pay such Taxes in such jurisdiction and (iii) no Acquired Entity has engaged in a trade or business or had a “permanent establishment” or other Tax nexus (within the meaning of the relevant Tax treaty or any analogous, comparable, or similar provision of Applicable Law or common practice) in a country other than the United States.

(g) (i) None of the Acquired Entities or the Controlled JV Entities has (A) requested or been granted an extension of the time for filing any Tax Return or paying any Tax of or with respect to any Acquired Entity or any Controlled JV Entity (or any Tax Return which includes any Acquired Entity or any Controlled JV Entity) which has not yet been filed or paid (except for any ordinary course extension or any extension that is granted automatically) or (B) waived or consented to extend any statute of limitations in respect of or with respect to any Tax or Tax Return of an Acquired Entity, which waiver is currently in effect, (ii) no power of attorney is currently in effect with respect to any Taxes or Tax Returns of or with respect to any Acquired Entity or any Controlled JV Entity and (iii) there are no Tax rulings, technical advice memoranda, requests for rulings, closing agreements or similar agreements or rulings (including any request for permission with respect to a change in any accounting method) pending or in effect with any Taxing Authority relating to any Acquired Entity or any Controlled JV Entity.

(h) Except in respect of a Tax group of which an Acquired Entity is the common parent, no Acquired Entity or any Controlled JV Entity (i) is or has been a member of a group filing an affiliated, consolidated, combined or unitary Tax Return, (ii) has any liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any analogous, comparable or similar provision of state, local or non-U.S. Applicable Law) or as a transferee or successor under any provision of Applicable Law or (iii) has any liability for Taxes of any other Person pursuant to a Contract, in each case, except pursuant to (A) this Agreement and (B) any commercial Contract, the principal subject matter of which is not Taxes, entered into in the ordinary course of business.

(i) (i) None of the Acquired Entities or the Controlled JV Entities will be required to make any adjustment in any respect (nor has any Taxing Authority proposed in writing any such adjustment) pursuant to Section 481 of the Code (or any comparable provision of state, local, or non-U.S. Applicable Law) for any Tax period (or portion thereof) ending after the Closing Date as a result of a change in method of accounting, (ii) none of the Acquired Entities or the Controlled JV Entities will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any (A) closing agreement as described in Section 7121 of the Code (or any comparable provision of state, local, or non-U.S. Law) entered into prior to the Closing, (B) use of an improper method of accounting for a taxable period beginning prior to or on the Closing Date, (C) intercompany transaction or excess loss account described in Section 1502 of the Code (or any comparable provision of state, local, or non-U.S. Law) occurring or existing on or prior to the Closing, (D) installment sale or open transaction disposition made on or prior to the Closing or (E) prepaid amounts or advance payments received or paid outside the ordinary course of business prior to the Closing or deferred revenue realized or received outside the ordinary course of business prior to the Closing and (iii) none of the Acquired Entities or the Controlled JV Entities will be required to include in income any amount under Section 965 of the Code for any Tax period (or portion thereof) ending after the Closing Date.

(j) None of the Acquired Entities or the Controlled JV Entities has, within the past two years or otherwise as a part of a plan that includes the transactions contemplated by this Agreement, distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code (or any analogous, comparable or similar provision of state, local or non-U.S. Applicable Law).

(k) None of the Acquired Entities or the Controlled JV Entities is a party to, is bound by or has any obligation under any Tax Sharing Agreement, other than a Tax Sharing Agreement as to which only the Acquired Entities or the Controlled JV Entities are parties.

(l) None of the Acquired Entities or the Controlled JV Entities is or has been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code or Treasury Regulations Section 1.6011-4.

(m) Each of the Acquired Entities and the Controlled JV Entities has remitted to the appropriate Governmental Authorities all material amounts required to be remitted under all Laws relating to escheat and unclaimed property and have complied in all material respects with all applicable filing requirements related thereto.

(n) No asset owned or held by an Acquired Entity or a Controlled JV Entity is an equity interest in any Person (other than an Acquired Entity or a Controlled JV Entity) for Tax purposes, and there are no other arrangements or Contracts to which an Acquired Entity or a Controlled JV Entity is a party that could properly be treated as a partnership for federal income Tax purposes.

(o) There are no Liens related to Taxes (except any Permitted Lien) on any of the assets of any Acquired Entity or any Controlled JV Entity.

(p) None of the Acquired Entities or the Controlled JV Entities is a party to or subject to any Tax exemption, Tax holiday, or other Tax reduction agreement or order under any Applicable Law.

(q) The tax classification for U.S. federal income tax purposes of each Acquired Entity and each Controlled JV Entity is set forth in Section 3.14(q) of the Disclosure Schedule.

(r) The representations in Section 3.05(e) (solely to the extent related to Taxes), Section 3.06(c) (but only with respect to Section 6.01(b)(xiv)), this Section 3.14 and Section 3.15 (solely to the extent related to Taxes) shall constitute the sole and exclusive representations and warranties regarding any Taxes relating to the Acquired Entities, including any representations or warranties regarding compliance with Tax Laws, liability for Taxes, the filing of Tax Returns, and the accrual and reserves for Taxes on any financial statements or books and records of the Acquired Entities. No representation in this Section 3.14 shall be with respect to the availability or use of any Tax attribute (including a net operating loss) or Tax credit in any Post-Closing Tax Period or otherwise relate to Taxes payable in a Post-Closing Tax Period (other than representations contained in Sections 3.14(g)(iii), 3.14(h)(iii), 3.14(i) and 3.14(k)).

Section 3.15 Employee Benefit Plans.

(a) Section 3.15(a) of the Disclosure Schedule sets forth a true and complete list of all material Company Benefit Plans. The Company has made available to Buyer current, accurate and complete copies of (i) for each material Company Benefit Plan, the plan document, the most recent summary plan description, if any, required under ERISA and all corresponding summaries of material modifications, (ii) a written summary of each material Company Benefit Plan that does not have a summary plan description and (iii) all personnel, payroll and employment manuals and policies of each Acquired Entity. No Acquired Entity has any express or implied commitment to create any other Employee Benefit Plan, program or arrangement or to materially modify, change or terminate any Company Benefit Plan, except for a modification, change or termination required by ERISA or the Code.

(b) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the IRS stating that such Company Benefit Plan is so qualified or is a prototype plan to whose sponsor a favorable opinion letter has been issued by the IRS, and nothing has occurred that caused or is reasonably likely to cause the loss of such qualification or the imposition of any penalty or Tax liability. Except to the extent that an individual failure to comply or failures to comply, in the aggregate, could reasonably be expected to result in a material Liability to an Acquired Entity, each Company Benefit Plan has been operated in material compliance with its terms and all Applicable Laws and complies in form and in operation in all material respects with all Applicable Laws. Except for routine payments made in the ordinary course of business consistent with past practice, all benefits, contributions and premiums required by and due under the terms of each of the Company Benefit Plans or Applicable Law have been timely paid or accrued for in accordance with the terms of each of the Company Benefit Plans and the terms of all Applicable Laws.

(c) None of the Acquired Entities nor any of their ERISA Affiliates has, within the past six years, maintained, sponsored, contributed to, or had an obligation to maintain, sponsor or contribute to, or has any material Liability under or related to (i) a “defined benefit plan,” as defined in Section 3(35) of ERISA, (ii) a pension plan subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, (iii) a “multiemployer plan,” as defined in Section 3(37) of ERISA, (iv) a “multiple employer plan” within the meaning of Section 413 of the Code, (v) a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code, (vi) an organization or trust described in Section 501(c)(17) of the Code, (vii) a “welfare benefits fund” described in Section 419(e) of the Code or (viii) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA). With respect to any “multiemployer plan” (as defined in Section 3(37) of ERISA) to which any of the Acquired Entities or any of their ERISA Affiliates has at any time within the past six years sponsored, contributed to, had an obligation to contribute to or otherwise participated in, (x) the Acquired Entities and their ERISA Affiliates have, in all material respects, timely paid all contributions required (A) pursuant to any Collective Bargaining Agreement and (B) with respect to any assessed withdrawal liability, and (y) none of the transactions contemplated under this Agreement constitutes a transaction described under Section 4212(c) of ERISA. The Acquired Entities have no actual liability and are not reasonably expected to have any potential liability, with respect to any plan described in Section 3.15(c) of the Disclosure Schedule. No current Company Employee or other or former employee, officer, director, consultant or other service provider of any Acquired Entity is or may become entitled under any Company Benefit Plan to receive health, life insurance or other welfare benefits (whether or not insured), beyond their retirement or other termination of service, except for health continuation coverage as required by Section 4980B of the Code.

(d) Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all respects in operational and documentary compliance with Section 409A of the Code and all IRS guidance promulgated thereunder.

(e) Except as otherwise provided in this Agreement, neither the execution and delivery hereof nor the consummation of any transaction contemplated hereby shall, either alone or in combination with any other event, (i) entitle any Company Employee, current or former employee, officer, director or other natural person service provider of any Acquired Entity to severance pay, change in control, unemployment compensation or any other similar termination payment, (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such Company Employee, current or former employee, officer, director or other natural person or service provider of any Acquired Entity, (iii) directly or indirectly require any Acquired Entity to transfer or set aside any assets to fund any benefits under any Company Benefit Plan, (iv) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Closing or (v) individually or with any other such payment, constitute an “excess parachute payment” within the meaning of Section 280G of the Code or not be deductible pursuant to Section 280G of the Code or could be subject to an excise tax under Section 4999 of the Code. No Acquired Entity has any obligation to gross-up, indemnify or otherwise reimburse any current or former employee, director, officer or natural person service provider of the Acquired Entities for any Tax incurred by such individual under Section 409A or 4999 of the Code.

(f) Except for any benefit Claims made in the ordinary course of business, there are no Claims that have been asserted, instituted or, to the Company’s knowledge, threatened by any Company Employee or Governmental Authority related to (i) any of the Company Benefit Plans, (ii) the assets of any of the Company Benefit Plans or (iii) any trustee or the plan administrator or fiduciary of the Company Benefit Plans regarding the operation of such Company Benefit Plans.

(g) Since June 1, 2021, except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, no Acquired Entity has incurred any Liability for any Tax, fine or penalty under the Code, ERISA or other Applicable Law in connection with the existence or operation of any Company Benefit Plan, and no fact or event exists which could reasonably be expected to give rise to any such Liability.

(h) Since June 1, 2021, none of the Acquired Entities has used the services of workers provided by third-party contract labor suppliers, temporary employees, “leased employees” within the meaning of Section 414(n) of the Code or individuals who have provided services as independent contractors in a manner that could reasonably be expected to result in the disqualification of any Company Benefit Plan or, except as could reasonably be expected to result in a material Liability, the imposition of penalties or excise Taxes for any Company Benefit Plan by the IRS, the Department of Labor or any other Governmental Authority.

(i) Since June 1, 2021, neither the Acquired Entities nor any ERISA Affiliate has engaged in or knowingly permitted to occur and, to the Company’s Knowledge, no other Person has engaged in or permitted to occur any transaction prohibited by Section 406 of ERISA or “prohibited transaction” under Section 4975(c) of the Code with respect to any Company Benefit Plan, except for any transactions which are exempt under Section 408 of ERISA or Section 4975 of the Code or otherwise, and except for any transactions that would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(j) Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, the Acquired Entities have at all times since June 1, 2021, properly classified their employees as “full-time employees” (as such term is defined in Section 4980H of the Code and the regulations issued thereunder), or as “part time” employees, as applicable, and complied in all respects with the related PPACA reporting requirements under Sections 6055 and 6056 of the Code. The Acquired Entities are not, and would not reasonably be expected to be, subject to any penalty under Section 4980H(a) of the Code with respect to any Company Benefit Plan that is a group health plan.

(k) Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, there does not exist, and there are no existing circumstances that would be reasonably likely to result in, any Controlled Group Liability following the Closing Date. “Controlled Group Liability” means any and all Liabilities to the Acquired Entities, as a result of having an ERISA Affiliate, under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code and (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

Section 3.16 Labor Matters.

(a) The following information with respect to the Company Employees has been made available to Buyer as of July 31, 2024: (i) employee identification number, (ii) date of hire, (iii) current annual base salary or hourly wage rate, (iv) target annual incentive compensation opportunity, (v) work location, (vi) status as exempt or nonexempt and (vii) full-time or part-time status. Prior to Closing, the following information will be made available to Buyer: (A) employee name, (B) whether such individual is on a leave of absence and the expected date of return to active service and (C) payroll, benefit and demographic information necessary to transfer Company Employees to the Buyer Benefit Plans of Buyer and its Affiliates in accordance with Section 7.01 and Section 7.02.

(b) The Acquired Entities are not party to or bound by any Collective Bargaining Agreements. No Company Employees are represented by any labor union, labor organization or works council and there are no Collective Bargaining Agreements that pertain to any of the Company Employees.

(c) Since June 1, 2021, no labor union, trade union, labor organization or group of employees of any Acquired Entity has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company’s Knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority with respect to any employees of an Acquired Entity. To the Company’s Knowledge, since June 1, 2021, there have been no union organizing activities related to any employees of any Acquired Entity.

(d) Since June 1, 2021, there has been no actual, or to the Company’s Knowledge, threatened unfair labor practice charges, material arbitrations, material grievances, strikes, lockouts, slowdowns, work stoppages or material labor related disputes (collectively, “Labor Disputes”) against any Acquired Entity, and no such Labor Disputes are pending. The Acquired Entities (i) are not in material violation of any Collective Bargaining Agreement or Applicable Law pertaining to labor, employment or employment practices including all Applicable Laws regarding worker classification, health and safety, wages and hours, labor relations, employment discrimination, disability rights or benefits, equal opportunity, immigration, plant closures and layoffs, affirmative action, employee leave issues, unemployment insurance and workers’ compensation and (ii) are not, and have not been since June 1, 2021, a party to any Claim alleging a material violation of any Collective Bargaining Agreement or Applicable Law pertaining to labor, employment or employment practices, nor, to the Company’s Knowledge, is any such Claim pending or threatened.

(e) Except as would not and would not reasonably be expected to result in material liability for the Acquired Entities, the Acquired Entities, since June 1, 2021, in all material respects: (i) have properly classified and treated all of their workers as independent contractors or employees, (ii) have properly classified and treated all of their employees as “exempt” or “nonexempt” in compliance with all Applicable Laws pertaining to wages and hours, overtime requirements and taxes, (iii) are not delinquent in any payments to, or on behalf of, any current or former independent contractors or employees of any Acquired Entity for any services, benefits or amounts required to be reimbursed or otherwise paid or provided, (iv) have withheld and reported all amounts required by Applicable Law or by agreement to be withheld and reported related to wages, salaries, fees and other payments to any current or former independent contractors or employees of any Acquired Entity and (v) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority related to unemployment compensation benefits, social security or other benefits or obligations for any current or former independent contractors or employees of any Acquired Entity (except for routine payments to be made in the ordinary course of business consistent with past practice). Since June 1, 2021, none of the Acquired Entities have been subject to any audit or investigation by any Governmental Authority related to its employee classification or wage and hour practices or compliance.

(f) Since June 1, 2021, no Acquired Entity is or has been: (i) a “contractor” or “subcontractor” (as defined by Executive Order 11246), (ii) required to comply with Executive Order 11246 or any other Applicable Law requiring affirmative action or other employment related actions for government contractors or subcontractors or (iii) otherwise required to maintain an affirmative action plan.

(g) To the Company’s Knowledge, no employee of any Acquired Entity is in violation of any material term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation (i) to any Acquired Entity or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by any Acquired Entity or (B) to the knowledge or use of Trade Secrets or proprietary information.

(h) Since June 1, 2021, the Acquired Entities have been in material compliance with all notice and other requirements under the WARN Act. In the 90 days prior to the date hereof, none of the Acquired Entities have (i) effectuated a “plant closing” (as defined in the WARN Act), (ii) effectuated a “mass layoff” (as defined in the WARN Act) or (iii) undertaken any other similar action requiring notice.

(i) Since June 1, 2021, none of the Acquired Entities has become a party to a settlement agreement with a current or former officer, employee or independent contractor of any Acquired Entity that involves allegations relating to sexual harassment by any officer or director of any Acquired Entity. To the Company’s Knowledge, since June 1, 2021, no allegations of sexual harassment have been made against any officer or director of any Acquired Entity.

Section 3.17 Environmental Matters.

(a) (i) Each Acquired Entity is and since January 1, 2019 has been in material compliance with all applicable Environmental Laws, (ii) between January 1, 2019 and the Closing Date, neither the Company nor any of the Acquired Entities has received any written communication or, to the Company’s Knowledge, oral communication (whether from a Governmental Authority, citizens group or other third party) that alleges that any of the Acquired Entities is not in material compliance with applicable Environmental Laws and (iii) there are no facts, conditions or circumstances that could reasonably be expected to prevent or materially interfere with future compliance with applicable Environmental Laws, including failure to take necessary actions to ensure that the Acquired Entity will be able to achieve compliance with such Environmental Laws that have an initial compliance date after the date hereof.

(b) (i) The Acquired Entities have obtained all of the material Environmental Permits (“Material Environmental Permits”) required for the construction, modification, operation and maintenance of their businesses, operations and assets, (ii) all such Material Environmental Permits that are required by Environmental Law to remain in effect are in effect, (iii) no appeal nor any other action is pending to revoke any such Material Environmental Permit and (iv) the Acquired Entities are in material compliance with all terms and conditions of such Material Environmental Permits.

(c) There is no material Environmental Claim pending or, to the Company’s Knowledge, threatened against the Acquired Entities or, to the Company’s Knowledge, against any Person whose liability for any Environmental Claim any of the Acquired Entities has retained or assumed either contractually or by operation of law. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Acquired Entities taken as a whole, to the Company’s Knowledge, there are no facts, circumstances or conditions that could reasonably be expected to result in one or more Environmental Claims against any of the Acquired Entities.

(d) None of the Acquired Entities nor any of the Real Property is subject to an Order pursuant to Environmental Law or with respect to Hazardous Substances.

(e) There has not been any Release of any Hazardous Substances at any of the Real Properties, or to the Company’s Knowledge, at any real properties formerly owned, leased, operated or used by any of the Acquired Entities or at any real properties currently or formerly owned, leased, operated or used by any former subsidiaries of the Company or any of the Acquired Entities, that, individually or in the aggregate, would reasonably be expected to (i) result in a material liability pursuant to Environmental Law or (ii) materially interfere with the operation of the businesses or assets of any of the Acquired Entities.

(f) None of the Acquired Entities is responsible for, by agreement or operation of law, any material liabilities arising pursuant to Environmental Law of any other Person, including any former owner or operator of the real properties currently or formerly owned, leased, operated or used by the Acquired Entities, or in connection with any former subsidiaries of the Company or any of the Acquired Entities.

(g) The Company has made available to Buyer all material assessments, reports, data, results of investigations, correspondence, notices, inspections, or audits that are in the possession of or reasonably available to it pertaining to the environmental condition of any of the properties of the Acquired Entities, compliance (or noncompliance) with applicable Environmental Laws, pending Environmental Claims, and any Orders relating to Environmental Laws or Hazardous Substances that have outstanding affirmative actions to be implemented.

Section 3.18 Insurance. As of the date hereof, the Company has made available to Buyer all material Insurance Policies in effect as of the date hereof, except for any Seller Insurance Arrangement for which coverage is provided on a claims-made basis (provided that any Seller Insurance Arrangement may have been made available only in summary or redacted form). Except as would not and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, (a) the Insurance Policies are in full force and effect and will not, with respect to pre-Closing periods, be terminated as a result of the Closing, (b) neither the Company nor any of the Acquired Entities has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any Insurance Policy, (c) all premiums due on the Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy, (d) except for the Seller Insurance Arrangements, the Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability, (e) all Insurance Policies are valid and binding in accordance with their terms and have not been subject to any lapse in coverage, (f) there are no Claims pending under any Insurance Policy as to which coverage is being denied or disputed or in respect of which there is an outstanding reservation of rights, (g) neither the Company nor any of the Acquired Entities is in default under, or is otherwise not in compliance with, any Insurance Policy and (h) no Acquired Entity has received any notice from any insurance company concerning, and no Acquired Entity is aware of, any defects or inadequacies in the Real Property that, if not corrected, would result in the termination of insurance coverage or increase its cost in any material respect. As used herein, “Insurance Policy” means any policies or binder of fire, liability, professional liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance (excluding any umbrella or excess policies) (i) maintained by any Acquired Entity or (ii) under which any Acquired Entity is an insured or beneficiary or maintained by the Company or any of its Affiliates and relating to the assets, business, operations, employees, officers and managers of any Acquired Entity (the polices or binders contemplated by this clause (ii), “Seller Insurance Arrangements”).

Section 3.19 Key Suppliers and Key Customers. The following information has been made available to Buyer as of the date hereof: (a) the 20 largest suppliers of products for resale of the Acquired Entities, taken as a whole, measured by amounts paid by the Acquired Entities, taken as a whole, during the period between April 1, 2023 and March 31, 2024 (each, a “Key Supplier”) and (b) the 20 largest customers of the Acquired Entities, taken as a whole, measured by amounts paid to the Acquired Entities, taken as a whole, during the period between June 1, 2023 and May 31, 2024 (each, a “Key Customer”). No Key Supplier or Key Customer has provided written notice (or, to the Company’s Knowledge, oral notice) to any Acquired Entity or any of its Affiliates that it intends to terminate its business relationship with any Acquired Entity.

Section 3.20 Sufficiency of Assets. On the Closing Date (assuming the receipt of all Consents set forth in Section 3.03(a)(iii) of the Disclosure Schedule), the assets (tangible and intangible) of the Acquired Entities shall constitute all of the assets (tangible and intangible) necessary, and such assets (tangible and intangible) shall be sufficient, to conduct the businesses of the Acquired Entities immediately following the Closing in all material respects as such businesses are conducted as of the date hereof and as of immediately prior to the Closing; provided, however, that nothing in this Section 3.20 shall be deemed to constitute a representation or warranty as to the adequacy of the amounts of cash, cash equivalents or Net Working Capital (or the availability of the same).

Section 3.21 Food Safety.

(a) Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, since June 1, 2021, the Acquired Entities have complied and are in compliance with (i) the applicable provisions of the Federal Food, Drug, and Cosmetic Act and the applicable regulations and requirements adopted by the U.S. Food and Drug Administration (the “FDA”) thereunder, the applicable statutes, regulations and requirements of the U.S. Department of Agriculture (the “USDA”), all applicable statutes enforced by the U.S. Federal Trade Commission (the “FTC”) and the applicable FTC regulations and requirements and any applicable requirements established by any state, local or foreign Governmental Authority responsible for regulating food products (together with the FDA and the USDA, collectively, the “Food Authorities”) and (ii) all terms and conditions imposed in any Permits granted to the Acquired Entities by any Food Authority.

(b) Except as has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect: (i) since June 1, 2021, no Acquired Entity has voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement relating to an alleged lack of safety or regulatory compliance of any product (excluding, for the avoidance of doubt, compliance with recalls initiated by a third party) and (ii) there has been no presence, release or exposure to any food contaminants or adulterants, food poisoning, pests, mold or microbial agents due to any Acquired Entity’s noncompliance with Food Safety Laws, and there has not been any facility shutdown or other food-related condition with respect to the business or products of any Acquired Entity, in each case, that has given or would give rise to any liability or obligation of any Acquired Entity under Food Safety Laws.

Section 3.22 Related Party Transactions. No Related Person (a) (i) is a party to any Contract or transaction (including any intercompany payables or receivables, and including outstanding Indebtedness) with any of the Acquired Entities or (ii) receives goods, services or rights under any Contract to which an Acquired Entity is a party, (b) except for Sellers’ ownership of the Shares, has any direct or indirect interest in any assets owned, used or leased by any of the Acquired Entities and (c) receives any services or benefits from any Acquired Entity or any employee of any Acquired Entity (any Contract, transaction, receipt, interest, service or benefit contemplated by the foregoing clauses (a)-(c) above, a “Related Party Transaction”). As used herein, “Related Person” means (A) Sellers, (B) any Affiliate of any Seller, (C) any Affiliate of Russell or any Person in which Russell owns Equity Interests (other than the passive ownership of less than 2% of the outstanding Equity Interests of any Person whose securities are listed on a national securities exchange), (D) any Affiliate of the Acquired Entities or (E) any “associate” or any member of the “immediate family” (as such terms are defined in Rules 12b-2 and 16a-1 under the Exchange Act) of any Person identified in the foregoing clauses (A)-(E), in each case, except for any Acquired Entity.

Section 3.23 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other similar fee or commission in connection with the transactions contemplated hereby based on arrangements made, directly or indirectly, by or on behalf of Sellers, any Acquired Entity or any of their respective Affiliates.

Section 3.24 Independent Investigation.

(a) The Company acknowledges and agrees that it has conducted its own inquiry and independent investigation of the transactions contemplated hereby and after such investigation confirms that the express representations and warranties of Buyer set forth herein are the sole representations and warranties on which the Company is relying in making its determination to enter into this Agreement and consummate the transactions contemplated hereby and the Company is relying solely on such express representations and warranties of Buyer expressly contained herein.

(b) The Company further acknowledges and agrees that, except as expressly set forth in Article 5, (i) Buyer makes no express or implied warranty of any kind whatsoever, at law or in equity, including through email or in any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever, and (ii) no representations or warranties are made, or have been made, by Buyer or any of its Representatives (including, for the sake of clarity, their respective officers, managers, members, employees or agents) with respect to the accuracy or completeness of any information or materials distributed by or on behalf of Buyer or its Representatives, and none of them shall have any liability of any nature to the Company arising out of the use of any such information.

Article 4
Representations and Warranties of Sellers

Each Seller, severally but not jointly, represents and warrants to Buyer as follows:

Section 4.01 Due Organization and Good Standing Such Seller has been duly organized and is validly existing and in good standing under the Applicable Laws of the jurisdiction of formation and has all requisite power and authority to own, lease and operate its assets and to conduct its businesses in the manner in which its businesses are currently being conducted.

Section 4.02 Authority; Binding Nature of Agreement Such Seller has all necessary power and authority to execute and deliver this Agreement, to perform and comply with its covenants and agreements hereunder and to consummate the transactions contemplated hereby. Such Seller’s execution and delivery hereof, its performance and compliance with their respective covenants and agreements hereunder and its consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part, and no other corporate proceedings on their respective parts are necessary to authorize this Agreement, its performance of or compliance with its respective covenants and agreements hereunder or the consummation of the transactions contemplated hereby. Such Seller has duly executed and delivered this Agreement and, assuming the Company’s due authorization, execution and delivery hereof, this Agreement is such Seller’s legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as limited by the Bankruptcy and Equitable Exceptions.

Section 4.03 Noncontravention; Consents

(a) Such Seller’s execution and delivery hereof does not, its performance of and compliance with its covenants and agreements hereunder shall not, and the consummation of the transactions contemplated hereby shall not, (i) violate the Organizational Documents of such Seller, (ii) subject to making the Filings and obtaining the Consents contemplated by Section 5.03(b), violate any Applicable Law or (iii) breach, result in the loss of any benefit under, be a default (or an event that, with or without notice or lapse of time, or both, would be a default) under, result in the termination, cancelation or amendment of or a right of termination, cancelation or amendment under, accelerate the performance required by, or result in the creation of any Lien on any of the respective assets of such Seller under, any Contract to which such Seller is a party or by which any asset of such Seller is bound or affected, and, except in the case of the foregoing clauses (ii) and (iii), as would not and would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on such Seller’s ability to comply with their respective covenants or agreements hereunder.

(b) Such Seller’s execution and delivery hereof does not, its performance of and compliance with their respective covenants and agreements hereunder shall not, and the consummation of the transactions contemplated hereby shall not, require such Seller to make any Filing with or to, or to obtain any Consent of, any Governmental Authority, except for the HSR

Act Clearance and any Filing required under the HSR Act in connection therewith and except for any Filing or Consent the failure of which to make or receive would not and would not reasonably be expected to prevent, materially delay or materially impede such Seller’s ability to consummate any transaction contemplated hereby.

Section 4.04 Title; Trust Beneficiaries.

(a) As of the date hereof, such Seller owns its respective Shares, free and clear of any Lien thereon (except for any restriction on transfer under the Securities Act or state securities Applicable Laws). As of immediately prior to the Closing, such Seller shall own its respective Shares, free and clear of any Lien thereon (except for any restriction on transfer under the Securities Act or state securities Applicable Laws). At the Closing, such Seller shall sell, assign, transfer, convey and deliver to Buyer good and valid title to such Shares, free and clear of any Lien thereon (except for any restriction on transfer under the Securities Act or state securities Applicable Laws).

(b) Such Seller has no obligation, pursuant to any option, warrant, purchase right or other Contract, to sell, transfer or dispose of, Shares, and such Seller is not a party to any Contract restricting the transfer of, requiring registration of, or granting rights of first refusal or other similar rights, for any such Shares, except for this Agreement, the Shareholders Agreement and the articles of incorporation of the Company. Such Seller is not a party to any voting trust, proxy or other Contract relating to the voting of any Shares, except for the Shareholders Agreement and the articles of incorporation of the Company.

(c) Such Seller’s Pro Rata Percentage represents the percentage of the Purchase Price that such Seller is entitled to receive under the Organizational Documents of the Company. Notwithstanding anything to the contrary in this Article 4, only Seller 1 and Seller 2 are making the representations and warranties in this Section 4.04(c), severally but not jointly.

(d) Section 4.04(d) of the Disclosure Schedule sets forth the trust beneficiaries of each of Seller 1 and Seller 2 (the “Trust Beneficiaries”), and Seller 1 and Seller 2 have made available to Buyer true, complete and correct copies of each of Seller 1’s and Seller 2’s Organizational Documents as amended through the date hereof. Notwithstanding anything to the contrary in this Article 4, only Seller 1 and Seller 2 are making the representations and warranties in this Section 4.04(d), severally but not jointly.

Section 4.05 Claims; Orders There is no material Claim pending (or, to such Seller’s knowledge, threatened) against such Seller, and there is no material Order outstanding against such Seller or to which such Seller is party, in each case, that would or would reasonably be expected to result in, individually or in the aggregate, a material adverse effect on such Seller’s ability to comply with its covenants or agreements hereunder or consummate the transactions contemplated hereby.

Section 4.06 Brokers No broker, finder or investment banker is entitled to any brokerage, investment banker’s, finder’s or other similar fee or commission in connection with the transactions contemplated hereby based on arrangements made, directly or indirectly, by or on behalf of such Seller or any of its Affiliates, except for any such fee or commission payable solely such Sellers or its respective Affiliates.

Section 4.07 Non-Reliance on Extra-Contractual Representations, Warranties, Assurances, Inducements or other Actions or Omissions

(a) Such Seller acknowledges and agrees that it has conducted its own inquiry and independent investigation of the transactions contemplated hereby and after such investigation confirms that the express representations and warranties of Buyer set forth herein are the sole representations and warranties on which such Seller is relying in making its determination to enter into this Agreement and consummate the transactions contemplated hereby and such Seller is relying solely on such express representations and warranties of Buyer expressly contained herein.

(b) Such Seller further acknowledges and agrees that, except as expressly set forth in Article 5 (and the Disclosure Schedule), (ii) Buyer does not make any express or implied warranty of any kind whatsoever, at law or in equity, including through email or in any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever and (ii) no representations or warranties are made, or have been made, by Buyer or any of its Representatives (including for the sake of clarity, its officers, managers, members, employees or agents) with respect to the accuracy or completeness of any information or materials distributed by or on behalf of the Buyer or its Representatives, and none of them shall have any liability of any nature to any Seller arising out of the use of any such information.

Article 5
Representations and Warranties of Buyer

Buyer represents and warrants to each Seller and the Company as follows:

Section 5.01 Due Organization and Good Standing. Buyer has been duly organized and is validly existing and in good standing under the Applicable Laws of the State of Colorado and has all requisite power and authority to own, lease and operate its assets and to conduct its businesses in the manner in which its businesses are currently being conducted.

Section 5.02 Authority; Binding Nature of Agreement. Buyer has all necessary power and authority to execute and deliver this Agreement, to perform and comply with its covenants and agreements hereunder and to consummate the transactions contemplated hereby. Buyer’s execution and delivery hereof, its performance and compliance with their respective covenants and agreements hereunder and its consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part, and no other corporate proceedings on their respective parts are necessary to authorize this Agreement, its performance of or compliance with its respective covenants and agreements hereunder or the consummation of the transactions contemplated hereby. Buyer has duly executed and delivered this Agreement and, assuming the Company’s due authorization, execution and delivery hereof, this Agreement is Buyer’s legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as limited by the Bankruptcy and Equitable Exceptions.

Section 5.03 Noncontravention; Consents.

(a) Buyer’s execution and delivery hereof does not, its performance of and compliance with its covenants and agreements hereunder shall not, and the consummation of the transactions contemplated hereby shall not, (i) violate the Organizational Documents Buyer, (ii) subject to making the Filings and obtaining the Consents contemplated by Section 5.03(b), violate any Applicable Law or (iii) breach, result in the loss of any benefit under, be a default (or an event that, with or without notice or lapse of time, or both, would be a default) under, result in the termination, cancelation or amendment of or a right of termination, cancelation or amendment under, accelerate the performance required by, or result in the creation of any Lien on any of the assets of Buyer under, any Contract to which Buyer is a party or by which any asset of Buyer is bound or affected, and, in the case of the foregoing clauses (ii) and (iii), as would not and would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on Buyer’s ability to comply with their respective covenants or agreements hereunder.

(b) Buyer’s execution and delivery hereof does not, its performance of and compliance with its covenants and agreements hereunder shall not, and the consummation of the transactions contemplated hereby shall not, require Buyer to make any Filing with or to, or to obtain any Consent of, any Governmental Authority, except for (i) the HSR Act Clearance and any Filing required under the HSR Act in connection therewith, (ii) any Filing required by the Exchange Act, the Securities Act or the rules and regulations of the New York Stock Exchange and (iii) any Filing or Consent the failure of which to make or receive would not and would not reasonably be expected to prevent, materially delay or materially impede Buyer’s ability to consummate any transaction contemplated hereby.

Section 5.04 Claims; Orders. There is no material Claim pending (or, to Buyer’s knowledge, threatened) against Buyer, and there is no material Order outstanding against Buyer or to which Buyer is subject, in each case, that would or would reasonably be expected to result in, individually or in the aggregate, a material adverse effect on Buyer’s ability to comply with its covenants or agreements hereunder or consummate the transactions contemplated hereby.

Section 5.05 Financing. Buyer Parent and Buyer will have at Closing sufficient funds required in order to consummate the transactions contemplated herein, on the terms hereof, and pay the related fees and expenses.

Section 5.06 Brokers. No broker, finder or investment banker is entitled to any brokerage, investment banker’s, finder’s or other similar fee or commission in connection with the transactions contemplated hereby based on arrangements made, directly or indirectly, by or on behalf of Buyer or any of its Affiliates, except for any such fee or commission payable solely by Buyer or its Affiliates.

Section 5.07 Solvency. Assuming that the representations and warranties in Article 3 are true and correct in all material respects, the transactions contemplated hereby (including any financings to be undertaken in connection therewith) will not, as of immediately following Closing, render any Acquired Entity insolvent, such that (i) any Acquired Entity will have incurred debts beyond its ability to pay such debts as they mature or become due, (ii) the then present fair saleable value of the assets of any Acquired Entity will not exceed the amount that will be required to pay its probable liabilities (including the probable amount of all contingent liabilities) and its debts as they become absolute and matured, (iii) the assets of each Acquired Entity, in each case at a fair valuation, will not exceed its respective debts (including the probable amount of all contingent liabilities) or (iv) no Acquired Entity will have unreasonably small capital to carry on its business as presently conducted or as proposed to be conducted. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of any Acquired Entity.

Section 5.08 Purchase for Investment. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

Section 5.09 Independent Investigation; Non-Reliance on Extra-Contractual Representations, Warranties, Assurances, Inducements or other Actions or Omissions.

(a) Buyer acknowledges and agrees that it has conducted its own inquiry and independent investigation of the financial condition, assets, liabilities and projected operations of the Company and the Acquired Entities and after such investigation confirms that the express representations and warranties of the Company and Sellers set forth herein and the representations and warranties set forth in any other Transaction Agreement are the sole representations and warranties on which Buyer is relying in making its determination to enter into this Agreement and consummate the transactions contemplated hereby and Buyer is relying solely on such express representations and warranties expressly contained herein.

(b) Buyer further acknowledges and agrees that, except as expressly set forth in Article 3 (and the Disclosure Schedule), (i) none of the Acquired Entities nor any of Sellers make any express or implied warranty of any kind whatsoever, at law or in equity, including in respect of the Acquired Entities or any of their respective businesses, assets, liabilities, operations, prospects or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose or the physical condition or value of any assets, the nature or extent of any liabilities, the profitability, earnings performance or prospects of the business of the Acquired Entities, the effectiveness or the success of any operations or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Acquired Entities furnished to Buyer or its Representatives or made available to Buyer or its Representatives, including through or in any management presentation, data room (including any electronic data sharing or information exchange website or media) or email or in any other form in expectation of, or in connection with, the transactions hereby, or in respect of any other matter or thing whatsoever, (ii) no representations or warranties are made, or have been made, by any Seller, the Acquired Entities or any of their respective Representatives (including for the sake of clarity, their respective officers, managers, members, employees or agents) with respect to the accuracy or completeness of any information or materials distributed by or on behalf of the Acquired Entities or their respective Representatives, and none of them shall have any liability of any nature to Buyer arising out of the use of any such information and (iii) Buyer acknowledges and agrees that any estimates, forecasts or projections furnished or made available to it concerning the Acquired Entities (including in the contents of the confidential information memorandum, any management presentation and in any data room or diligence materials) regarding its business or assets may not have been prepared in accordance with GAAP or standards applicable under the Securities Act, and such estimates, and the estimates reflected in the Financial Statements, reflect numerous assumptions and are subject to material risks and uncertainties.

Article 6
Covenants

Section 6.01 Pre-Closing Obligations.

(a) From the date of this Agreement until the Closing, except (i) as permitted by this Agreement, (ii) as required by Applicable Law, Permit or any Governmental Authority, (iii) as set forth in Section 6.01 of the Disclosure Schedule or (iv) with the prior written consent of Buyer (which shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause the other Acquired Entities to, (A) conduct their businesses in the ordinary course of business and (B) use commercially reasonable efforts to continue with (1) the engineering, design and construction of the Florence Facility and (2) bringing the Florence Facility into commercial operations; provided that (x) no action by any Acquired Entity that is expressly permitted by an exception to a subclause of Section 6.01(b) will be deemed a breach of this Section 6.01(a) and (y) any Acquired Entity’s failure to take any action prohibited by Section 6.01(b) will not be a breach of this Section 6.01(a); provided, further, that (i) the Company shall be entitled, in its reasonable judgment, to determine the amount and timing of any Indebtedness incurred or expenditures made in connection with the foregoing clause (B) (subject to the Company’s compliance with Section 6.01(b)(xviii)) and (ii) in no event shall any Acquired Entity be deemed to be in breach of the foregoing clause (B) to the extent such breach results from Buyer’s refusal to provide its consent in connection with the incurrence of Indebtedness pursuant to Section 6.01(b)(xviii).

(b) Without limiting the generality of the foregoing, from the date hereof until the Closing, except (w) as permitted by this Agreement, (x) as required by Applicable Law, Permit or any Governmental Authority, (y) as set forth in Section 6.01 of the Disclosure Schedule or (z) with the prior written consent of Buyer (which shall not be unreasonably withheld, conditioned or delayed, except in the case of Section 6.01(b)(xxiii), with respect to which Buyer may withhold, condition or delay its consent in its sole discretion), the Company shall not, and shall cause the other Acquired Entities not to:

(i) (A) amend or modify (whether by merger, consolidation or otherwise) the Organizational Documents of any Acquired Entity or (B) consent to or execute and deliver any amendment or modification to the Organizational Documents of any JV Entity or take any action with respect to any JV Entity, in each case, in any manner adverse to Buyer or any Acquired Entity;

(ii) (A) split, combine, reclassify or amend the terms of any Shares or (B) declare, set aside or pay any dividend or other distribution, other than, in the case of this clause (B), (x) cash dividends or other cash distributions by the Company to any Seller, or (y) cash distributions or other cash payments to facilitate the settlement or elimination of intercompany accounts between any Acquired Entity, on the one hand, and any Seller and any of their respective Affiliates, on the other, in each case under (x) and (y) above, solely to the extent paid prior to the Measurement Time and would not be reasonably likely to result in any Liability (including any Tax) of an Acquired Entity following the Closing (other than any Liability included in Closing Indebtedness or Closing Net Working Capital, as applicable);

(iii) enter into any Contract related to the voting of its capital stock or Equity Interests;

(iv) (A) issue, sell, grant, dispose of, transfer or encumber any Equity Interests of any Acquired Entity or (B) merge or consolidate with any other Person;

(v) acquire (whether by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material assets (including Equity Interests in another Person) or Real Property, other than (A) as required pursuant to existing Contracts made available to Buyer; provided that no Acquired Entity shall exercise any option or purchase right to acquire Real Property, or (B) inventory, supplies, vehicles or equipment in the ordinary course of business;

(vi) dispose of (whether by merger, consolidation, disposition of stock or assets or otherwise), directly or indirectly, any material assets or Real Property, other than (A) pursuant to existing Contracts made available to Buyer or (B) sales of inventory in the ordinary course of business;

(vii) make any loans, advances or capital contributions to, or investments in, any other Person (including the JV Entities), other than (A) in the ordinary course of business or (B) loans, advances or capital contributions to, or investments in, the Acquired Entities;

(viii) other than as required by the terms of any Company Benefit Plan or Applicable Law, (A) with respect to any Company Employee, current or former employee, officer, director or other natural person service provider, (1) grant or increase any severance or termination entitlement to such individual (or amend any existing severance or termination pay arrangement) (other than severance granted in the ordinary course of business and relating to the settlement of any dispute in connection with the termination of the applicable Company Employee) or (2) enter into any employment, deferred compensation or other similar agreement with such individual (or amend any existing agreement), (B) increase compensation or other benefits payable to any Company Employee, current or former employee, officer, director or other natural person service provider, except increases to annual base salary with respect to any individual of not more than 8% of annual base salary in the ordinary course of business and consistent with past practice; provided that Buyer shall be deemed to have provided its consent to such increase if it does not respond to the Company within 10 Business Days of such written request, (C) increase bonuses payable to any Company Employee in a manner which is inconsistent with the current structure upon which bonuses are paid pursuant to the bonus structures set forth in Section 6.01(b)(viii) of the Disclosure Schedule, (D) establish, adopt, enter into, amend, modify or terminate any Company Benefit Plan, other than in connection with (x) routine, immaterial or ministerial amendments to health and welfare plans that do not materially increase benefits or result in a material increase in administrative costs or (y) the issuance of offer letter agreements to those individuals hired on or following the date hereof and not in contravention of this Agreement where such offer letter agreements provide for “at-will” employment and do not provide for any severance entitlements or (E) accelerate the vesting, lapsing of restrictions, or payment or fund or secure the payment in any way of any compensation or benefits with respect to any Company Employee or current or former employee, officer, director or natural person service provider of the Company or any Company Subsidiary;

(ix) other than as required by Applicable Law, (A) establish, enter into, adopt, renew, extend, or materially amend any Collective Bargaining Agreement or (B) recognize or certify any labor union, labor organization, works council, or group of Company Employees as the bargaining representative for any Company Employees;

(x) hire or engage any person to be a Company Employee or service provider to an Acquired Entity, other than the hiring or engagement of employees or service providers (A) with annual base compensation not in excess of $300,000 or (B) with a title of VP or below (provided that the Acquired Entities shall determine the title of any such person in the ordinary course of business consistent with past practice);

(xi) terminate the employment of any current Company Employee (A) with annual base compensation in excess of $200,000 other than for cause (as determined in accordance with past practice) or (B) with a title of VP or above;

(xii) (A) waive, release or amend the restrictive covenant obligations of any current or former Company Employee, independent contractor, officer or director of the Acquired Entities or (B) fail to send a written communication relating to any breach of a restrictive covenant by any current or former Company Employee, independent contractor, officer or director of the Acquired Entities; provided that, if necessary in the reasonable judgment of the Company, the Company shall cause the Acquired Entities to enforce restrictive covenant obligations of any current or former Company Employee with a title of VP or above, officer or director of the Acquired Entities;

(xiii) (A) materially amend or voluntarily terminate any Material Contract, (B) other than, with respect to Material Contracts contemplated by Sections 3.09(a)(x), 3.09(a)(xi), 3.09(a)(xiii), 3.09(a)(xix) or 3.09(a)(xxi) or Contracts that would not reasonably be expected to involve payments by any Acquired Entity in excess of $1,000,000, in the ordinary course of business consistent with past practice, enter into any Material Contract, (C) waive, release or assign any material rights, claims or causes of actions under any Material Contract or (D) enter into, amend or modify any Related Party Transaction;

(xiv) except as required by Applicable Law, (A) make any material Tax election inconsistent with past practice, (B) change or revoke any material Tax election, (C) change any method of Tax accounting or annual Tax accounting period, (D) surrender or compromise any right to claim a material Tax refund, (E) amend any material Tax Returns, (F) prepare or file any material Tax Returns in a manner materially inconsistent with past practice, (G) settle or compromise any Tax Claim or enter into any closing agreement in respect of any material Tax, (H) file any ruling request or application for Tax benefits with any Taxing Authority, (I) enter into or amend any Tax Sharing Agreement, (J) extend or waive the statute of limitations period applicable to any Tax or Tax Return or (K) take or permit any other Person to take any action that would reasonably be expected to result in a change of any Acquired Entity’s Tax classification;

(xv) assign, transfer, lease, license (except for non-exclusive licenses granted in the ordinary course of business consistent with past practice), allow to lapse, cancel, abandon or otherwise dispose of or encumber any material Intellectual Property Rights (or disclose to any third party other than to Buyer or its Representatives, or any third-party service providers of the Acquired Entities in the ordinary course of business in connection with obtaining services from such third party, and subject to customary confidentiality obligations, any material Trade Secrets) owned, licensed, used or held for use by any Acquired Entity;

(xvi) make any change to the Company’s methods of financial accounting, except as required by changes in GAAP or other Applicable Law;

(xvii) adopt a plan or agreement of complete or partial liquidation or dissolution or restructure or reorganize;

(xviii) incur or guaranty any Indebtedness in excess of $1,000,000, other than (A) pursuant to the existing Second Amended and Restated Loan and Security Agreement, dated as of January 13, 2022, by and between the Company and Wells Fargo Bank, National Association, as amended, in the ordinary course of business or for any Permitted Construction Loan and (B) if the Closing has not occurred within six months of the date hereof, loans, on commercially reasonable terms, for the purpose of funding construction of the new facilities listed in Section 6.01(b)(xviii) of the Disclosure Schedule in an amount for each such facility not to exceed, in the aggregate, the amount listed opposite such facility in Section 6.01(b)(xviii) of the Disclosure Schedule; provided that (x) the consummation of the transactions contemplated hereby or by the other Transactions Agreements will not breach, result in the loss of any benefit under, be a default (or an event that, with or without notice or lapse of time, or both, would be a default) under, result in the termination, cancelation or amendment of or a right of termination, cancelation, consent or amendment under, accelerate the performance required by, or result in the creation of any Lien on any of the assets of the Acquired Entities (other than as set forth in clause (y) below) under, any Contract entered into in connection with any Indebtedness incurred pursuant to the foregoing clause (B) and (y) no Acquired Entity will grant any Lien on any of its assets in connection with any Indebtedness incurred pursuant to the foregoing clause (B) other than a Lien on the facility (and ancillary assets directly related to such facility) with respect to which the Indebtedness incurred pursuant to the foregoing clause (B) is obtained; provided, further, that, in the event the Company seeks the prior written consent of Buyer in connection with this Section 6.01(b)(xviii), Buyer shall be deemed to have provided its consent if it does not respond to the Company within 10 Business Days of such written request;

(xix) repurchase, redeem or otherwise acquire any Equity Interests of any Acquired Entity;

(xx) (A) waive, release or assign any material right or Claim of any Acquired Entity or (B) settle or compromise any Claim against any Acquired Entity (1) where the settlement or compromise involves injunctive or other equitable relief against any Acquired Entity (other than customary confidentiality obligations) or involves any material Intellectual Property Rights or (2) if such settlement or compromise would result in such Acquired Entity paying after the Closing an amount (excluding any deductibles under insurance policies) more than $1,000,000 in excess of the proceeds to be received, if any, from any insurance policies or any third-party indemnitor in connection with such settlement or compromise;

(xxi) (A) fund any capital expenditure in any calendar year in a manner not reflected in the Capital Expenditure Budget, in each case, including by reallocating the amount of any proposed capital expenditure to any other category, line item or time period included in the Capital Expenditure Budget, other than a (1) negative 5% variance or any positive variance in the capital expenditure amount allocated to any specified line item in the Capital Expenditure Budget for maintenance capital expenditures or (2) 20% variance in the capital expenditure amount allocated to any specified line item in the Capital Expenditure Budget for construction capital expenditures (in each case, as compared to the anticipated capital expenditure amount allocated to such line item in the Capital Expenditure Budget for any calendar year) or (B) fail to make any capital expenditure as set forth in the Capital Expenditure Budget consistent in all material respects with the Capital Expenditure Budget (it being agreed that the timing of any capital expenditure within the time period applicable to such expenditure in the Capital Expenditure Budget shall be determined solely by the Company in its reasonable discretion); provided that in no event shall any Acquired Entity be deemed to be in breach of this Section 6.01(b)(xxi) to the extent such breach results from Buyer’s refusal to provide its consent in connection with the incurrence of Indebtedness pursuant to Section 6.01(b)(xviii);

(xxii) subject any of its assets to any Lien, except for a Permitted Lien;

(xxiii) offer or provide to any customer any incentive or other consideration in connection with such customer’s waiver of any customer accommodation or goodwill credits; or

(xxiv) agree or commit to do any of the foregoing.

Section 6.02 Third-Party Consents. The Company shall use commercially reasonable efforts to make all Filings to, and obtain all Consents of, third parties (other than Governmental Authorities) that are necessary, proper or advisable in connection with the transactions contemplated hereby; provided that no Acquired Entity shall make, or commit or agree to make, any concession or payment (other than any payment completed prior to the Measurement Time) to, or incur any Liability to, any such third party in connection therewith without Buyer’s prior written consent. Notwithstanding anything to the contrary in this Agreement, it is acknowledged and agreed by Buyer, the Company and each Seller that obtaining any Consent pursuant to this

Section 6.02 is not a condition to any Party’s obligations to effect the Closing in accordance with this Agreement.

Section 6.03 Regulatory Undertakings.

(a) Subject to the terms and conditions of this Agreement, Buyer, each Seller and the Company shall use their respective reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or desirable under Applicable Laws to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Authority (and, with respect to Buyer’s and each applicable Seller’s respective initial Filings under the HSR Act, subject to Section 6.03(d) and Buyer’s Regulatory Approval Process Rights) all documentation to effect all necessary Filings and (ii) obtaining and maintaining Consents required to be obtained from any Governmental Authority that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided that the Parties understand and agree that, in furtherance of the foregoing, Buyer shall take (and shall cause its Affiliates to take) all actions, and shall accept (and shall cause its Affiliates to accept) all conditions or remedies, in each case, necessary to avoid or eliminate each and every impediment under any Applicable Law or otherwise imposed by a Governmental Authority so as to enable the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements to occur as soon as reasonably practicable, subject to Buyer’s Regulatory Approval Process Rights, and in any event prior to the End Date (any such action or acceptance, a “Regulatory Concession”). Buyer and the Company shall not, and the Company shall cause each Acquired Entity not to, agree to any merger or acquisition of, or similar transaction by it or any of their respective Affiliates involving, any third-party broadline foodservice distributor if such merger, acquisition or transaction would reasonably be expected to prevent or materially delay or hinder obtaining the HSR Act Clearance or any other antitrust approval. In addition, Buyer agrees to (A) defend any action, suit or proceeding (including by appeal if necessary) that challenges any of the transactions contemplated by this Agreement or the other Transaction Agreements or which would otherwise prohibit, materially delay or materially impair the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements and (B) seek to have lifted, vacated or reversed any Order entered by any Governmental Authority with respect to this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby (with the timing thereof subject to Buyer’s Regulatory Approval Process Rights). Notwithstanding anything to the contrary in this Agreement (including this Section 6.03(a)) but without limiting Buyer’s obligations under this Section 6.03(a), the Company shall not, and shall cause the other Acquired Entities not to, consent or agree to, or consummate, any Regulatory Concession without Buyer’s prior written consent.

(b) Notwithstanding anything to the contrary in this Agreement (including Section 6.03(a)), Buyer shall not be required to propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, any action set forth in Section 6.03(b) of the Disclosure Schedule (any such action, a “Burdensome Condition”).

(c) If requested by Buyer in writing, the Company shall agree to any Regulatory Concession; provided that (i) none of Seller’s Affiliates shall be required to make any Regulatory Concession and (ii) neither the Company nor any of Sellers shall be required to agree to any

Regulatory Concession that is not conditioned upon consummation of the transactions contemplated by this Agreement.

(d) In furtherance and not in limitation of Section 6.05, each of Buyer and each Seller shall make an appropriate Filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within 15 Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable; provided, however, if the applicable rules governing the form and information required in such filings under the HSR Act have materially changed and are in effect at the time such a filing would have to be made, the filing date shall be extended until such time as the parties determine is reasonably practicable.

(e) Subject to Applicable Law relating to the sharing of information, each Party shall (i) furnish the Parties with copies of all documents (except each Party’s HSR Act Notification and Report Form and any documents or portions thereof for which confidential treatment has been requested or given) and correspondence (A) prepared by or on behalf of such Party for any Governmental Authority and affording the other Party opportunity to comment and participate in responding, where appropriate and (B) received by or on behalf of such Party from any Governmental Authority, in each case, in connection with any Consent and (ii) use commercially reasonable efforts to consult with and keep the other Party hereto informed as to the status of such matters. Further, no Party shall, nor shall it permit any of its Representatives to, meet or engage in material conversations with any Governmental Authority or representative of such Governmental Authority in connection with obtaining any Consent unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent not precluded by Applicable Law or regulation or exempted by this Agreement, offers the other Party the opportunity to participate in such meeting or conversation. Seller and Buyer shall not, and shall cause their respective Affiliates not to, take, refrain from taking or cause to be taken any action that it is aware or should reasonably be aware would have the effect of delaying impairing or impeding the receipt of any Consents of Governmental Authorities.

(f) Notwithstanding anything to the contrary contained in this Agreement, and without limiting any of the Parties’ respective obligations under this Section 6.03, Buyer shall have the right to take the lead in, and set the overall strategy for, (i) subject to Section 6.03(a)(i), coordinating and making all Filings with or to any Governmental Authorities in connection with the transactions contemplated hereby, and all other Consents of Governmental Authorities that are necessary, appropriate or advisable to consummate the transactions contemplated hereby, (ii) obtaining the HSR Act Clearance and (iii) resolving any Claim with respect to any such Filing or Consent, in each case, including the strategy and timing (reasonably designed to obtain all regulatory approvals as promptly as reasonably advisable in the circumstances of the transactions contemplated hereby and in any event in advance of the End Date) of offering or agreeing to any Regulatory Concessions; provided that Buyer shall consult with Sellers and their respective legal counsel with respect to the foregoing and shall (A) unless prohibited by any Governmental Authority, include Sellers in all communications and meetings with any Governmental Authority and (B) consider in good faith the views of Sellers and their respective legal counsel with respect to strategy and comments on any communications with, and presentations and responses to, any

Governmental Authority; provided, however, that, with respect to the matters described in each of the foregoing clauses (i)-(iii), in the event of a disagreement between the Parties, Buyer shall have the right to control and direct such matters consistent with, subject to and without limiting its obligations hereunder (Buyer’s rights under this Section 6.03(f), collectively, “Buyer’s Regulatory Approval Process Rights”); provided, further, that nothing in this Section 6.03(f) shall be deemed to permit Buyer to take any action, or fail to take any action, that would or would reasonably be expected to prevent or materially impair the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements.

Section 6.04 Further Assurances. Each Seller and Buyer agree, and each Seller, prior to the Closing, and Buyer, after the Closing, agrees to cause the Company, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate the transactions contemplated by this Agreement on the terms and conditions hereof.

Section 6.05 Access.

(a) From the date hereof until the Closing Date, the Company shall (i) give Buyer, its counsel, financial advisors, auditors and other authorized representatives during Working Hours reasonable access to the offices, properties and employees, and to copies of books and records, of the Acquired Entities, (ii) furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial, Tax and operating data and any other information relating to the business of the Acquired Entities (including financial information prepared by the Company’s management in the ordinary course of business) as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of the Acquired Entities to cooperate with Buyer in its investigation of the businesses of the Acquired Entities, in each case subject to the terms and conditions of the Confidentiality Agreement and, in relation to Clean Team Information (as defined therein), the Clean Team Confidentiality Agreement, dated as of May 21, 2024, by and between Buyer Parent and the Company; provided that any requests for access pursuant to the foregoing clauses (i)-(iii) shall be directed to Mike Sullivan or Rachelle McBride, or any individual designated in writing by Mike Sullivan or Rachelle McBride to receive such requests. Any investigation pursuant to this Section 6.05 shall be conducted in such manner as not to interfere unreasonably with the conduct of the businesses of the Acquired Entities. Notwithstanding the foregoing, (A) the Company shall not be required to provide or cause to be provided access to or disclose or cause to be disclosed information where such access or disclosure would jeopardize the attorney-client privilege; provided that the Company shall notify Buyer thereof and uses commercially reasonable efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of attorney-client privilege, contravene any Applicable Law or contravene any confidentiality undertaking and (B) prior to the Closing Date, Buyer shall have no right to perform or cause to be performed any invasive or subsurface investigations of the properties of the Acquired Entities, including any sampling or testing of the air, soil, surface water, groundwater, building materials or other environmental media.

(b) On and after the Closing Date, Buyer will, and will cause the Company to, (i) maintain the books and records of the business of the Acquired Entities relating to the period prior to the Closing for a period of seven years and (ii) upon reasonable written notice and during Working Hours, afford to each Seller and its respective agents reasonable access to (x) properties, copies of books and records of the Acquired Entities for the period prior to Closing and (y) employees and auditors of the business of the Acquired Entities, in each case to the extent necessary to permit such Seller to (A) perform or satisfy any legal or regulatory obligation relating to any period on or before the Closing Date or (B) conduct, or if applicable, defend, any litigation or other legal proceedings (other than disputes arising under this Agreement) involving such Seller or any of its respective Affiliates relating to matters that occurred prior to the Closing (including making employees available as witnesses, for depositions and/or to prepare for any legal proceeding). Notwithstanding the foregoing, Buyer shall not be required to provide access or disclose information to the extent that such access or disclosure would jeopardize the attorney-client privilege or contravene any Applicable Law; provided that Buyer shall notify such Seller thereof and uses commercially reasonable efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of attorney-client privilege, contravene any Applicable Law or contravene any confidentiality undertaking. This Section 6.05(b) shall not apply with respect to Tax Returns or Tax books and records (including work papers and other documents or information related thereof), which access shall be governed by Section 8.04.

Section 6.06 Publicity. Save for the press release and, to the extent consented to by the Company (in its sole discretion), other communications materials in the agreed form proposed to be issued by Buyer in connection with the execution and delivery of this Agreement, prior to the Closing, no Party shall, without the prior written consent of the other Parties, issue any press release or make any other public announcement relating to this Agreement or the transactions contemplated hereby except (a) to the extent required by Applicable Law, any regulatory or supervisory body or the rules of any securities exchange to which the disclosing Party is subject, (b) as reasonably necessary in connection with the Financing and (c) any press release, announcement or comment that is consistent in all material respects with any press release, announcement or comment already made in compliance with this Section 6.06. Notwithstanding anything to the contrary in this Agreement, (i) the Company may disclose selected transaction information in employee communications consistent with prior public announcements made by the Company or Buyer in accordance herewith and (ii) Clayton, Dubilier & Rice, LLC and its Affiliates may disclose selected transaction information to existing or potential limited partners in connection with fundraising, marketing, informational or reporting activities of the kind customarily required in the course of its business, with any non-public information being disclosed on a confidential basis.

Section 6.07 Notices of Certain Events.

(a) The Company shall promptly notify Buyer of each of the following events if such event occurs prior to the Closing:

(i) any material written notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

(ii) any material written notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (to the extent notification thereof to Buyer is permitted by such Governmental Authority).

(b) Buyer shall promptly notify the Company of each of the following events if such event occurs prior to the Closing:

(i) any material written notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

(ii) any material written notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (to the extent notification thereof to Seller is permitted by such Governmental Authority).

(c) Notwithstanding anything to the contrary herein, a Party’s good faith failure to comply with this Section 6.06 shall not be deemed to be a breach hereunder. For the avoidance of doubt, this Section 6.06 shall not apply to Tax matters.

Section 6.08 Confidentiality; Nonsolicit; Nonhire.

(a) Buyer acknowledges that the information provided to it in connection with this Agreement and the other agreements contemplated hereby and the transactions contemplated hereby (including the terms of this Agreement) and thereby is subject to the Confidentiality Agreement, the terms of which (subject to Section 12.04) are incorporated herein by reference. If this Agreement is terminated for any reason prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. In the event of any contradiction or conflict between this Agreement and the Confidentiality Agreement, this Agreement shall control.

(b) Each Seller agrees that, from and after the date hereof until the date that is five years after the Closing Date (or, in the case of any books, records or information provided under Section 6.05(b), the date that is five years after the provision thereof) each Seller shall, and shall cause its respective Affiliates to, treat and hold as confidential (i) all information concerning the Acquired Entities, including their respective businesses, properties, operations, products, services, employees, assets, Liabilities, affairs, actual or potential financial results and prospects, whether written, oral or electronic, including those portions of any notes, analyses, summaries, compilations, data, forecasts, projections, models, studies, interpretations, records or other documents containing such confidential information, that is obtained by, or was in the possession of, such Seller or its Affiliates prior to the Closing Date, (ii) the Disclosure Schedule, including the information contained therein and (iii) any books, records or information provided under Section 6.05(b) (collectively, the “Confidential Information”). In the event that any Seller or any of its Affiliates is requested or required by Applicable Law or stock exchange rule to disclose any Confidential Information, it shall, to the extent permitted by Applicable Law and reasonably practicable and prior to any such disclosure, notify Buyer promptly in writing of such request or requirement and reasonably consult with Buyer, at Buyer’s expense, to take legally available steps to restrict or narrow such request or requirement and seek an appropriate protective order or other remedy. If such protective order or other remedy is not obtained, nor is a waiver hereunder provided, and any Seller or any of their respective Affiliates is required (upon advice of such Seller’s counsel) to disclose any Confidential Information under Applicable Law, it may disclose the portions of the Confidential Information required to be disclosed (and only such portions); provided that it shall use its commercially reasonable efforts to obtain, at the request and expense of Buyer, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed. Notwithstanding the foregoing, for purposes of this Agreement, Confidential Information shall not include (A) information that enters the public domain (or becomes generally known within the industry), other than as a result of a disclosure by any Seller or any of their respective Affiliates in violation of this Section 6.08(b), (B) information acquired by any Seller or any of their respective Affiliates from sources other than those related to its prior ownership of the Company or (C) information to the extent related to the operation of the businesses of CBS or C2C (or the commercial relationship between such entities and any Acquired Entity); provided that such disclosure of information is in connection with an offer by a third party to acquire CBS or C2C and Buyer is informed of such disclosure prior thereto.

(c) From and after the Closing Date until the fifth anniversary of the Closing Date, each of Seller 1 and Seller 2 shall not, and shall cause each of its respective Affiliates and Representatives not to, directly or indirectly, solicit or cause to be solicited for purposes of employment, employ, offer to hire or engage as a consultant, entice away or offer to enter into any Contract with, or hire or engage as a consultant or enter into any Contract with, the Key Employees or any Company Employee who is eligible to receive a retention bonus pursuant to Section 7.03; provided, however, that the foregoing shall not prohibit (i) a general advertising or a general solicitation that, in each case, is not targeted to the employees or independent contractors of the Company or its Affiliates or (ii) the hiring or engagement of any individuals or categories of personnel set forth in Section 6.08(c) of the Disclosure Schedule.

(d) Each Seller acknowledges that the covenants and agreements in Sections 6.08(b) and 6.08(c), as applicable (the “Restrictive Covenants”), impose a reasonable restraint in light of the activities and business of the Acquired Entities. If any court of competent jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to modify any such unenforceable provision in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to Sections 6.08(b) and 6.08(c) or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties, as embodied in Sections 6.08(b) and 6.08(c), to the maximum extent permitted by Applicable Law. The Parties agree that this Agreement as so modified by the court shall be binding on and enforceable against each of them.

Section 6.09 Intercompany Matters. Effective as of the Closing, (a) except as set forth in (i) Section 6.09(a) of the Disclosure Schedule or (ii) Section 6.10, the Company shall cause all Related Party Transactions to be settled and paid in full (regardless of the terms of payment of such intercompany accounts) prior to the Measurement Time, (b) except as set forth in Section 6.09(b) of the Disclosure Schedule, the Company shall cause all Contracts in respect of any Related Party Transaction to be terminated as of immediately prior to the Measurement Time and (c) the Company and each Seller shall cause the Shareholders Agreement to be terminated as of immediately prior to the Closing, in the case of the foregoing clauses (a)-(c), without further Liability of any party thereunder.

Section 6.10 Cheney Business Solutions and Coast to Coast Food Brokers. From and after the Closing, Buyer shall cause the Acquired Entities to continue their respective commercial relationships with (a) CBS for a period until the third anniversary of the Closing Date and (b) C2C for a period until the second anniversary of the Closing Date, in each case, on the terms set forth in Exhibit B; provided that, prior to the Closing, the Company shall use commercially reasonable efforts to enter into written commercial agreements with CBS and C2C, in form and substance reasonably acceptable to Buyer, on the foregoing terms and on other terms customary for such commercial relationships.

Section 6.11 Contact with Customers, Suppliers and Other Business Relations. Without limiting Section 6.05, during the period from the date of this Agreement until the Closing, Buyer agrees that it is not authorized to and shall not, and shall not permit any of its Affiliates or any of its or their respective Representatives to, contact any employee (excluding the Key Employees), independent contractor, customer, supplier, distributor or other material business relation of the Company regarding (a) the business of the Company or (b) the transactions contemplated by this Agreement, without the prior written consent of the Company. Notwithstanding the foregoing, this Section 6.11 shall not restrict Buyer or its Affiliates from contacting any Person in the ordinary course of the business of Buyer and its Affiliates to the extent unrelated to the matters contemplated in this Agreement or discussing this Agreement and the transactions contemplated by this Agreement or the other Transaction Agreements with any customer, supplier, distributor or other material business relation of Buyer or its Affiliates to the extent consistent with information publicly disclosed in accordance with Section 6.06.

Section 6.12 Waiver of Conflicts Regarding Representation; Nonassertion of Attorney-Client Privilege.

(a) Buyer waives and will not assert, and agrees to cause the Company to waive and not to assert, any conflict of interest arising out of or relating to the representation, after the Closing, by Davis Polk & Wardwell LLP of any Seller or any shareholder, officer, employee or director of any Seller (any such Person, a “Designated Person”) in any matter involving this Agreement or any other agreements or transactions contemplated thereby, including any litigation or other dispute proceeding between or among Buyer or its Affiliates, the Company and any Designated Person, based on the representation of any Designated Person or the Company by Davis Polk & Wardwell LLP in connection with this Agreement or any other agreements or transactions contemplated thereby prior to the Closing (the “Current Representation”), even though the interests of such Designated Person may be directly adverse to Buyer, its Affiliates or the Company.

(b) It is the intention of the Parties that all rights to any attorney-client privilege applicable to communications between Davis Polk & Wardwell LLP in connection with the Current Representation (whether or not such legal counsel also represented Seller) shall be retained solely by Sellers (and not the Company); provided that the foregoing waiver and acknowledgment of retention shall not extend to any communication not involving this Agreement or any other agreements or transactions contemplated thereby. Accordingly, the Company shall not have access to any such communications maintained by any Seller or any of their respective Affiliates, or to the files of Davis Polk & Wardwell LLP in connection with the Current Representation, from and after the Closing. Without limiting the generality of the foregoing, upon and after the Closing, (i)

Sellers and their respective Affiliates shall be the sole holders of the attorney-client privilege with respect to the Current Representation, and the Company shall not be holders thereof, and (ii) to the extent that files of Davis Polk & Wardwell LLP in connection with the Current Representation (whether or not such legal counsel also represented any Seller) constitute property of a client, only Sellers and their respective Affiliates shall hold such property rights.

(c) Buyer agrees, on its own behalf and on behalf of each of its Affiliates (including, after the Closing, the Company), that in the event of a dispute between any Seller or an Affiliate of any Seller, on the one hand, and the Company, on the other hand, arising out of or relating to any matter in which Davis Polk & Wardwell LLP or any other legal counsel currently representing the Company in connection with the Current Representation jointly represented both (i) any Seller and (ii) the Company, if applicable, neither the attorney-client privilege, the expectation of client confidence, nor any right to any other evidentiary privilege or any work product doctrine will protect against or prevent disclosure by Davis Polk & Wardwell LLP or any other legal counsel currently representing the Company in connection with the Current Representation to any Seller or an Affiliate of any Seller of any information or documents developed or shared during the course of any such joint representation.

(d) In the event that any third party shall seek to obtain from Buyer or its Affiliates (including, after the Closing, the Company) attorney-client communications involving Davis Polk & Wardwell LLP, then Buyer may assert the attorney-client privilege or other applicable privilege or protection to prevent disclosure of such communications to such third party, and Buyer shall notify Sellers’ Representative of any such action by a third party sufficiently in advance of any hearing thereon to permit such Seller to participate in any such hearing.

(e) Notwithstanding anything in this Section 6.12 to the contrary, in the event that, after the Closing, a dispute arises between Buyer or any of its Affiliates, on the one hand, and any Seller or any of their respective Affiliates, on the other hand, nothing in this Section 6.12 shall prohibit Buyer or any of its Affiliates (including the Company) from seeking discovery of any communication or any Seller or any of their respective Affiliates from asserting that such communication is not discoverable to the extent that the attorney-client privilege or other applicable privilege or protection is applicable thereto.

Section 6.13 Directors and Officers.

(a) From and after the Closing, Buyer shall cause the Acquired Entities to maintain in effect and continue to provide to the fullest extent permitted by Applicable Law all rights to indemnification, advancement of expenses, exculpation and other limitations on liability currently existing in favor of any current or former representative of any Acquired Entity (including any predecessors thereof) (collectively, such representatives, the “Seller Indemnitees”) under, and in no event on terms less favorable than those contained in, the Organizational Documents of the Acquired Entities in effect on the date of this Agreement.

(b) In the event that Buyer, any Acquired Entity or any of its or their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its assets to any Person, then in each such case, proper provision shall be made so that the successors and assigns of Buyer and any applicable Acquired Entity, as the case may be, shall succeed to and be bound by the obligations set forth in this Section 6.13.

(c) At or prior to the Closing, Buyer may, at its own expense, obtain a prepaid “tail” policy that provides the Seller Indemnitees with directors’ and officers’ liability insurance for a period ending no earlier than the sixth anniversary of the Closing Date (the “Tail Policy”). The Company shall, and shall cause its Representatives to, use commercially reasonable efforts to assist Buyer, at Buyer’s request, in obtaining the Tail Policy.

(d) The obligations of Buyer under this Section 6.13 shall not be terminated or modified in such a manner as to materially and adversely affect any Seller Indemnitee to whom this Section 6.13 applies without the written consent of such affected Seller Indemnitee (it being expressly agreed that each Seller Indemnitee shall be a third-party beneficiary of this Section 6.13).

Section 6.14 Payoff Amounts.

(a) The Company shall deliver to Buyer, at least three Business Days prior to the Closing, duly executed payoff letters in customary form reasonably satisfactory to Buyer (each, a “Payoff Letter”), from the lenders, or to the administrative agent (or similar person) on behalf of the lenders, in respect of all indebtedness for borrowed money of any Acquired Entity and all obligations evidenced by bonds, notes, debentures or other similar instruments issued by any Acquired Entity, in each case, outstanding as of immediately prior to the Closing, including the Permitted Construction Loans and any Indebtedness under each of the Contracts set forth in Section 6.14(a) of the Disclosure Schedule (such indebtedness and obligations, collectively, the “Company Debt Instruments”), which (i) confirm the aggregate outstanding amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs, make-whole amount or premium, or any other outstanding and unpaid obligations and Liabilities (including all Indebtedness), to the extent applicable, under each Company Debt Instrument as of the anticipated Closing (each such amount, a “Payoff Amount”), (ii) contain payment instructions, (iii) provide that all Liens, encumbrances, guaranties, security interests, collateral and agreements to subordinate in connection therewith relating to the assets of the Acquired Entities securing such obligations and Liabilities shall be, upon the payment of the applicable Payoff Amount, automatically released and terminated on the Closing Date and (iv) provide that the Company Debt Instruments and any other related documents shall be, upon the payment of the applicable Payoff Amount, automatically terminated and all such obligations and Liabilities shall be automatically satisfied, released and discharged (except for any obligations that, by their terms, expressly survive such termination). Prior to or at the Closing, the Company shall have obtained other termination documents with respect to the Liens securing any Company Debt Instruments, including (i) fully completed UCC termination statements and (ii) executed terminations and releases of outstanding mortgages and other applicable collateral documents, as are reasonably necessary to release such Liens.

(b) With respect to any existing letters of credit listed in Section 6.14 of the Disclosure Schedule (the “Existing L/Cs”), prior to the Closing, the Company shall, and shall cause the other Acquired Entities to, use its reasonable best efforts to take all actions reasonably requested by Buyer or Buyer Parent to back-stop, “rollover” or terminate such Existing L/Cs (including the release and discharge of all related Liens and security interests).

Section 6.15 Financing Cooperation.

(a) The Company shall use its reasonable best efforts to, and shall cause the Company Subsidiaries and each of their respective Representatives to use their reasonable best efforts to, provide, on a timely basis, all cooperation reasonably requested by Buyer or Buyer Parent in connection with the financing of the transaction contemplated by this Agreement under Buyer Parent’s existing credit facilities or any other definitive debt financing (including debt securities) sought by Buyer or Buyer Parent (in each case, a “Financing”), including (i) providing access to or promptly furnishing reasonably requested financial and other information with respect to the Company and the Company Subsidiaries, in each case, that are required for the Financing, (ii) reasonable and customary assistance with marketing efforts and diligence related to the Financing, including inventory appraisals and field audits with respect to the Acquired Entities (at the sole cost and expense of Buyer), (iii) executing and delivering customary definitive financing documents including any pledge and security documents, guarantee and collateral documents and any other definitive financing documents as may be reasonably requested by Buyer in connection with the Financing; provided that (A) none of the foregoing documents or certificates shall be executed and/or delivered except in connection with the Closing, (B) the effectiveness thereof shall be conditioned upon, or become operative after or concurrently with, the occurrence of the Closing and (C) no liability shall be imposed on any Seller or any of their respective officers or employees, and (iv) at least three Business Days prior to the Closing, delivery to Buyer or Buyer Parent of documentation and other information is requested in writing by Buyer or Buyer Parent at least 10 days prior to the Closing and to the extent required by regulatory entities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and regulations with respect to beneficial ownership. The Company hereby consents to the use of its and the Company Subsidiaries’ logos in connection with such Financing; provided, however, that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Company or the Company Subsidiaries (including their reputation or goodwill).

(b) Prior to the Closing, the Company shall use reasonable best efforts to cause to be prepared and deliver to Buyer, no later than (i) 90 days following the end of each fiscal year (commencing with the fiscal year ended May 31, 2024), the audited consolidated balance sheets of the Company as of the end of such fiscal year and the related audited consolidated statements of income, stockholders’ equity and cash flows for such fiscal year and (ii) 45 days following the end of each fiscal quarter (commencing with the first fiscal quarter ended after the date hereof), the unaudited consolidated balance sheets of the Company as of the end of such fiscal quarter and the related unaudited consolidated statements of income, stockholders’ equity and cash flows for such fiscal quarter (clauses (i) and (ii), collectively, the “Additional Financial Information”), which Additional Financial Information shall be prepared in accordance with the Company’s past practices for preparing financial statements of Acquired Entities. If any of the Additional Financial Information has not been completed as of the dates set forth above, the Company and Buyer shall cooperate in good faith for Buyer to be assigned the engagement with the auditor conducting the audits thereof with respect to such Additional Financial Information, and Buyer shall use reasonable best efforts to cause the Additional Financial Information to be completed as promptly as practicable.

(c) Notwithstanding anything in Section 6.15(a), none of the Acquired Entities shall be required to (i) pay or agree to pay any commitment or other fee or payment or cause or permit any Lien to be placed on any of their respective assets prior to the Closing in connection with any Financing, (ii) incur any liability or give any indemnity in connection with any Financing prior to the Closing, (iii) execute prior to the Closing any definitive debt financing documents (other than customary representation and authorization letters), including any other certificates or documents in connection with any Financing, except for any execution of documents that are conditioned upon the Closing, (iv) take any corporate actions prior to the Closing to permit the consummation of any Financing (except for any corporate actions that are conditioned upon the Closing), (v) make any certifications that it does not reasonably in good faith believe to be true, (vi) take any action that would require any director, officer or employee of the Acquired Entities to execute any document, agreement, certificate or instrument that would be effective prior to the Closing (other than customary authorization letters), (vii) take any action that would unreasonably interfere with the ongoing business or operation of the Acquired Entities, (viii) take any action that would conflict with or violate the organizational documents of the Acquired Entities, any Material Contract to which any Acquired Entity is party or Applicable Law or (i) cause any director, officer or employee of the Acquired Entities to incur any personal liability or (ii) cause the directors or managers of the Acquired Entities to adopt resolutions approving the agreements, documents and instruments pursuant to which any Financing is obtained unless Buyer shall have determined that such directors and managers are to remain as directors and managers of the Acquired Entities on and after the Closing Date and such resolutions are contingent upon the occurrence of, or only effective as of, the Closing.

(d) Notwithstanding any other provision set forth herein or in any other agreement between the Parties (or their respective Affiliates), Sellers and Acquired Entities agree that Buyer, Buyer Parent and their respective Affiliates may share any information with respect to the Acquired Entities with their financing sources (including potential financing sources) in connection with any Financing; provided, however, that the recipients of such information and any other information contemplated to be provided by Company or any of its Affiliates pursuant to this Section 6.15 agree to customary confidentiality arrangements, including “click through” confidentiality agreements and confidentially provisions contained in customary bank books and offering memoranda.

(e) In no event shall Buyer’s obligation to consummate the Closing be conditioned on the receipt of any Financing.

(f) The Company shall use reasonable best efforts to cause the financing statements or other evidence of Liens set forth in Section 6.15(f) of the Disclosure Schedule to be terminated (and to deliver customary evidence thereof to Buyer) prior to the Closing.

(g) At or prior to the Closing, the Company shall use reasonable best efforts to terminate, unwind and fully discharge, with no remaining post-Closing Liabilities or obligations owed to or by any Acquired Entity thereunder, all Hedging Arrangements to which any Acquired Entity is a party.

(h) Notwithstanding anything to the contrary in this Agreement, for all purposes of this Agreement (including the condition set forth in Section 9.01(b)(ii) as it applies to the Company’s obligations under this Section 6.15) the Company’s obligations under this Section 6.15 shall be deemed satisfied unless (A) the Company has materially breached its obligations under this Section 6.15, (B) Buyer has notified the Sellers, Seller Representative or the Company of such material breach in writing and the Company fails to cure such breach within 10 Business Days following receipt of such notice and (C) such material breach was a proximate cause of Buyer’s failure to obtain the Financing.

Section 6.16 R&W Insurance Policy. Prior to the Closing, to the extent that Buyer seeks to obtain a buy-side representations and warranties insurance policy (the “R&W Insurance Policy”), each Seller and the Company shall reasonably cooperate with Buyer and the R&W Insurance Policy underwriter in connection with obtaining the R&W Insurance Policy, including by reasonably cooperating with the underwriter’s due diligence investigation of the Company and any follow-up or bring-down requests related thereto (subject to any limitations set forth in Section 6.05(a)). Buyer shall ensure that any R&W Insurance Policy includes terms to the effect that the R&W Insurance Policy insurers waive their rights to bring any claim against any Seller or any of their respective Affiliates by way of subrogation, claim for contribution or otherwise (in each case, except in the event of Actual Fraud; provided that, except as provided in Section 10.03, no Seller shall be liable for any Actual Fraud committed by any other Seller or the Company). If an R&W Insurance Policy is obtained by Buyer, Buyer shall deliver a copy of such R&W Insurance Policy to each Seller upon it becoming issued and effective.

Section 6.17 Inventory Count. The Company shall conduct a physical count of the inventory of the Acquired Entities within 30 days prior to the Closing, which count shall be conducted by Company Employees on a cycle basis in accordance with the past procedures and practices of the Company as of the date of this Agreement (and Buyer or its Representatives shall have an opportunity to observe such count in person). The results of such inventory count, subject to any adjustments for subsequent changes in inventory, shall be reflected in the Estimated Net Working Capital Adjustment Amount.

Section 6.18 Reliance on Real Property Due Diligence Reports. Upon written request from Buyer, the Company shall use commercially reasonable efforts to assist Buyer in obtaining re-certifications or reliance letters from applicable third parties, in form and substance reasonably satisfactory to Buyer, for any third-party due diligence reports obtained by the Company from such third parties in connection with any existing Contracts for the purchase of real property.

Section 6.19 Pre-Closing Assignments. Prior to the Closing Date, Seller 1 and Seller 2 and the Company shall, at Sellers’ expense, effect the necessary corrective change of ownership and/or registrant with all domain name registrars where any domain name set forth in Section 3.07(b) of the Disclosure Schedules is still listed or registered in the name of any Person other than the Company or an Acquired Entity (such that, prior to the Closing Date, the Company shall be listed as the registrant of all such domain names in the WHOIS database or, if such domain names are registered through a privacy proxy, the Company shall provide proof of such ownership to Buyer’s reasonable satisfaction).

Section 6.20 CBOPL Leases. Prior to the Closing Date, the Company shall use commercially reasonable efforts to obtain separate written lease agreements from (a) CBOPL, LLC, as landlord, to Company, as tenant, and (b) CBOPL, LLC, as landlord, to Sudsco, Inc., as tenant, for the respective uses by the Company and Sudsco, Inc. of the buildings owned by CBOPL, LLC and located at 2061 Martin Luther King Jr. Blvd., Riviera Beach, FL 33404; provided that no Acquired Entity shall be required to make, or commit or agree to make, any concession or payment to, or incur any Liability to, CBOPL, LLC, any of its Affiliates or any third party in connection its obligations under this Section 6.20.

Section 6.21 Exclusive Dealing. Prior to the Closing, other than with Buyer, its Affiliates or its and their respective authorized Representatives, Sellers and the Company shall not, and shall not permit any of their respective Affiliates (including any Acquired Entity) or Representatives to, (a) take any action to knowingly encourage, initiate or engage in, or continue, any discussions or negotiations with any Person concerning, (b) enter into any Contract with any Person concerning or (c) consummate, (i) any purchase, acquisition, issuance, sale, distribution, transfer or disposition of any Shares or any Equity Interests of any Acquired Entity, including any distribution or other disposition to any Trust Beneficiary, (ii) any merger, business combination, recapitalization or similar transaction involving any Acquired Entity or (iii) any sale, assignment, transfer, lease, license or other disposition of any material portion of the assets of any Acquired Entity (except to the extent otherwise permitted by Section 6.01(b)).

Section 6.22 Cooperation with Title Company. Prior to the Closing, the Company shall, and shall cause the applicable Acquired Entities to, use commercially reasonable efforts to deliver customary owner affidavits to the Title Company with respect to the Owned Real Properties for which Buyer is seeking to obtain title insurance policies; provided that neither Sellers nor their respective Affiliates shall be obligated to incur any liability in connection therewith.

Article 7
Employee Matters

Section 7.01 Treatment of Company Employees. Each Company Employee who, as of the Closing, is employed by the Company shall continue employment with the Company immediately following the Closing (each, a “Continuing Employee”).

Section 7.02 Continuation of Benefits. For a period of 12 months immediately following the Closing Date, Buyer shall, or shall cause its Affiliates to, provide to the Company Employees who remain employed during such period by Buyer or any of its Affiliates (including the Company), (i) an annual base salary or wage rate that is no less favorable, than the annual base salary or wage rate provided to such Company Employees immediately prior to the Closing, (ii) bonus compensation opportunities that are no less favorable in the aggregate, than bonus compensation opportunities provided to such Company Employees immediately prior to the Closing, (iii) employee benefits (including vacation and paid time off entitlements but excluding severance entitlements) that are substantially comparable in value, in the aggregate, to those in effect with respect to the Company Employees immediately prior to the Closing and (iv) severance benefits, subject to a customary release of claims, that are no less favorable than the severance benefits set forth in Section 7.02 of the Disclosure Schedule and to the extent that each such Company Employee was eligible for immediately prior to the Closing.

Section 7.03 Retention Bonuses. Buyer or its Affiliates shall grant retention bonuses to certain Company Employees of which the total amount and the timing of payment shall be set forth in Section 7.03 of the Disclosure Schedule, contingent upon the Company Employee’s continued employment with Buyer, an Affiliate of Buyer or the Company (the “Retention

Bonuses”) through such payment date, unless the individual’s employment is earlier terminated by Buyer or one of its Affiliates (including the Company) without “Cause” (where “Cause” is defined in Section 7.03 of the Disclosure Schedule) or by the recipient with Good Reason (where “Good Reason” is defined in Section 7.03 of the Disclosure Schedule), in which case the Retention Bonus will be paid as soon as practicable following such termination of employment, subject to the execution (and, where applicable, non-revocation) of a customary release of claims. Buyer shall cooperate in good faith with Russell and the Company’s Chief Financial Officer to determine the recipients of the Retention Bonuses and the amounts payable to each recipient. In the event that any of the recipients of the Second Year Retention Bonuses is terminated for Cause or resigns without Good Reason within two years after the Closing Date, the amount of Second Year Retention Bonuses allocated to such terminated participant shall be paid in two equal amounts to Seller 1 and Seller 2 as promptly as reasonably practicable after the second anniversary of the Closing Date.

Section 7.04 Service Credit. Buyer or its Affiliates shall use commercially reasonable efforts to provide the Company Employees full credit for all service with any Seller or any of its Affiliates (including with the Company) for all purposes, to the extent permitted by Applicable Law, under (a) any Buyer Benefit Plan and (b) any other service-based or seniority-based entitlement, in each case maintained or made available for the benefit of Company Employees as of and after the Closing by Buyer or any of its Affiliates (including the Company), to the same extent such service would be recognized by any Seller or its applicable Affiliate (including the Company) under any comparable plan, program, policy, arrangement or entitlement immediately prior to the Closing; provided that the foregoing shall not apply (i) to the extent its application would result in a duplication of benefits or (ii) for purposes of any defined benefit pension plan, retiree medical plan or arrangement, equity or equity-based plan or arrangement or severance.

Section 7.05 Health Coverages. Buyer or its Affiliates shall use commercially reasonable efforts to provide that each Company Employee (and such Company Employee’s eligible dependents) eligible for coverage under a group health plan or plans of Buyer or its Affiliates (including the Company) are not excluded from coverage on the basis of any pre-existing condition of such Company Employee or dependent (other than any limitation in effect prior to the Closing under the applicable group health Company Benefit Plan) or on the basis of any other exclusion or waiting period not in effect under the applicable group health Company Benefit Plan. If a Company Employee becomes eligible to participate in a Buyer group health plan for the first time in the plan year during which the Closing occurs, Buyer shall provide such Company Employee full credit, for the first year of eligibility, for any deductible, co-payment or out-of-pocket expenses already incurred by the Company Employee under the applicable group health Company Benefit Plan during the same plan year, if any, for purposes of any deductible, co-payment or maximum out-of-pocket expense provisions, as applicable, of such Buyer group health plans.

Section 7.06 WARN. On or before the Closing Date, the Company shall provide a list of the number and site of employment of any and all employees of the Company who have experienced, or will experience, an “employment loss” (as defined by WARN) within 90 days prior to the Closing Date (the “WARN List”). The Company shall update this list up to and including the Closing Date. Subject to the accuracy in all material respects of the WARN List, Buyer shall cause the Company to be solely responsible for, and agrees to indemnify and hold harmless each Seller and their respective Affiliates from and against, any liabilities under WARN actually incurred by each Seller and their respective Affiliates with respect to (a) any Company Employee who is found to have suffered an “employment loss” under WARN on or after the Closing and (b) any individual listed on the WARN List who, by reason of actions by Buyer or its Affiliates (including the Company) at or after the Closing, is deemed to have suffered an “employment loss” as part of a “mass layoff” or “plant closing” under WARN.

Section 7.07 Accrued Vacation, Sick Leave and Short-Term Disability. Buyer will cause the Company to continue to honor any accrued but unused vacation time and sick leave for all Company Employees as permitted by Applicable Law and will permit such Company Employees to use such vacation time and sick leave in accordance with the Company’s vacation policy. Buyer shall cause each Company Employee who is on short-term disability leave under a Company Benefit Plan as of the Closing Date to be transferred to a short-term disability benefit plan maintained by Buyer or one of its Affiliates.

Section 7.08 401(k) Plan.

(a) If requested by Buyer at least five Business Days prior to the Closing Date, the Company shall take all actions necessary to cause the Company’s tax-qualified defined contribution 401(k) retirement plan (the “Company 401(k) Plan”) to be terminated, effective as of no later than the day immediately preceding the Closing Date, and contingent upon the occurrence of the Closing, and provide that participants in the Company 401(k) Plan shall become fully vested in any unvested portion of their Company 401(k) Plan accounts as of the date such plan is terminated. If such request to terminate the Company 401(k) Plan is made, the Company shall provide Buyer with evidence that the Company 401(k) Plan has been terminated (effective no later than immediately prior to the Closing Date and contingent on the Closing) pursuant to resolutions of Company. The form and substance of such resolutions shall be subject to prior review by Buyer.

(b) If such request to terminate the Company 401(k) Plan is made, the Company shall, consistent with past practice, make all employer matching and nonelective contributions to eligible Continuing Employees for the plan year in which the plan termination is effective, taking into account such Continuing Employees’ elective deferrals (in the case of matching contributions) and plan compensation (in the case of nonelective contributions), through the plan termination date, notwithstanding any last-day-of-year employment requirement or hours of service requirements.

(c) If the Company 401(k) Plan is terminated, Buyer shall designate a tax-qualified defined contribution retirement plan with a cash or deferred arrangement that is sponsored by Buyer or one of its Affiliates (the “Buyer 401(k) Plan”) that will cover eligible Continuing Employees effective as of, or as soon as administratively practicable following, the Closing Date. If such termination of the Company 401(k) Plan results in a period of time longer than 14 calendar days during which Continuing Employees may not contribute to either the Company 401(k) Plan or the Buyer 401(k) Plan, Buyer shall take appropriate actions to ensure that Continuing Employees are made whole for any lost opportunity during that time, including, without limitation, for the loss of an employer match. In connection with the termination of the Company 401(k) Plan, Buyer shall cause the Buyer 401(k) Plan to accept from the Company 401(k) Plan the “direct rollover” of the account balance (including the in-kind rollover of promissory notes evidencing all outstanding loans that are not in default) of each Continuing Employee who participated in the Company 401(k) Plan as of the date such plan is terminated and who elects such direct rollover in accordance with the terms of the Company 401(k) Plan and the Code.

(d) In the event that a process and procedure acceptable to the Company 401(k) Plan and Buyer 401(k) Plan recordkeepers for effecting the in-kind rollover of loan promissory notes is agreed upon, the Company and Buyer shall take any and all actions needed to permit each Continuing Employee with an outstanding loan balance under the Company 401(k) Plan as of the Closing Date to continue to make scheduled loan payments to the Company 401(k) Plan after the Closing, pending the distribution and in-kind rollover of such promissory notes evidencing such loans, so as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans.

Section 7.09 Section 280G Matters. To the extent that any “disqualified individual” (as defined in Section 280G(c) of the Code) with respect to the Acquired Entities would be entitled to any payment or benefit in connection with the transactions contemplated by this Agreement that would reasonably be expected to constitute a “parachute payment” under Section 280G of the Code, the Company shall, prior to the Closing: (i) use commercially reasonable efforts to obtain a binding written waiver by such individual of any such portion of such parachute payment as exceeds three times such individual’s “base amount” within the meaning of Section 280G(b)(3) of the Code minus one dollar (the “Waived Payments”) to the extent such excess is not subsequently approved pursuant to an equityholder vote in accordance with the requirements of Section 280G(b)(5)(B) of the Code, (ii) provide to stockholders such disclosure as is required under Section 280G(b)(5)(B)(ii) of the Code and (iii) hold a vote of the stockholders in a manner that is intended to satisfy the requirements of Section 280G(b)(5)(B) of the Code so as to render the parachute payment provisions of Section 280G of the Code inapplicable to the Waived Payments. No later than four Business Days prior to the solicitation of stockholder approval, the Company shall provide the Buyer with drafts of the waivers, disclosure and approval documentation contemplated by this Section 7.09 and shall reasonably consider any timely comments.

Section 7.10 No Third-Party Beneficiaries. Without limiting the generality of Section 12.08, nothing in this Agreement is intended to or shall (a) be treated as an amendment to, or be construed as amending, any Company Benefit Plan or other benefit plan, program or agreement sponsored, maintained or contributed to by the Company, Buyer or any of their respective Affiliates, (b) prevent Buyer or its Affiliates from terminating any benefit plan in accordance with its terms, (c) prevent Buyer or its Affiliates, after the Closing Date, from terminating the employment of any Company Employee or transferring the employment of any Company Employee to Buyer or any of its Affiliates or (d) confer any rights or remedies (including third-party beneficiary rights) on any current or former director, employee, consultant or independent contractor of the Company, Buyer or any of their respective Affiliates or any beneficiary or dependent thereof or any other Person.

Article 8
Tax Matters

Section 8.01 Transfer Taxes. Transfer Taxes imposed in connection with the transactions contemplated by this Agreement shall be borne 50% by Buyer, on the one hand, and 50% by Sellers based on their respective Pro Rata Percentages, on the other hand. Unless otherwise required by Applicable Law, Buyer shall be responsible for preparing and timely filing any Tax Return relating to such Transfer Taxes and Sellers shall timely pay their allocable portion of any such Transfer Taxes to Buyer. To the extent that any Transfer Taxes are required by Law to be paid by Sellers and remitted to any Taxing Authority, Buyer shall timely pay its allocable portion of any such Transfer Taxes to Sellers, and Sellers shall timely remit such Taxes (or cause such Taxes to be timely remitted) to the Taxing Authority.

Section 8.02 Tax Returns. The Company shall use commercially reasonable efforts to prepare (or cause to be prepared) any Seller Tax Return on a schedule consistent with the past practice of the applicable Acquired Entity for the applicable type of Tax Return. For the avoidance of doubt, nothing in this Section 8.02 shall require the Company to prepare (or cause to be prepared) any Seller Tax Return in advance of when it would ordinarily prepare such Seller Tax Return consistent with the past practice of the Acquired Entities. For purposes of this Section 8.02, “Seller Tax Return” means an Income Tax Return of an Acquired Entity for a taxable period that ends on or before the Closing Date and for which a Tax Return is required to be filed (after taking into account any valid extensions) after the Closing Date.

Section 8.03 Tax Sharing. Sellers shall terminate (or cause to be terminated) any and all existing Tax Sharing Agreements to which an Acquired Entity is a party or subject (other than a Tax Sharing Agreement as to which only Acquired Entities are parties) prior to the Closing and, after the Closing, no Acquired Entity shall be bound thereby or have any further rights or liabilities thereunder (whether related to any period before or after the Closing).

Section 8.04 Cooperating on Tax Matters. Buyer, the Acquired Entities and Sellers’ Representative shall, and shall cause their respective Affiliates to, provide each other with such cooperation and information as any of them reasonably may request in connection with the filing of any Tax Returns relating to the Acquired Entities and any audit, litigation, or other proceeding with respect to Taxes of the Acquired Entities. Such cooperation and information shall include the retention and (upon the other Party’s request) provision of copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by any Taxing Authority, which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each Party agrees to retain all books and records with respect to Tax matters pertinent to the Acquired Entities relating to any Tax period beginning before the Closing Date until expiration of the statute of limitations of the respective Tax periods, and to abide by all record retention agreements entered into with any Governmental Authority.

Section 8.05 Straddle Period. To the extent it is necessary for purposes of this Agreement to determine the allocation of Taxes (other than Transfer Taxes) attributable to a Straddle Period, (i) the amount of any property, ad valorem and any other similar periodic Taxes of the Acquired

Entities or the JV Entities (for the avoidance of doubt, that are not based on income, receipts, services or transactions, including sales, use, withholding, payroll or other employment Taxes) for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Taxes for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period, (ii) the amount of any other Taxes shall be determined based on an interim closing of the books as of the end of the day on the Closing Date (and for such purpose, the taxable period of any partnership in which any of the Acquired Entities holds a beneficial interest shall be deemed to terminate at such time) and (iii) the amount of Taxes in the form of interest or penalties shall be treated as attributable to the portion of the period ending on the Closing Date to the extent relating to a Tax for such period whether such items are incurred, accrued, assessed or similarly charged on, before or after the Closing Date; provided that (A) exemptions, allowances or deductions that are calculated on an annual basis shall be allocated between the period ending on and including the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period and (B) clause (iii) of this Section 8.05 shall not apply for purposes of determining the amount of Specified Income Taxes, Net Working Capital or any other amount included in the Purchase Price.

Section 8.06 Unclaimed Property.

(a) Sellers shall indemnify and hold harmless Buyer and its Affiliates (including, following the Closing, the Acquired Entities) and their respective Affiliates and Representatives (collectively, the “Buyer Indemnified Persons”) from and against any and all damages, losses, liabilities, obligations, claims, judgments, settlements, fines, penalties, deficiencies, interests, Taxes, costs and expenses (including reasonable attorneys’ fees and expenses) suffered, paid, or incurred by the Buyer Indemnified Persons attributable to escheat or unclaimed property Liabilities of any Acquired Entity in respect of any Pre-Closing Tax Period, including any escheat or unclaimed property Liability that arises prior to the Closing Date, irrespective of the date on which the escheat unclaimed property becomes dormant under applicable Law (“Unclaimed Property Liability”). Any claim made under this Section 8.06(a) (an “Indemnification Claim”) shall be in writing and set forth, in reasonable detail, the facts and circumstances giving rise to such claim and the amount, to the extent reasonably determinable, of the applicable Unclaimed Property Liability (a “Claim Notice”). Any indemnity payment required to be made pursuant to this Section 8.06(a) shall be made within five Business Days after such matter is finally determined, but in no case earlier than five Business Days prior to the date on which the relevant amounts are required to be paid to the applicable Governmental Authority, by Buyer and Sellers’ Representative delivering a joint written instruction to the Escrow Agent for such indemnity payment to be made from the Unclaimed Property Escrow Account in accordance with the Escrow Agreement. In no event shall the total amount of the Unclaimed Property Liability for which Buyer may otherwise be entitled to indemnification under this Section 8.06(a) exceed the Unclaimed Property Escrow Amount. Any amounts payable by Sellers pursuant to this Section 8.06(a) shall be treated for Tax purposes as an adjustment to the purchase price to the maximum extent permitted by applicable Law.

(b) Following the date hereof, the Acquired Entities shall not reverse into income, or otherwise reduce, any credit recorded in any customer account in respect of customer accommodation or goodwill credits that the customer has failed to use within the period prescribed therefor, except to the extent such action is necessary to correct an accounting posting made in error.

(c) Notwithstanding anything in this Agreement to the contrary, except as provided in Section 8.06(h), the indemnification obligations in Section 8.06(a) shall survive until the first anniversary of the Closing Date (the “Unclaimed Property Termination Date”).

(d) Not later than five Business Days after the Unclaimed Property Termination Date, Buyer and Sellers’ Representative shall deliver a joint written instruction to the Escrow Agent to disburse from the Unclaimed Property Escrow Account, in accordance with the Escrow Agreement, to each Seller, such Seller’s Pro Rata Percentage of the Initial Unclaimed Property Release Amount. As used herein, the “Initial Unclaimed Property Release Amount” means an amount equal to the difference between (i) the amount of funds in the Unclaimed Property Escrow Account as of the date of such release, minus (ii) the sum of (A) all amounts, if any, that, as of the Unclaimed Property Termination Date, represent the claimed Unclaimed Property Liability under then-pending Indemnification Claims subject to Claim Notices pursuant to the terms hereof (“Outstanding Unclaimed Property Claims”), plus (B) any amount due to Buyer from the Unclaimed Property Escrow Account pursuant to Indemnification Claims for the Unclaimed Property Liability hereunder that have been finally resolved in accordance with this Section 8.06 but which the Escrow Agent has not yet released from the Unclaimed Property Escrow Account to Buyer.

(e) Not later than five Business Days after any Outstanding Unclaimed Property Claim is finally resolved as the result of either (i) a written “determination” (within the meaning of Section 1313(a) of the Code) or written agreement or the written equivalent of either thereof by or with the applicable Governmental Authority or (ii) an express and affirmative waiver by the applicable customer or vendor that is sufficient to eliminate the Unclaimed Property Liability with respect thereto under Applicable Law, Buyer and Sellers’ Representative shall deliver a joint written instruction to the Escrow Agent to release from the Unclaimed Property Escrow Account, in accordance with the Escrow Agreement, to each Seller, such Seller’s Pro Rata Percentage of the applicable Resolved Unclaimed Property Amount. As used herein, “Resolved Unclaimed Property Amount” means, for any Outstanding Unclaimed Property Claim, an amount equal to the difference between (i) the amount claimed by Buyer for such Outstanding Unclaimed Property Claim that has been finally resolved, minus (ii) all amounts released from the Unclaimed Property Escrow Amount to Buyer for such Outstanding Unclaimed Property Claim.

(f) As soon as it has been determined in accordance with this Section 8.06 that no further Unclaimed Property Liability exists as the result of either (i) a written “determination” (within the meaning of Section 1313(a) of the Code) or written agreement or the written equivalent of either thereof by or with the applicable Governmental Authority or (ii) an express and affirmative waiver by the applicable customer or vendor that is sufficient to eliminate the Unclaimed Property Liability with respect thereto under Applicable Law, Buyer and Sellers’ Representative shall deliver a joint written instruction to the Escrow Agent to disburse from the Unclaimed Property Escrow Account, in accordance with the Escrow Agreement, to each Seller, such Seller’s Pro Rata Percentage of the amount of any remaining funds in the Unclaimed Property Escrow Account.

(g) Prior to the Closing, the Company shall, and shall cause the other Acquired Entities to, use commercially reasonable efforts to resolve or settle in full any Unclaimed Property Liability with the relevant Governmental Authority such that following the Closing the Acquired Entities will not have any outstanding Liabilities relating to unclaimed property or escheat laws in respect of any Pre-Closing Tax Period, and make any and all filings with Governmental Authorities that are required in connection therewith under Applicable Law; provided that no Acquired Entity shall incur any Liability in connection therewith, other than an obligation to make a payment in respect of an Unclaimed Property Liability prior to the Measurement Time.

(h) From and after the Closing, the Company and the other Acquired Entities shall have the right to resolve or settle any Unclaimed Property Liability with the relevant Governmental Authority, and the Company and the other Acquired Entities shall act in accordance with Seller Representative’s direction with respect thereto; provided that such direction is reasonably designed to resolve or settle such Unclaimed Property Liability with the relevant Governmental Authority prior to the Unclaimed Property Termination Date; provided, further, that (i) Buyer shall be entitled to participate, at its own cost and expense, in the conduct of any proceeding related to any Unclaimed Property Liability, (ii) Sellers’ Representative shall consult with Buyer regarding any submission to be made or material action to be taken or not taken in respect of any such proceeding, (iii) Sellers’ Representative shall provide drafts of any submission to be made in respect of any such Unclaimed Property Liability and shall incorporate any reasonable comments provided by Buyer with respect thereto, (iv) Sellers’ Representative shall not, and shall not direct any Acquired Entity to, concede, settle or compromise any such Unclaimed Property Liability without Buyer’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) and (v) Sellers’ Representative shall not, and shall not direct any Acquired Entity to, offer or provide to any customer any incentive, accommodation or goodwill credits in connection with such customer’s waiver, concession, settlement or compromise of any Unclaimed Property Liability. Until the indemnification obligations of Sellers under this Section 8.06 have terminated, neither Buyer, nor the Company or any Acquired Entity, shall resolve or settle any Unclaimed Property Liability, or take any other action, or fail to take any action, without Sellers’ Representative’s prior written consent (not to be unreasonably withheld, conditioned or delayed) that would or would reasonably be expected to result in any Unclaimed Property Liability; provided, further, that the Sellers’ Representative’s consent shall not be required if the failure to take such action, or the taking of such action, respectively, would or would reasonably be expected to (A) result in the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Acquired Entities, (B) result in a finding or admission of wrongdoing or violation of Applicable Law by any Acquired Entity or (C) have a material adverse effect on any ongoing business of any Acquired Entity; and provided, moreover, that, if the Sellers’ Representative withholds such consent for any reason, then the Unclaimed Property Termination Date shall be extended until such Unclaimed Property Liability is finally resolved as the result of either (1) a written “determination” (within the meaning of Section 1313(a) of the Code) or written agreement or the written equivalent of either thereof by or with the applicable Governmental Authority, or (2) an express and affirmative waiver by the applicable customer or vendor that is sufficient to eliminate the Unclaimed Property Liability with respect thereto under Applicable Law.

(i) Any claim for Unclaimed Property Liability shall be net of any reduction in actual cash Income Taxes payable or reasonably expected to be payable by any Buyer Indemnified

Person as a result of or attributable to the payment or resolution of any liability or other amount giving rise to the Unclaimed Property Liability. The amount of any such reduction shall be treated for Tax purposes as an adjustment to the purchase price to the maximum extent permitted by applicable Law.

(j) No amount in respect of any Unclaimed Property Liability shall be included in the calculation of Closing Indebtedness or Closing Net Working Capital or otherwise reflected in the determination of the Closing Purchase Price.

Section 8.07 Second Year Retention Bonus Tax Benefits. Buyer shall pay to Sellers’ Representative, for the account of Seller 1 and Seller 2, all Second Year Retention Bonus Tax Benefits within 10 days of filing the applicable annual Income Tax Return reflecting each such Second Year Retention Bonus Tax Benefit. As used herein, “Second Year Retention Bonus Tax Benefit” means the net reduction in the aggregate Income Tax liabilities of Buyer, any Acquired Entity or any of their respective Affiliates that is attributable to the payment of the Second Year Retention Bonuses (determined by comparing the aggregate amount of Income Taxes actually paid by the applicable entity in the applicable year with the aggregate amount of Income Taxes that would have been paid in the absence of the Second Year Retention Bonuses), which amount shall be reduced in respect of any amounts of the Second Year Retention Bonuses allocated to a terminated participant that was repaid to Seller 1 and Seller 2 pursuant to Section 7.03. Any amounts payable by Buyer pursuant to this Section 8.07 shall be treated for Tax purposes as an adjustment to the Purchase Price to the maximum extent permitted by Applicable Law.

Article 9
Conditions to Closing

Section 9.01 Conditions to Closing.

(a) The obligations of Buyer and each Seller to consummate the Closing are subject to the satisfaction of the following conditions:

(i) any applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated (the “HSR Act Clearance”); and

(ii) there shall not be in force any Applicable Law, whether preliminary, temporary or permanent, in the United States enjoining, prohibiting or rendering illegal the consummation of any transaction contemplated hereby (any such Applicable Law, a “Legal Restraint”).

(b) The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions (any or all of which may be waived by Buyer in whole or in part to the extent permitted by Applicable Law):

(i) (A) the Fundamental Warranties of the Company and Sellers contained in this Agreement (except for the representations and warranties set forth in Section 4.04(a)), disregarding all qualifications contained therein relating to materiality or Material Adverse Effect, shall be true and correct in all material respects as of the Closing

Date, as if made at and as of such date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, (B) the representations and warranties of Sellers in Section 4.04(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the Closing Date, as if made at and as of such date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all respects (other than de minimis inaccuracies) at and as of such date, (C) the representations and warranties of the Company, other than the Fundamental Warranties, contained in this Agreement, disregarding all qualifications contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the Closing Date, as if made at and as of such date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except, in each case, for any inaccuracy or omission that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and (D) the representations and warranties of Sellers, other than the Fundamental Warranties, contained in this Agreement, disregarding all qualifications contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the Closing Date, as if made at and as of such date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except, in each case, for any inaccuracy or omission that would not reasonably be expected, individually or in the aggregate, to materially impair Sellers’ ability to perform or comply with its obligations under this Agreement or consummate the transactions contemplated hereby;

(ii) the Company and each Seller shall have performed or complied with in all material respects (or any non-performance shall have been cured) all of the covenants and agreements required to be performed or complied with by the Company of such Seller, as applicable, under this Agreement at or prior to the Closing;

(iii) there shall not have occurred a Material Adverse Effect;

(iv) Buyer shall have received a certificate signed by a duly authorized of the Company to the effect of the foregoing clauses (i), (ii) and (iii); and

(v) no Burdensome Condition shall be a condition to the receipt of the HSR Act Clearance or any other antitrust or competition approvals under any Applicable Law.

(c) The obligation of each Seller to consummate the Closing is subject to the satisfaction of the following further conditions (any or all of which may be waived by each Seller in whole or in part to the extent permitted by Applicable Law):

(i) (A) the Fundamental Warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date, as if made at and as of the Closing Date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date and (B) the representations and warranties of Buyer, other than Fundamental Warranties, contained in this Agreement shall be true and correct as of the Closing Date, as if made at and as of the Closing Date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except any inaccuracy or omission that would not reasonably be expected, individually or in the aggregate, to materially impair Buyer’s ability to perform or comply with its obligations under this Agreement or consummate the transactions contemplated hereby;

(ii) Buyer shall have performed or complied with in all material respects (or any non-performance shall have been cured) all of the covenants and agreements required to be performed or complied with by Buyer under this Agreement at or prior to the Closing; and

(iii) the Company shall have received a certificate signed by an executive officer of Buyer to the effect of the foregoing clauses (i) and (ii).

(d) All conditions to the Closing shall be deemed to have been satisfied or waived from and after the consummation of the Closing. Neither Buyer nor any Seller may rely on the failure of any condition set forth in Article 9 (other than Section 9.01(a)) to be satisfied if such failure was caused by the failure of Buyer, on the one hand, or any Seller, on the other hand, respectively, to comply with its obligations under this Agreement.

Article 10
Survival; Release; Sellers’ Representative

Section 10.01 Survival. None of the representations and warranties of the Parties contained in this Agreement shall survive the Closing. None of the covenants and agreements of the Parties contained in this Agreement shall survive the Closing, except for those covenants and agreements that by their terms are to be performed in whole or in part at or after the Closing, which covenants shall survive in accordance with their terms.

Section 10.02 Mutual Release.

(a) Effective as of the Closing (but only if the Closing actually occurs), except for any rights or obligations under this Agreement and the other Transaction Agreements, Buyer, on behalf of itself and each of its Subsidiaries (including the Acquired Entities) and each of its and their respective past, present and/or future officers, directors, employees, agents, general or limited partners, managers, management companies, members, advisors, stockholders, equity holders, controlling Persons, other representatives or Affiliates, or any heir, executor, administrator, successor or assign of any of the foregoing (collectively, the “Buyer Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges each Seller and its respective Affiliates (excluding the Acquired Entities), and each of the foregoing’s respective past, present or future officers, directors, employees, agents, general or limited partners, managers, management companies, members, advisors, stockholders, equity holders, controlling Persons, other representatives or Affiliates, or any heir, executor, administrator, successor or assign of any of the foregoing (excluding any employees of the Acquired Entities in their capacities as such)

(collectively, the “Seller Released Parties”), of and from any and all Claims, executions, judgments, duties, debts, dues, accounts, bonds, Contracts and covenants (whether express or implied), whatsoever whether in law or in equity (whether based upon contract, tort or otherwise) which the Buyer Releasing Parties may have against each of the Seller Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to the Acquired Entities or any actions taken or failed to be taken by any of the Seller Released Parties in any capacity related to or affecting the Acquired Entities occurring or arising on or prior to the Closing Date (including any claim that any Seller Released Party infringed, misappropriated or otherwise violated any Intellectual Property Rights prior to the Closing), including any rights and claims, whether in law or in equity, relating to the Shares, the businesses of the Acquired Entities or the operation thereof, this Agreement or the transactions contemplated hereby. The rights and claims waived by the Buyer Releasing Parties include claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty.

(b) Effective as of the Closing (but only if the Closing actually occurs), except for any rights or obligations under this Agreement and the other Transaction Agreements, each Seller, on behalf of itself and each of its respective Affiliates (excluding the Acquired Entities) and each of its and their respective past, present and/or future officers, directors, employees, agents, general or limited partners, managers, management companies, members, advisors, stockholders, equity holders, controlling Persons, other representatives or Affiliates, or any heir, executor, administrator, successor or assign of any of the foregoing (collectively, the “Seller Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges Buyer and its Affiliates (including the Acquired Entities), and each of the foregoing’s respective past, present or future officers, directors, employees, agents, general or limited partners, managers, management companies, members, advisors, stockholders, equity holders, controlling Persons, other representatives or Affiliates, or any heir, executor, administrator, successor or assign of any of the foregoing (collectively, the “Buyer Released Parties”), of and from any and all Claims, executions, judgments, duties, debts, dues, accounts, bonds, Contracts and covenants (whether express or implied), whatsoever whether in law or in equity (whether based upon contract, tort or otherwise) which the Seller Releasing Parties may have against each of the Buyer Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to the Acquired Entities or any actions taken or failed to be taken by any of the Buyer Released Parties in any capacity related to or affecting the Acquired Entities occurring or arising on or prior to the Closing Date, including any rights and claims, whether in law or in equity, relating to the Shares, the businesses of the Acquired Entities or the operation thereof, this Agreement or the transactions contemplated hereby. The rights and claims waived by the Seller Releasing Parties include claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty.

Section 10.03 Actual Fraud. Notwithstanding anything herein to the contrary, nothing herein, including Sections 3.24, 4.07, 5.09, 10.01 and 10.02, shall limit any Party’s Liability for, or any Party’s right or ability to bring a Claim for, Actual Fraud; provided that no Party shall be liable for any Actual Fraud committed by any other Party (except that Seller 1 and Seller 2 shall be liable, severally but not jointly, for any Actual Fraud committed by the Company prior to the Closing).

Section 10.04 Sellers’ Representative.

(a) Each of Seller 1 and Seller 2 hereby appoints, authorizes and empowers Sellers’ Representative to act as the representative, exclusive agent and attorney-in-fact for the benefit of Sellers in connection with, and to facilitate the consummation of, the transactions contemplated hereby, in each case, which shall include the power and authority:

(i) to execute and deliver any agreement contemplated hereby (with such modifications or changes therein as to which Sellers’ Representative, in its sole discretion, shall have consented) and to agree to such amendments or modifications thereto as Sellers’ Representative, in its sole discretion, determines to be desirable;

(ii) to execute and deliver such amendments, waivers and consents in connection with this Agreement and any agreement contemplated herein as Sellers’ Representative, in its sole discretion, may deem necessary or desirable;

(iii) to enforce and protect the rights and interests of Sellers under or relating to this Agreement and any agreement contemplated herein or the transactions provided for herein or therein, and to take any and all actions that Sellers’ Representative believes are necessary or appropriate under this Agreement or any agreement contemplated herein for and on behalf of Sellers, including asserting or pursuing any Claim against Buyer or its Representatives, in each case, to the extent such Claims are permitted hereunder, compromising or settling any such Claims, conducting negotiations with Buyer and its Representatives regarding such Claims and, in connection therewith, to (A) assert or institute any Claim, (B) investigate, defend, contest or litigate any Claim initiated by a Party, its Affiliates or any other Person, or by any federal, state or local Governmental Authority against Sellers’ Representative, any of Sellers and receive process on behalf of any Seller in any such Claim or investigation and compromise or settle on such terms as Sellers’ Representative shall determine to be appropriate, and give receipts, releases and discharges related to, any such Claim or investigation, (C) file any proofs of debt, claims and petitions as Sellers’ Representative may deem advisable or necessary and (D) file and prosecute appeals from any Order rendered in any such Claim or investigation, it being understood that Sellers’ Representative shall not have any obligation to take any such actions and shall not have any liability for any failure to take any such actions;

(iv) to receive or provide any notice or communication hereunder and under any agreement contemplated herein;

(v) to refrain from enforcing any right of any Seller under or relating to this Agreement or any agreement contemplated herein; provided, however, that no such failure to act on the part of Sellers’ Representative, except as otherwise provided herein, shall be deemed a waiver of any such right or interest by Sellers’ Representative or Sellers, unless such waiver is made under Section 12.05; and

(vi) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that Sellers’ Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the transactions contemplated by this Agreement or any agreement contemplated herein.

(b) CD&R hereby acknowledges and agrees to the authorization of Sellers’ Representative to act as its representative in connection with, and to facilitate the consummation of, the transactions contemplated hereby with respect to the rights and duties of Sellers’ Representative provided for herein, including as set forth in Section 2.07 and Section 8.06.

(c) Buyer, Buyer Parent and their respective Affiliates shall have the right to rely upon all actions taken or omitted to be taken by Sellers’ Representative pursuant to this Agreement or any agreement contemplated herein, all of which actions or omissions shall be legally binding upon Sellers, and none of Sellers shall have the right to object, dissent, protest or otherwise contest the same.

(d) The appointment and grant of power and authority to Sellers’ Representative hereunder (i) shall survive the death, incompetency, bankruptcy or liquidation of any Seller and (ii) shall survive the consummation of the transactions contemplated hereby.

Article 11
Termination

Section 11.01 Termination.

(a) This Agreement may be terminated at any time prior to the Closing:

(i) by mutual written agreement of each Seller and Buyer;

(ii) by either the Company or Buyer if the Closing has not occurred before 5:00 p.m. (New York City time) August 13, 2026 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 11.01(a)(ii) shall not be available to any Party whose breach of any provision of this Agreement primarily results in the failure of the Closing to have occurred by such time;

(iii) by either the Company or Buyer if any Legal Restraint has become final and nonappealable;

(iv) by Buyer if any of the representations or warranties in Article 3 or Article 4 is not as of the date hereof, or fails to be after the date hereof, true and correct or the Company or any Seller breaches any covenant or agreement hereunder, in each case, which would give rise to the failure of a condition in Section 9.01(b)(i) (assuming that, in the case of any representation or warranty that is not true, or fails to be, true and correct, the Closing Date is the date hereof or the date such representation or warranty ceased to be true and correct, as applicable) or Section 9.01(b)(ii), as applicable, to be satisfied at the Closing (a “Terminating Seller Breach”); provided that, if such Terminating Seller Breach is reasonably curable by any Seller or the Company, as applicable, by the earlier of the End Date and the date that is 45 days after receipt by the Company of notice from Buyer of such Terminating Seller Breach (the “Seller Cure Period”), such termination shall not be effective upon such notice and shall become effective only if the Terminating Seller Breach is not cured within the Seller Cure Period; or

(v) by the Company if (A) any of the representations or warranties in Article 5 is not as of the date hereof, or fails to be after the date hereof, true and correct or Buyer breaches any covenant or agreement hereunder, in each case, which would give rise to the failure of a condition in Section 9.01(c)(i) (assuming that, in the case of any representation or warranty that is not true, or fails to be, true and correct, the Closing Date is the date hereof or the date such representation or warranty ceased to be true and correct, as applicable) or Section 9.01(c)(ii), as applicable, to be satisfied at the Closing (a “Terminating Buyer Breach”); provided that, if such Terminating Buyer Breach is reasonably curable by Buyer by the earlier of the End Date and the date that is 45 days after receipt by Buyer of notice from the Company of such Terminating Buyer Breach (the “Buyer Cure Period”), such termination shall not be effective upon such notice and shall become effective only if the Terminating Buyer Breach is not cured within the Buyer Cure Period or (B) (1) all of the conditions set forth in Sections 9.01(a) and 9.01(b) have been satisfied (other than those conditions which by their nature are to be satisfied at the Closing; provided that such conditions would be capable of being satisfied if the Closing Date were the date of such termination), (2) Sellers have delivered written notice to Buyer irrevocably confirming that Sellers are ready, willing and able to consummate the Closing and (3) Buyer has failed, in breach of this Agreement, to consummate the Closing on or prior to the date that is three Business Days after the delivery of such notice (a “Buyer Closing Failure”).

(b) Any Party desiring to terminate this Agreement pursuant to Section 11.01(a) shall give written notice of such termination to the other Parties.

Section 11.02 Effect of Termination.

(a) If this Agreement is terminated as permitted by Section 11.01, this Agreement shall become void and of no further force or effect, without Liability of any Party (or any stockholder, director, officer, employee, agent, consultant, Affiliate or representative of such Party), whether arising before, at or after such termination, to the other Parties; provided that, if such termination shall result from the Willful Breach of a Party, such Party shall be fully liable for any and all damages incurred or suffered by another Party as a result of such Willful Breach; provided, further, that a Buyer Closing Failure shall be deemed to be a Willful Breach whether or not Buyer had sufficient funds available to consummate the Closing. The provisions of Sections 1.01, 6.08, 11.02, Section 11.03 and Article 12 (other than Section 12.02), shall survive any termination of this Agreement.

(b) Notwithstanding anything to the contrary in Section 11.02(a), if this Agreement is terminated under circumstances in which Buyer is required to pay the Termination Fee, (i) seeking and obtaining Buyer’s payment of the Termination Fee in accordance with Section 11.03 shall be the sole and exclusive remedy of Sellers, the Company, Sellers’ Representative and their respective Affiliates and Representatives for any Liabilities suffered or incurred thereby that may be based on, arise out of or related to this Agreement or the transactions contemplated hereby, (ii) upon payment of the Termination Fee in accordance with the terms hereof, (A) Buyer and its

Affiliates and Representatives shall have no further Liability that may be based on, arise out of or related to this Agreement or the transactions contemplated hereby and (B) none of Sellers, the Company, Sellers’ Representative or any of their respective Affiliates or Representatives shall have, and Sellers, the Company and Sellers’ Representative, on behalf of themselves and their respective Affiliates and Representatives, expressly waive and relinquish, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or related to this Agreement or the transactions contemplated hereby and (iii) the maximum aggregate Liability of Buyer and its Representatives to Sellers, the Company, Sellers’ Representative and their respective Affiliates and Representatives that may be based on, arise out of or related to this Agreement or the transactions contemplated hereby shall not exceed the Termination Fee and none of Sellers, the Company, Sellers’ Representative or any of their respective Affiliates and Representatives shall seek to recover monetary damages in excess of such amount.

Section 11.03 Termination Fee. Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement is terminated pursuant to Section 11.01(a)(ii) or Section 11.01(a)(iii) (but only if the only applicable Legal Restraint relates to the HSR Act Clearance or any other antitrust or competition approvals under any Applicable Law) and, at the time of any such termination, (a) one or more of the conditions set forth in Section 9.01(a) has not been satisfied or waived (but, with respect to Section 9.01(a)(ii), only if the only applicable Legal Restraint relates to the HSR Act Clearance or any other antitrust or competition approvals under any Applicable Law), (b) all conditions set forth in Section 9.01(b) (other than Section 9.01(b)(v)) have been satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing; provided that such conditions would be satisfied were the Closing to occur at the time of such termination) and (c) no breach by the Company or any Seller of their respective obligations under Section 6.03 has materially contributed to the failure to be satisfied of all or any of the conditions listed in clause (a) of this Section 11.03, then Buyer shall pay a fee of $115,225,000 (the “Termination Fee”) to the Company within three Business Days following such termination by wire transfer of immediately available funds; provided that, for the avoidance of doubt, the existence of any Legal Restraint imposed by a Governmental Authority related to any antitrust or competition law other than the HSR Act shall not relieve Buyer of its obligations under this Section 11.03.

Article 12
Miscellaneous

Section 12.01 Notices.

(a) A notice given under this Agreement shall be (i) delivered personally, (ii) sent by email, or (iii) sent by reputable international overnight courier to the attention of the person, and to the physical address, email address or fax number, as applicable, given in this Section 12.01 (or such other physical address, email address, fax number or person as the Party may notify to the other in accordance with the provisions of this Section 12.01).

(b) The addresses for service of notice are:

if to Buyer or, following the Closing, the Company, to:

Performance Food Group, Inc.
c/o Performance Food Group Company
12500 West Creek Parkway
Attention: Brent King
Email: [***]

with a copy (which shall not constitute notice) to:

Skadden Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, DC 20005
Attention: Micah Kegley
Email: [***]

if, prior to the Closing, to the Company, to:

Cheney Bros., Inc.
One Cheney Way
Riviera Beach, FL 33404
Attention: Michael Sullivan
Email: [***]

with copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Louis Goldberg
Email: [***]

if to Sellers, to:

Cheney Bros., Inc.
One Cheney Way
Riviera Beach, FL 33404
Attention: Michael Sullivan
Email: [***]

Cheney Bros., Inc. Shares Trust (or, after its termination, Joseph N. Cheney Trust)
One Cheney Way
Riviera Beach, FL 33404
Attention: Byron Russell; Michael Sullivan
Email: [***]; [***]

June Claire Cheney Russell Trust
One Cheney Way
Riviera Beach, FL 33404
Attention: Byron Russell; Michael Sullivan
Email: [***]; [***]

Clayton, Dubilier & Rice, LLC
375 Park Avenue, 18th Floor
New York, NY 10152
Attention: Robert Volpe; Mike Tesser
Email: [***]; [***]

with copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Louis Goldberg
Email: [***]

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, NY 10001
Attention: Kevin M. Schmidt; Spencer K. Gilbert
Email: [***]; [***]

if to Sellers’ Representative, to:

Cheney Bros., Inc.
One Cheney Way
Riviera Beach, FL 33404
Attention: Michael Sullivan
Email: [***]

with copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Louis Goldberg
Email: [***]

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, NY 10001
Attention: Kevin M. Schmidt; Spencer K. Gilbert
Email: [***]; [***]

(c) A notice shall be effective upon receipt and shall be deemed to have been received:

(i) if delivered personally or by courier, at the time of delivery; or

(ii) if sent by email, at the time of transmission (provided that there is no automated return email indicating the email address is no longer valid or active or the recipient thereof is unavailable);

provided that, in either case, where delivery is not within Working Hours in the place of receipt, then the notice shall be deemed to have been received when business next starts in the place of receipt.

Section 12.02 Disclosure Schedule. The Company and Sellers have set forth information on the Disclosure Schedule in a section thereof that corresponds to the Section of this Agreement to which it relates. A matter set forth in one section of the Disclosure Schedule shall qualify (a) only the representations and warranties in the corresponding Section of this Agreement and (b) any other representation and warranty set forth in Article 3 or Article 4 to which such matter’s relevance is reasonably apparent. The Parties acknowledge and agree that (i) the Disclosure Schedule may include certain items and information solely for informational purposes for the convenience of Buyer and (ii) the disclosure by Sellers or the Company of any matter in the Disclosure Schedule shall not be deemed to constitute an acknowledgment by any Seller or the Company that the matter is required to be disclosed by the terms of this Agreement or that the matter is material or outside the ordinary course of business.

Section 12.03 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Parties, except that Buyer may assign its rights, interests and obligations under this Agreement to any of its Affiliates without the prior written consent of any Party; provided that no such assignment by Buyer shall relieve it of any of its obligations under this Agreement or change, alter or enlarge any obligation of any other Party or due to Buyer.

Section 12.04 Entire Agreement. This Agreement, the other Transaction Agreements and the Confidentiality Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 12.05 Amendment and Waiver.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Buyer and each Seller, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall impair such right or remedy or operate or be construed as a waiver or variation thereof or preclude its exercise at any subsequent time nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) Except as set forth in Section 10.02, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 12.06 Costs. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party (including its Affiliates) incurring such cost or expense.

Section 12.07 Severability. Each term, provision, covenant and restriction of this Agreement is severable. If any such term, provision, covenant or restriction is held by a court of competent jurisdiction to be invalid, void or unenforceable, (a) it shall have no effect in that respect and the Parties shall use all reasonable efforts to replace it in that respect with a valid and enforceable substitute term, provision, covenant or restriction (as applicable), the effect of which is as close to its intended effect as possible and (b) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

Section 12.08 Third-Party Rights. Except as expressly set forth herein, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person, other than the Parties and their respective successors and permitted assigns.

Section 12.09 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, and by each Party on separate counterparts. Each such counterpart shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Delivery of a counterpart hereof by email attachment shall be an effective mode of delivery.

Section 12.10 Jurisdiction. The Parties agree that, except as set forth in Section 2.05, any Claim seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the Parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 12.01 shall be deemed effective service of process on such Party.

Section 12.11 Governing Law. This Agreement, and all Claims and causes of action that may be based on or arise out of this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 12.12 Specific Performance. The Parties agree that irreparable damage would occur, and that the Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. To the extent any Party brings a Claim to enforce specifically the performance of the terms and provisions of this Agreement prior to the Closing, the End Date shall automatically be extended to (a) the 20th Business Day following the resolution of such Claim or (b) such other time period established by the court presiding over such Claim.

Section 12.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.14 Buyer Parent Guarantee.

(a) Buyer Parent hereby undertakes and irrevocably guarantees to Seller and the Company the performance and payment obligations of Buyer hereunder and shall cause Buyer to comply with its obligations under this Agreement and the other Transaction Agreements.

(b) The Parties agree that, without limiting any defenses that Buyer Parent has under this Agreement or otherwise, Buyer Parent may assert any defense to any payment obligation under this Agreement that Buyer could assert against any Seller or the Company under the terms of this Agreement that would relieve Buyer of the obligation guaranteed under Section 12.14(a).

(c) Buyer Parent hereby makes the representations and warranties in Section 5.01, Section 5.02, Section 5.03, Section 5.04, Section 5.06 and Section 5.09 mutatis mutandis, with respect to its obligations under this Section 12.14. Buyer Parent hereby agrees to comply with the obligations of Section 6.03 as if it were Buyer thereunder.

Section 12.15 Seller Obligations, Covenants, Representations and Warranties. Notwithstanding anything to the contrary in this Agreement, the obligations, covenants,

representations and warranties of each Seller (and the Sellers) herein shall be several and not joint with any other Seller.

Section 12.16 Non-Recourse. Notwithstanding any provision of this Agreement or otherwise, the Parties to this Agreement agree on their own behalf and on behalf of their respective Subsidiaries and Affiliates that this Agreement may only be enforced against, and any action, suit or claim for breach of this Agreement may only be made against, the Parties to this agreement, and no Non-Recourse Party of a Party to this Agreement shall have any liability relating to this Agreement or any of the transactions contemplated herein. “Non-Recourse Party” means, with respect to a Party to this Agreement, any of such Party’s direct or indirect former, current and future equityholders, controlling persons, beneficiaries, directors, officers, employees, agents, representatives, Affiliates, members, managers, general or limited partners or assignees (or any former, current or future equityholder, controlling person, beneficiary, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing).

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

Performance Food Group, Inc.
By:	/s/ A. Brent King
	Name:	A. Brent King
	Title:	Executive Vice President, General Counsel and Secretary

Performance Food Group Company
By:	/s/ A. Brent King
	Name:	A. Brent King
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

Cheney Bros., Inc.
By:	/s/ Michael Sullivan
	Name:	Michael Sullivan
	Title:	Chief Financial Officer

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

Cheney Bros., Inc. Shares Trust
By:	/s/ Byron Russell
	Name:	Byron Russell
	Title:	Trustee

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

Joseph N. Cheney Trust
By:	/s/ Byron Russell
	Name:	Byron Russell
	Title:	Co-Trustee

By:	/s/ Denise Wyatt
	Name:	Wells Fargo Bank, N.A.
	Title:	Co-Trustee
	By:	Denise Wyatt
	Its:	Executive Director

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

June Claire Cheney Russell Trust
By:	/s/ Byron Russell
	Name:	Byron Russell
	Title:	Co-Trustee

By:	/s/ Denise Wyatt
	Name:	Wells Fargo Bank, N.A.
	Title:	Co-Trustee
	By:	Denise Wyatt
	Its:	Executive Director

[Signature Page to Stock Purchase Agreement]

CD&R Chip Holdings, L.P.
By:	CD&R Investment Associates X, Ltd. its general partner
By:	/s/ Rima Simson
	Name:	Rima Simson
	Title:	Vice President, Treasurer and Secretary

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

Michael Sullivan, solely in his capacity as Sellers’ Representative hereunder
/s/ Michael Sullivan

[Signature Page to Stock Purchase Agreement]